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As filed with the Securities and Exchange Commission on September 16, 2005

Registration No. 333-127262

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	61-1055020 (I.R.S. Employer Identification Number)

10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

For Co-Registrants, please see "Table of Co-Registrants" on the following page.

T. Richard Riney, Esq.
General Counsel
Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Leslie M. Mazza, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Name	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Ventas Capital Corporation	Delaware	35-2168770
Ventas LP Realty, L.L.C.	Delaware	52-2093507
Ventas Realty, Limited Partnership	Delaware	61-1324573
Ventas Healthcare Properties, Inc.	Delaware	26-0055985
Ventas TRS, LLC	Delaware	43-1981928
Ventas Management, LLC	Delaware	43-2068276
Ventas Framingham, LLC	Delaware	43-2068275
Ventas Sun LLC	Delaware	20-3032275
Ventas Cal Sun LLC	Delaware	20-3032284
Ventas Provident, LLC	Delaware	20-2954370
ElderTrust	Maryland	23-2932973
ElderTrust Operating Limited Partnership	Delaware	23-2915846
ET Capital Corp.	Delaware	23-2945788
ET Sub-Berkshire Limited Partnership	Delaware	23-2946053
ET Berkshire, LLC	Delaware	23-3074121
Cabot ALF, L.L.C.	Delaware	23-2975032
Cleveland ALF, L.L.C.	Delaware	23-2974999
ET Sub-Heritage Woods, L.L.C.	Delaware	23-2946017
ET Sub-Highgate, L.P.	Pennsylvania	23-2946046
ET GENPAR, L.L.C.	Delaware	23-2945800
ET Sub-Lacey I, L.L.C.	Delaware	23-2946020
ET Sub-Lehigh Limited Partnership	Delaware	23-3074122
ET Lehigh, LLC	Delaware	23-3074118
ET Sub-Lopatcong, L.L.C.	Delaware	23-2945801
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	Virginia	23-2946005
ET Pennsburg Finance, L.L.C.	Delaware	23-3024248
ET Sub-Phillipsburg I, L.L.C.	Delaware	23-2945793
ET Sub-Pleasant View, L.L.C.	Delaware	23-2946018
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia	23-2946049
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia	23-2946044
ET Sub-Sanatoga Limited Partnership	Delaware	23-3074124
ET Sanatoga, LLC	Delaware	23-3074120
ET Sub-SMOB, L.L.C.	Delaware	23-2945798
Vernon ALF, L.L.C.	Delaware	23-2975030
ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia	23-2946022
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia	23-2946052
ET Wayne Finance, L.L.C.	Delaware	23-3024250
ET Wayne Finance, Inc.	Delaware	23-3024252
ET Sub-Woodbridge, L.P.	Pennsylvania	23-2946047
PSLT GP, LLC	Delaware	57-1212440
PSLT OP, L.P.	Delaware	02-0718666
PSLT-BLC Properties Holdings, LLC	Delaware	36-4103821
Brookdale Living Communities of Arizona-EM, LLC	Delaware	36-4390859
Brookdale Living Communities of California, LLC	Delaware	36-4174019
Brookdale Living Communities of California-RC, LLC	Delaware	36-4255656
Brookdale Living Communities of California-San Marcos, LLC	Delaware	36-4400348
Brookdale Living Communities of Illinois-2960, LLC	Delaware	36-4390860
Brookdale Living Communities of Illinois-II, LLC	Delaware	36-4140070

BLC of California-San Marcos, L.P.	Delaware	36-4400350
Brookdale Holdings, LLC	Delaware	36-4140074
Brookdale Living Communities of Indiana-OL, LLC	Delaware	36-4309483
Brookdale Living Communities of Massachusetts-RB, LLC	Delaware	36-4255655
Brookdale Living Communities of Minnesota, LLC	Delaware	36-4105750
Brookdale Living Communities of New York-GB, LLC	Delaware	36-4390861
Brookdale Living Communities of Washington-PP, LLC	Delaware	36-4390858
The Ponds of Pembroke Limited Partnership	Illinois	36-3550345
River Oaks Partners	Illinois	36-3650842
PSLT-ALS Properties Holdings, LLC	Delaware	20-1574771
PSLT-ALS Properties I, LLC	Delaware	39-1912087

6798
(Primary Standard Industrial Classification Code Number)

c/o T. Richard Riney, Esq.
General Counsel
Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Leslie M. Mazza, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2005

Prospectus

Ventas Realty, Limited Partnership
Ventas Capital Corporation
Offers to Exchange

Up to $175,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2010
(CUSIP 92276MAP0)
registered under the Securities Act of 1933 for any and all
$175,000,000 aggregate principal amount of outstanding 6 3/4% Senior Notes due 2010
(CUSIP 92276MAM7 and U92200AE1)

Up to $50,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2014
(CUSIP 92276MAH8)
registered under the Securities Act of 1933 for any and all
$50,000,000 aggregate principal amount of outstanding 6 5/8% Senior Notes due 2014
(CUSIP 92276MAQ8 and U92200AF8)

Up to $175,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2015
(CUSIP 92276MAK1)
registered under the Securities Act of 1933 for any and all
$175,000,000 aggregate principal amount of outstanding 7 1/8% Senior Notes due 2015
(CUSIP 92276MAJ4 and U92200AD3)

  •
  Each exchange offer expires at 5:00 p.m., New York City time, on October 25, 2005, unless extended.

  •
  Each exchange offer is subject to customary conditions that may be waived by us.

  •
  All original notes that are validly tendered and not validly withdrawn prior to the expiration of the applicable exchange offer will be exchanged for the applicable exchange notes.

  •
  Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer.

  •
  The issuers and the guarantors will not receive any proceeds from the issuance of the exchange notes in the exchange offers.

  •
  The terms of the exchange notes to be issued are substantially identical to the terms of the applicable original notes, except that the exchange notes will be registered under the Securities Act of 1933, as amended, and certain transfer restrictions, registration rights and liquidated damages or additional interest, as applicable, relating to the original notes will not apply to the exchange notes.

  •
  The exchange of the original notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  If you fail to tender your original notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

  •
  There is no established trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated quotation system.

        See "Risk Factors" beginning on page 16 for a discussion of matters you should consider before you participate in any exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: General Counsel, Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, (502) 357-9000. In order to ensure timely delivery of the information, any request should be made by October 18, 2005, which is five business days before each exchange offer expires, unless extended.

        You should rely only on the information and representations contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information or representations. If given or made, any such other information and representations should not be relied upon as having been authorized by us. You should assume that the information and representations contained in this prospectus and the documents incorporated by reference in this prospectus are accurate only as of the date hereof or as of the date which is specified in those documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in our affairs since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

        Each broker-dealer that receives exchange notes for its own account in any exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. Each letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. A participating broker-dealer may use this prospectus, as it may be amended or supplemented, from time to time, in connection with resales of exchange notes where those original notes were acquired by the broker-dealer as a result of market- making or other trading activities. The issuers and certain of the guarantors have agreed, if requested by such a participating broker-dealer, to use their respective commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective for a period not to exceed 90 business days after the date on which the applicable exchange offer is consummated, or such longer period if extended under certain circumstances, for use in connection with any resale of this kind. See "Plan of Distribution."

i

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act. All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, which we refer to in this prospectus as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from our expectations. We do not undertake a duty to update such forward-looking statements.

        Our actual future results and trends may differ materially depending on a variety of factors discussed in our filings with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the Commission, and under "Risk Factors." Factors that may affect our plans or results include, without limitation:

  •
  the ability and willingness of our operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with us;

  •
  the ability and willingness of Kindred Healthcare Inc., which we refer to in this prospectus together with its subsidiaries as Kindred, Brookdale Living Communities, Inc., which we refer to in this prospectus together with its subsidiaries as Brookdale, and Alterra Healthcare Corporation, which we refer to in this prospectus together with its subsidiaries as Alterra, to meet and/or perform their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities under our respective contractual arrangements with Kindred, Brookdale and Alterra;

  •
  the ability of our operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities, including without limitation, their existing credit facilities;

  •
  our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments;

  •
  the nature and extent of future competition;

  •
  the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  increases in our cost of borrowing;

  •
  the ability of our operators to deliver high quality care and to attract patients;

  •
  the results of litigation affecting us;

  •
  changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete;

  •
  our ability to pay down, refinance, restructure, and/or extend our indebtedness as it becomes due;

  •
  the movement of interest rates and the resulting impact on the value of and accounting for our interest rate swap agreement;

  •
  our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

  •
  the final determination of our taxable net income for the tax year ended December 31, 2004 and for the year ending December 31, 2005;

  •
  the ability and willingness of our tenants to renew their leases with us upon expiration of the leases and our ability to relet our properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants;

  •
  risks associated with our acquisition of Provident Senior Living Trust, which we refer to in this prospectus together with its subsidiaries as Provident, including our ability to timely and fully realize expected revenues and cost savings from the merger;

  •
  the impact on the liquidity, financial condition and results of operations of our operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of our operators to accurately estimate the magnitude of such liabilities; and

  •
  the value of our reset right with Kindred, which is dependent on a variety of factors and is highly speculative.

Many of these factors are beyond our control and the control of our management.

        We describe some of these risks and uncertainties in greater detail below under "Risk Factors." These risks could cause actual results of our industry or our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement we make. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus and the documents incorporated by reference herein. Forward-looking statements speak only as of the date on which they are made. For a discussion of factors that could cause actual results to differ, see "Risk Factors" below and the information contained in our publicly available filings with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus. These filings are described under "Where You Can Find More Information and Incorporation by Reference."

INDUSTRY AND MARKET DATA

        Industry and market data contained or incorporated by reference in this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.

TERMS USED IN THIS PROSPECTUS

        Unless otherwise indicated, the following terms used in this prospectus will have the meanings below:

  •
  the terms "we," "us," "our" or similar terms and "Ventas" refer to Ventas, Inc. together with its subsidiaries;

  •
  the term "Ventas Realty" refers to Ventas Realty, Limited Partnership;

  •
  the term "Ventas Capital" refers to Ventas Capital Corporation;

  •
  the term "Ventas LLC" refers to Ventas LP Realty, L.L.C.;

  •
  the term "Ventas Finance" refers to Ventas Finance I, LLC;

  •
  the term "ETOP" refers to ElderTrust Operating Limited Partnership; and

  •
  the term "Ventas Provident" refers to Ventas Provident, LLC (formerly Ventas Merger Sub, LLC).

KINDRED INFORMATION

        Kindred is subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Kindred contained or incorporated by reference in this prospectus is derived from filings made with the Commission or other publicly available information, or has been provided to us by Kindred. We have not verified this information either through an independent investigation or by reviewing Kindred's public filings. We have no reason to believe that such information is inaccurate in any material respect, but we cannot assure you that all such information is accurate. Kindred's filings with the Commission can be found at www.sec.gov. We are providing this data for informational purposes only, and you are encouraged to obtain Kindred's publicly available filings from the Commission.

BROOKDALE INFORMATION

        Brookdale is neither subject to the reporting requirements of the Commission nor required to file with the Commission reports containing any financial or other information. The audited and unaudited financial information related to Brookdale contained or incorporated by reference in this prospectus has been provided to us by Brookdale. We have not verified this information through an independent investigation or otherwise. We have no reason to believe that such information is inaccurate in any material respect, but we cannot assure you that all such information is accurate. We are providing this data for information purposes only.

SUMMARY

        This summary highlights information about our business and the exchange offers contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before participating in any exchange offer. To fully understand the exchange offers, you should carefully read this prospectus together with the more detailed information, financial statements and notes to the financial statements incorporated by reference in this prospectus. This prospectus and the applicable letter of transmittal that accompanies it collectively constitute each exchange offer.

Ventas

        We are a healthcare REIT with a geographically diverse portfolio of healthcare and seniors housing facilities. As of June 30, 2005, this portfolio consisted of 200 skilled nursing facilities, 41 hospitals and 128 seniors housing and other facilities in 41 states. Except with respect to our medical office buildings, we lease these facilities to healthcare operating companies under "triple-net" or "absolute-net" leases. Kindred leased 225 of our facilities as of June 30, 2005. We also have real estate loan investments relating to 37 healthcare and seniors housing facilities as of June 30, 2005.

        We conduct substantially all of our business through a wholly owned operating partnership, Ventas Realty, a wholly owned limited liability company, Ventas Finance, a wholly owned limited partnership, PSLT OP, L.P., and ETOP, in which we own 95.5% of the partnership units. Our primary business consists of financing, owning and leasing healthcare-related and seniors housing facilities and leasing or subleasing such facilities to third parties.

        Our business strategy is comprised of two primary objectives: diversifying our portfolio of properties and increasing our earnings. We intend to continue to diversify our real estate portfolio by operator, facility type and reimbursement source. We intend to invest in or acquire additional healthcare-related and/or seniors housing assets across a wide spectrum.

        As of June 30, 2004, approximately 35.6% and 37.3% of our properties, based on their original cost, were operated by Kindred and Brookdale, respectively. Approximately 70.7% of our total revenues for the six months ended June 30, 2005 was derived from our master lease agreements with Kindred, which we refer to in this prospectus as the Kindred Master Leases.

        Our principal executive offices are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 357-9000.

Ventas Realty

        Ventas Realty, one of the two issuers of the notes, is a wholly owned operating partnership of Ventas, Inc. that was formed under the laws of the State of Delaware. For more information about Ventas Realty, see "—Ventas" above.

Ventas Capital

        Ventas Capital, the other of the two issuers of the notes, is a wholly owned subsidiary of Ventas Realty that was incorporated under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, you should not expect Ventas Capital to participate in servicing the interest on or principal of the exchange notes.

Ventas LLC

        Ventas LLC is a limited liability company that is organized under the laws of the State of Delaware. Ventas, Inc. is the sole member of Ventas LLC. Ventas LLC owns a 1% limited partnership interest in Ventas Realty and conducts no other business and owns no other assets.

Ventas Healthcare Properties, Inc.

        Ventas Healthcare Properties, Inc. is a corporation that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas TRS, LLC

        Ventas TRS, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Management, LLC

        Ventas Management, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas, Inc.

Ventas Framingham, LLC

        Ventas Framingham, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Sun LLC

        Ventas Sun LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Cal Sun LLC

        Ventas Cal Sun LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

Ventas Provident

        Ventas Provident is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Realty.

ElderTrust

        ElderTrust is a real estate investment trust that is organized under the laws of the State of Maryland. It is a wholly owned direct subsidiary of Ventas, Inc.

ETOP

        ETOP, one of our three operating partnerships, is a limited partnership that is organized under the laws of the State of Delaware. Ventas, Inc. and ElderTrust collectively own 95.5% of the partnership units of ETOP.

ET Capital Corp.

        ET Capital Corp. is a corporation that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Berkshire, LLC

        ET Berkshire, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Berkshire Limited Partnership

        ET Sub-Berkshire Limited Partnership is a limited partnership that is organized under the laws of the State of Delaware. ET Berkshire, LLC is the general partner of and owns a 1% interest in ET Sub-Berkshire Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Berkshire Limited Partnership.

Cabot ALF, L.L.C.

        Cabot ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

Cleveland ALF, L.L.C.

        Cleveland ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Heritage Woods, L.L.C.

        ET Sub-Heritage Woods, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET GENPAR, L.L.C.

        ET GENPAR, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Highgate, L.P.

        ET Sub-Highgate, L.P. is a limited partnership organized under the laws of the Commonwealth of Pennsylvania. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Highgate, L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Highgate, L.P.

ET Sub-Lacey I, L.L.C.

        ET Sub-Lacey I, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Lehigh, LLC

        ET Lehigh, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Lehigh Limited Partnership

        ET Sub-Lehigh Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Lehigh, LLC is the general partner of and owns a 1% interest in ET Sub-Lehigh Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Lehigh Limited Partnership.

ET Sub-Lopatcong, L.L.C.

        ET Sub-Lopatcong, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Pennsburg Finance, L.L.C.

        ET Pennsburg Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

        ET Sub-Pennsburg Manor Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET Pennsburg Finance, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Pennsburg Manor Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

ET Sub-Phillipsburg I, L.L.C.

        ET Sub-Phillipsburg I, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Pleasant View, L.L.C.

        ET Sub-Pleasant View, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Rittenhouse Limited Partnership, L.L.P.

        ET Sub-Rittenhouse Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Rittenhouse Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Rittenhouse Limited Partnership, L.L.P.

ET Sub-Riverview Ridge Limited Partnership, L.L.P.

        ET Sub-Riverview Ridge Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Riverview Ridge Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Riverview Ridge Limited Partnership, L.L.P.

ET Sanatoga, LLC

        ET Sanatoga, LLC is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Sanatoga Limited Partnership

        ET Sub-Sanatoga Limited Partnership is a limited partnership organized under the laws of the State of Delaware. ET Sanatoga, LLC is the general partner of and owns a 1% interest in ET Sub-Sanatoga Limited Partnership. ETOP owns a 99% limited partnership interest in ET Sub-Sanatoga Limited Partnership.

ET Sub-SMOB, L.L.C.

        ET Sub-SMOB, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

Vernon ALF, L.L.C.

        Vernon ALF, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Willowbrook Limited Partnership, L.L.P.

        ET Sub-Willowbrook Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Willowbrook Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Willowbrook Limited Partnership, L.L.P.

ET Sub-Wayne I Limited Partnership, L.L.P.

        ET Sub-Wayne Limited Partnership, L.L.P. is a registered limited liability partnership organized under the laws of the Commonwealth of Virginia. ET Wayne Finance, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Wayne Limited Partnership, L.L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Wayne Limited Partnership, L.L.P.

ET Wayne Finance, L.L.C.

        ET Wayne Finance, L.L.C. is a limited liability company organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Wayne Finance, Inc.

        ET Wayne Finance, Inc. is a corporation organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of ETOP.

ET Sub-Woodbridge, L.P.

        ET Sub-Woodbridge, L.P. is a limited partnership organized under the laws of the Commonwealth of Pennsylvania. ET GENPAR, L.L.C. is the general partner of and owns a 0.1% interest in ET Sub-Woodbridge, L.P. ETOP owns a 99.9% limited partnership interest in ET Sub-Woodbridge, L.P.

PSLT GP, LLC

        PSLT GP, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of Ventas Provident.

PSLT OP, L.P.

        PSLT OP, L.P., one of our three operating partnerships, is a limited partnership that is organized under the laws of the State of Delaware. PSLT GP, LLC is the general partner of and owns a 1% interest in PSLT OP, L.P. Ventas Provident owns a 97.55% limited partnership interest in PSLT OP, L.P. ETOP owns a 1.45% limited partnership interest in PSLT OP, L.P.

PSLT-BLC Properties Holdings, LLC

        PSLT-BLC Properties Holdings, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT OP, L.P.

Brookdale Living Communities of Arizona-EM, LLC

        Brookdale Living Communities of Arizona-EM, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California, LLC

        Brookdale Living Communities of California, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California-RC, LLC

        Brookdale Living Communities of California-RC, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of California-San Marcos, LLC

        Brookdale Living Communities of California-San Marcos, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Illinois-2960, LLC

        Brookdale Living Communities of Illinois-2960, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Illinois-II, LLC

        Brookdale Living Communities of Illinois-II, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

BLC of California-San Marcos, L.P.

        BLC of California-San Marcos, L.P. is a limited partnership that is organized under the laws of the State of Delaware. Brookdale Living Communities of California-San Marcos, LLC is general partner of and owns a 1% interest in BLC of California-San Marcos, L.P. PSLT-BLC Properties Holdings, LLC owns a 99% limited partnership interest in BLC of California-San Marcos, L.P.

Brookdale Holdings, LLC

        Brookdale Holdings, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Indiana-OL, LLC

        Brookdale Living Communities of Indiana-OL, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Massachusetts-RB, LLC

        Brookdale Living Communities of Massachusetts-RB, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Minnesota, LLC

        Brookdale Living Communities of Minnesota, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of New York-GB, LLC

        Brookdale Living Communities of New York-GB, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

Brookdale Living Communities of Washington-PP, LLC

        Brookdale Living Communities of Washington-PP, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-BLC Properties Holdings, LLC.

The Ponds of Pembroke Limited Partnership

        The Ponds of Pembroke Limited Partnership is a limited partnership that is organized under the laws of the State of Illinois. Brookdale Holdings, LLC is the general partner of and owns a 1% interest in The Ponds of Pembroke Limited Partnership. PSLT-BLC Properties Holdings, LLC owns a 99% limited partnership interest in The Ponds of Pembroke Limited Partnership.

River Oaks Partners

        River Oaks Partners is a general partnership that is organized under the laws of the State of Illinois. Brookdale Holdings, LLC is a general partner of and owns a 1% interest in River Oaks Partners. PSLT-BLC Properties Holdings, LLC is a general partner of and owns a 99% interest in River Oaks Partners.

PSLT-ALS Properties Holdings, LLC

        PSLT-ALS Properties Holdings, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT OP, L.P.

PSLT-ALS Properties I, LLC

        PSLT-ALS Properties I, LLC is a limited liability company that is organized under the laws of the State of Delaware. It is a wholly owned direct subsidiary of PSLT-ALS Properties Holdings, LLC.

The Exchange Offers

        On June 7, 2005, the issuers sold $175,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2015, which we refer to in this prospectus as the original 2015 notes, and $175,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2010, which we refer to in this prospectus as the original 2010 notes, in a private offering exempt from registration under the Securities Act. On June 14, 2005, the issuers sold $50,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2014, which we refer to in this prospectus as the original 2014 notes and, together with the original 2010 notes and the original 2015 notes, as the original notes, in a private offering exempt from registration under the Securities Act. Such offering of $50,000,000 of original 2014 notes was in addition to $125,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2014, which were originally sold on October 15, 2004. In connection with the offering of the original 2015 notes and the original 2010 notes, the issuers, Ventas, Inc. and Ventas LLC entered into a registration rights agreement, dated as of June 7, 2005, with the initial purchasers of the original 2015 notes and original 2010 notes. In the registration rights agreement, the issuers, Ventas, Inc. and Ventas LLC agreed to register under the Securities Act an offer to exchange the issuers' new 7 1/8% Senior Notes due 2015 and new 6 3/4% Senior Notes due 2010, which we refer to in this prospectus as the exchange 2015 notes and the exchange 2010 notes, respectively, for the original 2015 notes and the original 2010 notes, respectively. The issuers, Ventas, Inc. and Ventas LLC also agreed to deliver this prospectus to the holders of the original 2015 notes and the original 2010 notes. In connection with the offering of the original 2014 notes, the issuers, Ventas, Inc. and Ventas LLC entered into a registration rights agreement, dated as of June 14, 2005, with the initial purchaser of the original 2014 notes. In the registration rights agreement, the issuers, Ventas, Inc. and Ventas LLC agreed to register under the Securities Act an offer to exchange the issuers' new 6 5/8% Senior Notes due 2014, which we refer to in this prospectus as the exchange 2014 notes and, collectively with the exchange 2015 notes and the exchange 2010 notes, as the exchange notes, for the original 2014 notes. The issuers, Ventas, Inc. and Ventas LLC also agreed to deliver this prospectus to the holders of the original 2014 notes. In this prospectus, we refer to the original notes and the exchange notes collectively as the notes. You should read the discussions under the headings "—The Exchange Notes" and "Description of Exchange Notes" for information regarding the exchange notes.

The Exchange Offers	This prospectus constitutes offers to exchange $1,000 in principal amount of the applicable exchange notes for each $1,000 in principal amount of the original notes. Each series of exchange notes is substantially identical to the applicable original notes, except that:
	•	the exchange notes will be registered under the Securities Act;
	•	the exchange notes will be freely transferable, other than as described in this prospectus and will not contain any legend restricting their transfer;
•
holders of the exchange notes will not be entitled to certain rights of the holders of the original notes under the applicable registration rights agreement, which rights will terminate upon completion of the applicable exchange offer; and
	•	the exchange notes will not contain any provisions regarding the payment of liquidated damages or additional interest, as applicable.

Based upon interpretations by the staff of the Commission set forth in no action letters issued to unrelated third parties, we believe that you can transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:
•	acquire the exchange notes in the ordinary course of your business;
•	have no arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the exchange notes;
•	are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the issuers or the guarantors;
•	are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes directly from an issuer or guarantor; and
•	are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes for your own account as a result of market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any exchange notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes that it acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Registration Rights Agreements
Under each of the registration rights agreements, the issuers, Ventas, Inc. and Ventas LLC have agreed to use their best efforts to consummate the exchange offer or cause the respective original notes to be registered under the Securities Act to permit resales. If the issuers, Ventas, Inc. and Ventas LLC are not in compliance with their obligations under the applicable registration rights agreement, liquidated damages or additional interest, as applicable, will accrue on the applicable original notes in addition to the interest that is otherwise due on those original notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no liquidated damages or additional interest, as applicable, will be payable on the original notes. The exchange notes will not contain any provisions regarding the payment of liquidated damages or additional interest, as applicable. See "The Exchange Offer—Liquidated Damages or Additional Interest."
Minimum Condition	The exchange offers are not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange. The exchange offers are also not conditioned on each other.
Expiration Date	Each exchange offer will expire at 5:00 p.m., New York City time, on October 25, 2005, unless the issuers extend it.
Exchange Date
Properly tendered original notes will be accepted for exchange at the time when all conditions of the applicable exchange offer are satisfied or waived. The exchange notes will be delivered promptly after the issuers and the guarantors accept the original notes.
Conditions to the Exchange Offers
The obligation of the issuers and the guarantors to complete each exchange offer is subject to certain conditions. See "The Exchange Offers—Conditions to the Exchange Offers." The issuers reserve the right to terminate or amend any exchange offer at any time prior to the expiration date upon the occurrence of certain specified events.
Withdrawal Rights
You may withdraw the tender of your original notes at any time before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer. Any original notes not accepted for any reason will be returned to you without expense promptly after the expiration or termination of the applicable exchange offer.
Procedures for Tendering Original Notes	See "The Exchange Offers—How to Tender."

Material United States Federal Income Tax Considerations
The exchange of original notes for exchange notes by U.S. Holders (as defined in this prospectus) will not be a taxable exchange for U.S. federal income tax purposes, and U.S. Holders will not recognize any taxable gain or loss as a result of such exchange.
Effect on Holders of the Original Notes
If the exchange offers are completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the applicable registration rights agreement, except under limited circumstances. See "The Exchange Offers—Other."

Holders of original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the restrictions on transfer provided for in those original notes and the applicable indenture governing those original notes. To the extent that the original notes are tendered and accepted in an exchange offer, the trading market, if any, for the original notes could be adversely affected. See "Risk Factors—Risks Relating to the Exchange Offers—You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the applicable exchange offer" and "—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the applicable exchange offer" and "The Exchange Offers—Other."
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offers.
Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offers.

The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. Capitalized terms not previously defined have the meanings ascribed to such terms under "Description of Exchange Notes—Certain Definitions."

        The exchange notes will evidence the same debt as the original notes of the related series and will be entitled to the benefits of the applicable indenture. The terms of the exchange notes will be substantially identical to the terms of the applicable original notes. See "—The Exchange Offers" and "Description of Exchange Notes."

Issuers	Ventas Realty, Limited Partnership and Ventas Capital Corporation.
Securities
Up to $175 million aggregate principal amount of 7 1/8% Senior Notes due 2015, up to $175 million aggregate principal amount of 6 3/4 Senior Notes due 2010, and up to $50 million aggregate principal amount of 6 5/8% Senior Notes due 2014.
Maturity	The exchange 2015 notes will mature on June 1, 2015, the exchange 2010 notes will mature on June 1, 2010 and the exchange 2014 notes will mature on October 15, 2014.
Interest	The exchange 2015 notes will accrue interest at 7 1/8% per year, the exchange 2010 notes will accrue interest at 6 3/4% per year and the exchange 2014 notes will accrue interest at 6 5/8% per year.
Interest Payment Dates
Interest on the exchange 2015 notes and exchange 2010 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2005. Interest on the exchange 2014 notes will be payable semi-annually in arrears on April 15 and October 15 of each year, and the next interest payment date is October 15, 2005. The exchange notes will accrue interest from the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor or, if no interest has been paid on the original notes, the date of the original issuance with respect to the original 2015 notes and the original 2010 notes and April 15, 2005 with respect to the original 2015 notes, at the respective rates per annum described above.
Guarantees
The exchange notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Ventas, Inc. and each of Ventas, Inc.'s current and future Restricted Subsidiaries (other than Excluded Joint Ventures), which we collectively refer to in this prospectus as the guarantors, until certain conditions are met. See "Description of Exchange Notes—Guarantees."

Ranking
The exchange notes are part of Ventas, Inc.'s, the other guarantors' and the issuers' general unsecured obligations, ranking equal in right of payment with all of such entities' existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities' existing and future subordinated indebtedness. However, the exchange notes will be effectively subordinated to all borrowings and other obligations under our revolving credit facility with respect to the assets securing those obligations. The exchange notes will also be structurally subordinated to the indebtedness and other obligations of the Unrestricted Subsidiaries and any Excluded Joint Ventures with respect to the assets of such entities. As of June 30, 2005, the Unrestricted Subsidiaries and Excluded Joint Ventures had aggregate outstanding indebtedness of $482.2 million, secured by 73 of our healthcare-related facilities.
Optional Redemption

The issuers may redeem the exchange 2015 notes, the exchange 2010 notes and the exchange 2014 notes, respectively, in whole at any time, or in part from time to time, (1) before June 1, 2010, with respect to the exchange 2015 notes and the exchange 2010 notes, and before October 15, 2009, with respect to the exchange 2014 notes, in each case, at a redemption price equal to 100% of their principal amount plus the make-whole premium described under "Description of Exchange Notes—Optional Redemption" and (2) on or after June 1, 2010, with respect to the exchange 2015 notes, and on or after October 15, 2009, with respect to the exchange 2014 notes, at the redemption prices described under "Description of Exchange Notes—Optional Redemption," in each case plus accrued and unpaid interest to the date of redemption.

In addition, before June 1, 2008, with respect to either or both the exchange 2015 notes and the exchange 2010 notes, and before October 15, 2007, with respect to the exchange 2014 notes, the issuers may redeem up to 35% of the applicable notes with the net cash proceeds from certain equity offerings at the redemption price described under "Description of Exchange Notes—Optional Redemption" plus accrued and unpaid interest to the date of redemption. However, the issuers may only make such redemptions if at least 65% of the aggregate principal amount of notes issued under the applicable indenture governing the notes remains outstanding immediately after such redemption. See "Description of Exchange Notes—Optional Redemption."

Change of Control
If Ventas, Inc. experiences a change of control, as described in this prospectus, the issuers must make an offer to repurchase the exchange notes at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase, unless certain conditions are met.
Certain Covenants	The indentures governing the exchange notes contain covenants that limit Ventas, Inc.'s, the issuers' and the Restricted Subsidiaries' ability to, among other things:
	•	incur debt;
	•	incur secured debt;
	•	make certain dividend payments, distributions and investments;
	•	enter into certain transactions, including transactions with affiliates;
	•	restrict dividends or other payments from subsidiaries;
	•	merge, consolidate or transfer all or substantially all of its assets; and
	•	sell assets.

These covenants are subject to important exceptions and qualifications, which are described under "Description of Exchange Notes—Certain Covenants." Ventas, Inc., the issuers and the Restricted Subsidiaries, which we refer to in this prospectus collectively as the restricted group, are also required to maintain total unencumbered assets of at least 150% of their unsecured debt. If the exchange notes have an investment grade rating from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, the application of certain of these covenants will be suspended. If the exchange notes have an investment grade rating from both rating agencies, certain of these covenants will no longer apply.

Absence of a Public Market for the Exchange Notes

The exchange 2015 notes and the exchange 2010 notes are new issues of securities and there is currently no established market for them. The exchange 2014 notes are additional notes of a series of securities for which there is currently no established market. There can be no assurance as to the development or liquidity of any market for the exchange notes. Certain of the initial purchasers of the original notes have advised us that they currently intend to make a market for the notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. We do not intend to apply for listing of any of the exchange notes on any securities exchange or for inclusion in any automated quotation system. See "Risk Factors—Risks Relating to the Notes—There is no public market for the notes, so you may be unable to sell the notes."
Risk Factors	Participating in an exchange offer involves risks. You should refer to "Risk Factors" on page 16 of this prospectus for an explanation of certain risks of participating in an exchange offer.

Regulatory Approvals

        Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offers.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated below was as follows:

	Year Ended December 31,
											Six Months Ended June 30, 2005
	2000		2001		2002		2003		2004
Ratio of earnings to fixed charges(1)	—	(2)	1.58	x	1.45	x	2.44	x	2.50	x	2.37	x

(1)
For this ratio, earnings consist of earnings before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

(2)
Earnings were insufficient to cover fixed charges by $69.7 million in 2000. Earnings in 2000 were reduced by $96.5 million for the United States Settlement.

RISK FACTORS

        Our business, operations and financial condition are subject to various risks. Some of these risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us, including participation in any exchange offer. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of certain material factors. If any of the following risks actually occur, we could be materially and adversely affected and our ability to make payments on the notes may be adversely affected.

  We have grouped these risk factors into five general categories:

  •
  Risks arising from our business;

  •
  Risks arising from our capital structure;

  •
  Risks arising from our status as a REIT;

  •
  Risks relating to the exchange offers; and

  •
  Risks relating to the notes.

Risks Arising from Our Business

We are dependent on Kindred; Kindred's inability or unwillingness to satisfy its obligations under its agreements with us could significantly harm us and our ability to service our indebtedness, including the notes, and other obligations and to make distributions to our stockholders, as required to continue to qualify as a REIT.

        We are dependent on Kindred in a number of ways:

  •
  We lease a substantial portion of our properties to Kindred under the Kindred Master Leases, and therefore:

  •
  Kindred was the source of a significant majority of our total revenues in 2004 and 2003 and continues to be a majority source of our revenues; and

  •
  since the Kindred Master Leases are triple-net leases, we depend on Kindred to pay for insurance, taxes, utilities and maintenance and repair expenses required in connection with the leased properties.

  •
  In connection with our spin-off of Kindred on May 1, 1998, which we refer to in this prospectus as the 1998 Spin Off, Kindred assumed, and agreed to indemnify us for, the following:

  •
  all obligations under third-party leases and third-party contracts, except for those contracts relating to the ownership of our properties;

  •
  all losses, including costs and expenses, resulting from future claims and all liabilities that may arise out of the ownership or operation of the healthcare operations either before or after the date of the 1998 Spin-Off; and

  •
  any claims that were pending at the time of the 1998 Spin-Off and that arose out of the ownership or operation of the healthcare operations or were asserted after the 1998 Spin-Off and that arise out of the ownership or operation of the healthcare operations or any of the assets or liabilities transferred to Kindred in connection with the 1998 Spin-Off.

        We cannot assure you that Kindred will have sufficient assets, income and access to financing and insurance coverage to enable it to satisfy its obligations under its agreements with us. In addition, any failure by Kindred to effectively conduct its operations could have a material adverse effect on its business reputation or on its ability to enlist and maintain patients in its facilities. Any inability or unwillingness on the part of Kindred to satisfy its obligations under its agreements with us could significantly harm us and our ability to service our indebtedness, including the notes, and other obligations and to make distributions to our stockholders, as required to continue to qualify as a REIT, which we refer to in this prospectus as having a material adverse effect on us.

The operators of the Provident properties represent a significant portion of our revenues; the inability or unwillingness of the operators of the Provident properties to satisfy their agreements with us could have a material adverse effect on us.

        As a result of the Provident acquisition, Alterra and Brookdale, the operators of the Provident properties, account for a significant portion of our revenues. It is possible that Alterra and Brookdale may in the future combine their businesses, although there can be no assurance when or if such a combination will occur.

        We cannot assure you that Alterra or Brookdale or a combination of those entities will have sufficient assets, income and access to financing and insurance coverage to enable them to satisfy the agreements that they have with us. In addition, any failure by Alterra or Brookdale or a combination of those entities to conduct their operations effectively could have a material adverse effect on their respective business reputations or on their ability to enlist and maintain tenants in their respective facilities. Any inability or unwillingness on the part of Alterra or Brookdale or a combination of those entities to satisfy their respective obligations under the agreements that they have with us could have a material adverse effect on us.

We may be unable to find another lessee/operator for our properties if we have to replace Kindred or our other operators (including Alterra and Brookdale).

        We may have to find another lessee/operator for the properties covered by one or more of the Kindred Master Leases or the leases with our other operators (including Alterra and Brookdale) upon the expiration of the terms of the applicable lease or upon a default by Kindred or our other operators (including Alterra and Brookdale). During any period that we are attempting to locate one or more lessees/operators there could be a decrease or cessation of rental payments by Kindred or our other operators (including Alterra and Brookdale). We cannot assure you that we will be able to locate another suitable lessee/operator or, if we are successful in locating such an operator, that the rental payments from the new operator would not be significantly less than the existing rental payments. Our ability to locate another suitable lessee/operator may be significantly delayed or limited by various state licensing, receivership, certificate of need or other laws, as well as by Medicare and Medicaid change-of-ownership rules. In addition, we may also incur substantial additional expenses in connection with any such licensing, receivership or change-of-ownership proceedings. Such delays, limitations and expenses could have a material adverse effect on us and/or materially delay or impact our ability to collect rent, to obtain possession of leased properties or otherwise to exercise remedies for tenant default.

We may encounter certain risks when implementing our business strategy to pursue investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets.

        We intend to continue to pursue investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets, subject to the contractual restrictions contained in the indentures governing the notes, our other existing indentures and our revolving credit facility. Acquisitions of and investments in such properties, including the properties acquired in connection with the Provident acquisition, entail general investment risks associated with any real estate investment, including risks that the investment will fail to perform in accordance with expectations, the estimates of the cost of improvements necessary for acquired properties will prove inaccurate and the lessee/

operator will be unable to meet performance expectations. If we pursue new development projects, such projects would be subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the risk of incurring development costs in connection with projects that are not pursued to completion. In addition, we may borrow to finance any investments in, and/or acquisitions or development of, healthcare-related or other properties, which would increase our leverage.

        We may compete for acquisition or investment opportunities with entities that have substantially greater financial resources than we have. Our ability to compete successfully for such opportunities is affected by many factors, including our cost of obtaining debt and equity capital at rates comparable to or better than our competitors. Competition generally may reduce the number of suitable acquisition or investment opportunities available to us and increase the bargaining power of property owners seeking to sell, thereby impeding our acquisition, investment or development activities.

        Even if we are successful at identifying and competing for acquisition or investment opportunities, such opportunities, including the Provident acquisition, involve a number of risks. These risks include diversion of management's attention, the risk that the value of the properties or businesses that we acquire or invest in could decrease substantially after such acquisition or investment, and the risk that we will not be able to accurately assess the value of properties that are not of the type we currently own, some or all of which could have a material adverse effect on us.

        Additionally, if we are successful in continuing to implement our business strategy to pursue investments in, and/or acquisitions or development of, additional healthcare-related and/or seniors housing assets or businesses, we intend to increase the number of operators of our properties and our business segments. There can be no assurance that we will have the capabilities to monitor and manage successfully a portfolio of properties with a growing number of operators and/or manage such businesses.

We are subject to the risks associated with investment in the heavily regulated healthcare industry.

        All of our investments are in properties used in the healthcare industry; therefore we are exposed to risks associated with the healthcare industry. The healthcare industry is highly regulated and changes in government regulation have in the past had material adverse consequences on the industry in general, which may not even have been contemplated by lawmakers and regulators. There can be no assurance that future changes in government regulation of healthcare will not have a material adverse effect on the healthcare industry, including our lessees/operators. Moreover, our ability to invest in non-healthcare, non-healthcare-related or non-seniors housing properties is restricted by the terms of our revolving credit facility and the more general restrictions on investments contained in our existing indentures, including the indentures governing the notes.

Our tenants, including Kindred, may be adversely affected by increasing healthcare regulation and enforcement.

        We believe that the regulatory environment surrounding the long-term care industry has intensified both in the amount and type of regulations and in the efforts to enforce those regulations. This is particularly true for large for-profit, multi-facility providers like Kindred.

        The extensive federal, state and local laws and regulations affecting the healthcare industry include, but are not limited to, laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and equipment, allowable costs, services, prices for services, quality of care, patient rights, fraudulent or abusive behavior, and financial and other arrangements which may be entered into by healthcare providers. Federal and state governments have intensified enforcement policies, resulting in a significant increase in the number of inspections, citations of regulatory deficiencies and other regulatory sanctions, including terminations from the Medicare and Medicaid programs, bars on Medicare and Medicaid payments for new admissions, civil monetary penalties and even criminal penalties. If Kindred or our other tenants and operators fail to comply with the extensive laws, regulations and other requirements applicable to their businesses, they could become ineligible to receive reimbursement from governmental and private third-party payor programs, suffer civil or criminal penalties or be required to make significant changes to their operations. Kindred and our other tenants also could be forced to expend considerable resources responding to an investigation or other enforcement action under applicable laws or regulations. In addition, as part of the settlement agreement Kindred entered into with the federal government, it agreed to comply with the terms of a corporate integrity agreement. Kindred could incur additional expenses in complying with the corporate integrity agreement, and its failure to comply with the corporate integrity agreement could have a material adverse effect on Kindred's results of operations, financial condition and its ability to make rental payments to us, which, in turn, could have a material adverse effect on us.

        We are unable to predict the future course of federal, state and local legislation or regulation, including the Medicare and Medicaid statutes and regulations. Changes in the statutory or regulatory framework could have a material adverse effect on Kindred and our other operators, which, in turn, could have a material adverse effect on us.

Changes in the reimbursement rates or methods of payment from third-party payors, including the Medicare and Medicaid programs, could have a material adverse effect on our tenants.

        Kindred and certain of our other tenants and operators rely on reimbursement from third-party payors, including the Medicare and Medicaid programs, for substantially all of their revenues. There continue to be various federal and state legislative and regulatory proposals to implement cost-containment measures that limit payments to healthcare providers. In addition, private third-party payors have continued their efforts to control healthcare costs. There can be no assurance that adequate reimbursement levels will be available for services to be provided by Kindred and our other tenants which are currently being reimbursed by Medicare, Medicaid or private payors. Significant limits by governmental and private third-party payors on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on the liquidity, financial condition and results of operations of Kindred and certain of our other operators and tenants, which, in turn, could have a material adverse effect on us.

Significant legal actions could subject our operators to increased operating costs and substantial uninsured liabilities, which could materially and adversely affect the liquidity, financial condition and results of operations of our operators.

        Although claims and costs of professional liability insurance seem to be growing at a slower pace, over the past few years, our skilled nursing facility operators have experienced substantial increases in both the number and size of professional liability claims in recent years. In addition to large compensatory claims, plaintiffs' attorneys continue to seek significant punitive damages and attorneys' fees.

        Due to the high level in the number and severity of professional liability claims against healthcare providers, the availability of professional liability insurance has been severely restricted and the premiums on such insurance coverage have increased dramatically. As a result, the insurance coverage of our operators might not cover all claims against them or continue to be available to them at a reasonable cost. If our operators are unable to maintain adequate insurance coverage or are required to pay punitive damages, they may be exposed to substantial liabilities.

        Kindred insures its professional liability risks in part through a wholly owned, limited purpose insurance company. The limited purpose insurance company insures initial losses up to specified coverage levels per occurrence with no aggregate coverage limit. Coverage for losses in excess of those per occurrence levels is maintained through unaffiliated commercial insurance carriers up to an aggregate limit. The limited purpose insurance company then insures all claims in excess of the aggregate limit for the unaffiliated commercial insurance carriers. Kindred maintains general liability insurance and professional malpractice liability insurance in amounts and with deductibles which Kindred management has indicated that it believes are sufficient for its operations.

        Operators that insure their professional liability risks through their own captive limited purpose entities generally estimate the future cost of professional liability through actuarial studies which rely primarily on historical data. However, due to the increase in the number and severity of professional claims against healthcare providers, these actuarial studies may underestimate the future cost of claims and there can be no assurance that such operators' reserves for future claims will be adequate to cover the actual cost of such claims. If the actual cost of such claims is significantly higher than the operators' reserves, it could have a material adverse effect on the liquidity, financial condition and results of operation of our operators and their ability to make rental payments to us, which, in turn, could have a material adverse effect on us.

Our operators may be sued under a federal whistleblower statute.

        Our operators may be sued under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary damages and award bounties to private plaintiffs who successfully bring these suits. If any such lawsuits were to be brought against our operators, such suits combined with increased operating costs and substantial uninsured liabilities could have a material adverse effect on the liquidity, financial condition and results of operation of our operators and their ability to make rental payments to us, which, in turn, could have a material adverse effect on us.

If any of our properties are found to be contaminated, or if we become involved in any environmental disputes, we could incur substantial liabilities and costs.

        Under federal and state environmental laws and regulations, a current or former owner of real property may be liable for costs related to the investigation, removal and remediation of hazardous or toxic substances or petroleum that are released from or are present at or under, or that are disposed of in connection with such property. Owners of real property may also face other environmental liabilities, including government fines and penalties imposed by regulatory authorities and damages for injuries to persons, property or natural resources. Environmental laws and regulations often impose liability without regard to whether the owner was aware of, or was responsible for, the presence, release or disposal of hazardous or toxic substances or petroleum. In certain circumstances, environmental liability may result from the activities of a current or former operator of the property. Although we are generally indemnified by the current operators of our properties for contamination caused by such operators, such indemnities may not adequately cover all environmental costs.

We have assumed substantially all of Provident's liabilities, including contingent liabilities. If these liabilities are greater than expected, or if there are unknown Provident obligations, our business could be materially and adversely affected.

        As a result of the Provident acquisition, we have assumed substantially all of Provident's liabilities, including contingent liabilities which Provident may have succeeded to when it acquired the ownership interests in the properties which are currently leased to Brookdale and Alterra. We may learn additional information about Provident's business and liabilities that adversely affects us, such as:

  •
  liabilities for clean-up or remediation of undisclosed environmental conditions;

  •
  unasserted claims of vendors or other persons dealing with Provident or the former property owners;

  •
  liabilities, whether or not incurred in the ordinary course of business, relating to periods prior to the Provident acquisition, including periods prior to the acquisition of the Alterra and Brookdale properties by Provident;

  •
  claims for indemnification by general partners, directors, officers and others indemnified by Provident or the former property owners; and

  •
  liabilities for taxes relating to periods prior to the Provident acquisition, including taxes associated with the acquisition or prior ownership of the Alterra properties or the Brookdale properties.

        As a result, we cannot assure you that the Provident acquisition will be successful or will not, in fact, harm our business. Among other things, if Provident's liabilities are greater than expected, or if there are obligations of Provident of which we were not aware at the time of completion of the acquisition, or if the Provident acquisition fails to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, it could have a material adverse affect on us.

Risks Arising from Our Capital Structure

We may become more leveraged.

        As of June 30, 2005, we had approximately $1,832.7 million of indebtedness. The indentures governing the notes, our other existing indentures and our revolving credit facility permit us to incur substantial additional debt, and we may borrow additional funds, which may include secured borrowings. A high level of indebtedness may have the following consequences:

  •
  substantial amounts of our existing debt will, and our future debt may, mature prior to the notes, making it more difficult for the issuers to repay the notes;

  •
  a substantial portion of our cash flow from operations must be dedicated to the payment of debt service, thus reducing the funds available for our business strategy;

  •
  potential limits on our ability to adjust rapidly to changing market conditions and vulnerability in the event of a downturn in general economic conditions or in the real estate and/or healthcare sectors;

  •
  a potential impairment of our ability to obtain additional financing for our business strategy; and

  •
  a potential downgrade in the rating of our debt securities by one or more rating agencies, which could have the effect of, among other things, increasing the cost of our borrowing.

We may be unable to raise additional capital necessary to continue to implement our business plan and to meet our debt payments.

        In order to continue to implement our business plan and to meet our debt payments, we will need to raise additional capital. Our ability to incur additional indebtedness is restricted by the terms of the indentures governing the notes, our other existing indentures and our revolving credit facility. In addition, adverse economic conditions could cause the terms on which we can obtain additional borrowings to become unfavorable. In such circumstances, we may be required to raise additional equity in the capital markets or liquidate one or more investments in properties at times that may not permit realization of the maximum return on the investments and that could result in adverse tax consequences to us. In addition, certain healthcare regulations may constrain our ability to sell assets.

We cannot assure you that we will be able to meet our debt service obligations and the failure to do so could have a material adverse effect on us.

We have now, and may have in the future, exposure to floating interest rates, which can have the effect of reducing our profitability.

        We receive revenue primarily by leasing our assets under leases that are long-term triple-net leases in which the rental rate is generally fixed with annual rent escalations, subject to certain limitations. Certain of our debt obligations are floating-rate obligations with interest rate and related payments that vary with the movement of LIBOR or other indexes. The generally fixed rate nature of our revenue and the variable rate nature of certain of our interest obligations create interest rate risk and can have the effect of reducing our profitability or making our lease and other revenue insufficient to meet our obligations. We are not limited in the amount of floating-rate debt that we may incur.

We hedge our floating-rate debt with an interest rate swap and may record charges and incur costs associated with the termination or change in value of our interest rate swap.

        We have an interest rate swap agreement to hedge all or a portion of our existing floating-rate debt through June 30, 2008. We periodically assess our interest rate swap in relation to our outstanding balances of floating-rate debt, and based on such assessments may terminate portions of our swap or enter into additional swaps. Termination of swaps with accrued losses, or changes in the value of swaps as a result of falling interest rates, would require the payment of costs and/or result in charges to our earnings and net worth.

Risks Arising from Our Status as a REIT

Loss of our status as a REIT would have significant adverse consequences to us.

        If we lose our status as a REIT, we will face serious tax consequences that will substantially reduce the funds available for satisfying our obligations under the notes and our existing indentures, including the indentures governing the notes, for each of the years involved because:

  •
  we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

  •
  we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

  •
  unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

As a result of all these factors, our failure to qualify as a REIT also could impair our ability to implement our business strategy.

        Qualification as a REIT involves the application of highly technical and complex provisions under the Code, for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to remain qualified as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions may adversely affect our investors or our ability to remain qualified as a REIT for tax purposes. Although we believe that we qualify as a REIT, we cannot assure you that we will continue to qualify or remain qualified as a REIT for tax purposes.

The 90% distribution requirement will decrease our liquidity and may limit our ability to engage in otherwise beneficial transactions.

        To comply with the 90% distribution requirement applicable to REITs and to avoid a nondeductible excise tax, we must make distributions to our stockholders. The indentures governing the notes and our other existing indentures permit us to make annual distributions to our stockholders in an amount equal to the minimum amount necessary to maintain our REIT status so long as our ratio of Debt to Adjusted Total Assets (as variously defined in each such indenture) does not exceed 60% and to make additional distributions if we pass certain other financial tests. However, distributions may limit our ability to rely upon rental payments from our properties or subsequently acquired properties to finance investments, acquisitions or new developments. As a result, substantial distributions will be made to our stockholders prior to the scheduled maturities of the notes.

        Although we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the REIT distribution requirement, it is possible that from time to time we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or we may decide to retain cash or distribute such greater amount as may be necessary to avoid income and excise taxation. This may be due to the timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of that income and deduction of those expenses in arriving at our taxable income, on the other hand. In addition, nondeductible expenses such as principal amortization or repayments or capital expenditures in excess of noncash deductions may also cause us to fail to have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.

        These distributions may impair our ability to make payments of principal of, and/or interest on, the notes and may limit our ability to rely upon rental payments from our properties or subsequently acquired properties to finance investments, acquisitions or new developments.

        In the event that timing differences occur or we deem it appropriate to retain cash, we may borrow funds, issue equity securities (although there can be no assurance that we will be able to do so), pay taxable stock dividends, if possible, distribute other property or securities or engage in a transaction intended to enable us to meet the REIT distribution requirements. This may require us to raise additional capital to meet our obligations; however, see "—Risks Arising from Our Capital Structure—We may be unable to raise additional capital necessary to continue to implement our business plan and to meet our debt payments." The terms of the indentures governing the notes, our other existing indentures and our revolving credit facility will restrict our ability to engage in some of these transactions.

We may still be subject to corporate level taxes.

        Following our REIT election, we are considered to be a former C corporation for income tax purposes. Therefore, we remain potentially subject to corporate level taxes with respect to dispositions of assets owned at the time we made our REIT election, which are sold at anytime between January 1, 1999 and December 31, 2008. Also, as a consequence of the Provident acquisition, we will be subject to corporate level taxes if we dispose of any of the Brookdale properties before November 2014.

Risks Relating to the Exchange Offers

You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the applicable exchange offer.

        If you do not exchange your original notes for exchange notes in the applicable exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legend on the original notes. In general, you may not offer, sell or otherwise transfer the original notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        The issuers and the guarantors do not currently anticipate that they will register the original notes under the Securities Act and, except for the limited instances involving the initial purchasers or holders of the original notes who are not eligible to participate in the applicable exchange offer or who do not receive freely transferable exchange notes in the applicable exchange offer, they will not be under any obligation to do so under the registration rights agreements or otherwise. Also, if the exchange offers are completed on the terms and within the time period contemplated by this prospectus, no liquidated damages or additional interest, as applicable, will be payable on your original notes.

Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the applicable exchange offer.

        To the extent that the original notes are tendered and accepted for exchange in the applicable exchange offer, the trading market for the original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered and accepted for exchange could be adversely affected. The extent of the market for original notes and the availability of price quotations would depend on a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for the original notes that are not exchanged in an exchange offer may be affected adversely to the extent that the original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

There are state securities law restrictions on the resale of the exchange notes.

        In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or sold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The issuers and the guarantors do not currently intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

The issuers and the guarantors will not accept your original notes for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

        The issuers and the guarantors will issue exchange notes as part of the exchange offers only after the timely receipt of your original notes, an applicable letter of transmittal properly completed and duly executed and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If the issuers and the guarantors do not receive your original notes, applicable letter of transmittal and other required documents by the expiration date of the applicable exchange offer, they will not accept your original notes for exchange. The issuers and the guarantors are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of the original notes, the issuers and the guarantors will not accept your original notes for exchange. See "The Exchange Offers—How to Tender."

Risks Relating to the Notes

  The exchange notes, like the original notes, entail the following risks:

Because the notes will be structurally subordinated to the obligations of our subsidiaries that are not guarantors, you may not be fully repaid if we become insolvent.

        Of our subsidiaries, only the Restricted Subsidiaries (other than Excluded Joint Ventures) will be directly obligated on the notes. Holders of the notes will have no claims against the assets of the Unrestricted Subsidiaries (which include the subsidiaries formed in connection with our commercial mortgage backed securitization transaction, which we refer to in this prospectus as the CMBS Transaction, certain subsidiaries acquired pursuant to our acquisition of ElderTrust and certain subsidiaries acquired pursuant to the Provident acquisition) and any current or future Excluded Joint Ventures. As of June 30, 2005, the Unrestricted Subsidiaries and Excluded Joint Ventures had aggregate outstanding indebtedness of $482.2 million, secured by 73 of our healthcare-related facilities. Our Unrestricted Subsidiaries and Excluded Joint Ventures had assets of $620.2 million, or 23.6% of our total assets, as of June 30, 2005. We may, subject to the limitations contained in the indentures governing the notes and our other existing indentures, form additional Unrestricted Subsidiaries and Excluded Joint Ventures in the future. All obligations of the Unrestricted Subsidiaries and any Excluded Joint Ventures, including indebtedness to trade creditors, will have to be paid, in full, before you will have any claims against the current and future Unrestricted Subsidiaries and Excluded Joint Ventures.

Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

        The notes and the guarantees thereof are not secured by any of our assets or our subsidiaries' assets, and therefore will be effectively subordinated to any secured indebtedness we, or our subsidiaries, may incur to the extent of the assets securing such indebtedness, including outstanding borrowings under our revolving credit facility. The indentures governing the notes permit us to incur secured debt, including outstanding borrowings under our revolving credit facility, that is secured by certain of our assets. In addition, our mortgage loan under the CMBS Transaction, which we refer to in this prospectus as the CMBS Loan, is secured by mortgages on certain of our properties. As of June 30, 2005, we had $941.6 million principal amount of outstanding secured debt, secured by 139 of our healthcare-related facilities, including $482.2 million of secured debt of the Unrestricted Subsidiaries and Excluded Joint Ventures which is non-recourse to us. If we were to become insolvent, the holders of any secured debt would receive payments from the assets pledged as security before you would receive payments on the notes.

If we experience a change in control, we may be unable to purchase the notes you hold as required under the indentures governing the notes.

        Upon the occurrence of certain change of control events and unless certain conditions are met, we must make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient funds to pay the purchase price for all notes tendered by holders seeking to accept the offer to purchase. In addition, our other existing indentures, our revolving credit facility and our other debt agreements may require us to repurchase other debt upon a change in control or may prohibit us from purchasing all validly tendered notes, which would result in an event of default under the indentures governing the notes. See "Description of Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the issuers or the guarantors.

        The guarantors' guarantees of the notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or our guarantors' unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

  •
  incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the debt and the guarantor:

  •
  was insolvent or was rendered insolvent by reason of the related financing transactions;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor's presently existing or future debt, including trade payables, or take other actions detrimental to the holders of the notes.

        In addition, the guarantors may be subject to the allegation that since they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

        Each guarantee will contain a provision intended to limit the guarantors' liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer or conveyance. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

The guarantees provided by us and our subsidiaries are subject to certain defenses that may limit your right to receive payment on the notes.

        Although the guarantees provide the holders of the notes with a direct claim against the assets of the guarantors, enforcement of the guarantees against any guarantor would be subject to certain "suretyship" defenses available to guarantors generally. Enforcement could also be subject to other defenses available to the guarantors in certain circumstances. To the extent that the guarantees are not enforceable, you would not be able to assert a claim successfully against such guarantors.

There is no public market for the notes, so you may be unable to sell the notes.

        The exchange 2015 notes and exchange 2010 notes are new securities for which there is currently no market. The exchange 2014 notes are additional notes of a series of securities for which there is currently no established market. Consequently, the notes may be relatively illiquid, and you may be unable to sell your notes, or if you are able to sell your notes, there can be no assurance as to the price at which you will able to sell them. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, economic conditions, our financial condition and the market for similar securities. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system. Certain of the initial purchasers of the original notes have advised us that they presently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making activities at any time in their sole discretion and without notice.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. The exchange notes will evidence the same debt as the original notes of the related series surrendered in exchange for the exchange notes. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

        Our net proceeds from the offering of the original 2015 notes and the original 2010 notes were approximately $345.0 million after deducting offering expenses and the initial purchasers' discount. We used the net proceeds, together with borrowings under our revolving credit facility, to pay the $231.0 million cash portion of the purchase price for the Provident acquisition, to repay outstanding indebtedness under Provident's credit facility and to pay our fees and expenses related to the Provident acquisition. As of June 7, 2005, Provident had $129.6 million of indebtedness outstanding under its credit facility, which was paid in its entirety in connection with the Provident acquisition.

        Our net proceeds from the offering of the original 2014 notes were approximately $48.8 million after deducting offering expenses and the initial purchaser's discount. We used the net proceeds to repay a portion of our outstanding indebtedness under our revolving credit facility. As of June 30, 2005, we had $156.4 million of outstanding indebtedness (excluding outstanding letters of credit of $0.7 million) under our revolving credit facility and the weighted average interest rate on the outstanding balance was 4.82% excluding the effects of the associated interest rate swap agreement. Our revolving credit facility matures on September 8, 2007, and such maturity date may be extended for one year at Ventas Realty's option if certain conditions are met. Indebtedness incurred under our revolving credit facility has been used primarily to fund acquisitions of or investments in healthcare-related properties, including a portion of the Provident acquisition, and for general working capital purposes. In the future, we expect to reborrow under our revolving credit facility for working capital and other general corporate purposes, including acquisitions. See "Description of Other Indebtedness—Our Revolving Credit Facility."

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2005.

        You should read this table in conjunction with the information set forth under "Use of Proceeds" and "Description of Other Indebtedness" and our consolidated financial statements and accompanying notes incorporated by reference in this prospectus.

As of June 30, 2005
(in thousands)
Cash and cash equivalents	$802

Long-term debt
Revolving credit facility(1)	$156,400
CMBS Loan	211,104
Senior notes due 2009	174,217
Senior notes due 2010	175,000
Senior notes due 2012	191,821
Senior notes due 2014	175,000
Senior notes due 2015	175,000
Other long-term debt(2)	574,142

Total long-term debt	1,832,684
Total stockholders' equity	655,160

Total capitalization	$2,487,844

(1)
Excludes outstanding letters of credit of $0.7 million.

(2)
Represents mortgage loan obligations that are non-recourse to us.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

        On June 7, 2005, the issuers sold the original 2015 notes and the original 2010 notes in a private offering exempt from registration under the Securities Act. On June 14, 2005, the issuers sold the original 2014 notes in a private offering exempt from registration under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration rights agreements, the issuers and certain of the guarantors have agreed with the respective initial purchasers of the original notes to, at their own cost:

  •
  file an exchange offer registration statement with the Commission within 60 days after June 7, 2005, with respect to the original 2015 notes and the original 2010 notes, and June 14, 2005, with respect to the original 2014 notes;

  •
  use their respective commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after June 7, 2005, with respect to the original 2015 notes and the original 2010 notes, and June 14, 2005, with respect to the original 2014 notes; and

  •
  use their respective best efforts to consummate the exchange offers within 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement is declared effective by the Commission.

        In addition, the issuers and the guarantors have agreed to keep each exchange offer open for at least 20 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the original notes. The exchange notes are being offered under this prospectus to satisfy the obligations under the registration rights agreements.

Terms of the Exchange

        Upon the terms and subject to the conditions in this prospectus and in the letters of transmittal that accompany this prospectus, the issuers and the guarantors are offering to exchange $1,000 in principal amount of applicable exchange notes for each $1,000 in principal amount of original notes. The terms of the exchange notes are substantially identical to the terms of the original notes for which they may be exchanged in the applicable exchange offer, except that:

  •
  the exchange notes will be registered under the Securities Act;

  •
  the exchange notes will be freely transferable, other than as described in this prospectus and will not contain any legend restricting their transfer;

  •
  holders of the exchange notes will not be entitled to certain rights of the holders of the original notes under the applicable registration rights agreement, which rights will terminate upon completion of the applicable exchange offer; and

  •
  the exchange notes will not contain any provisions regarding the payment of liquidated damages or additional interest, as applicable.

        The exchange notes will evidence the same debt as the original notes of the related series and will be entitled to the benefits of the applicable indenture. See "Description of Exchange Notes."

        The exchange offers are not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange. The exchange offers are also not conditioned on each other.

        Based upon interpretations by the staff of the Commission set forth in no action letters issued to unrelated third parties, we believe that a holder of exchange notes issued in an exchange offer may transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act if such holder:

  •
  acquires the exchange notes in the ordinary course of the holder's business;

  •
  has no arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the exchange notes;

  •
  is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the issuers or the guarantors;

  •
  is not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes directly from an issuer or guarantor; and

  •
  is not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes for its own account as a result of market-making or other trading activities.

        If any of these conditions are not satisfied and a holder of exchange notes transfers any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, such holder may incur liability under the Securities Act. See "Plan of Distribution."

        Each broker-dealer that receives exchange notes for its own account in an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. Each letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for original notes where those original notes were acquired by the broker-dealer for its own account as a result of market-making activities or other trading activities. The issuers, Ventas, Inc. and Ventas LLC have agreed, if requested by a participating broker-dealer, to use their respective commercially reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective for a period not to exceed 90 business days after the date on which the registration statement is declared effective, or such longer period if extended under certain circumstances, or such earlier date as all requesting participating broker-dealers have notified the issuers in writing that all such requesting participating broker-dealers have resold all exchange notes acquired in the applicable exchange offer.

        Tendering holders of original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes relating to the exchange of original notes for exchange notes in the exchange offers.

Shelf Registration Statement

        If:

  •
  the issuers and the guarantors are not required to file the exchange offer registration statement or permitted to consummate an exchange offer because the exchange offer is not permitted by applicable law or Commission policy;

  •
  for any reason the applicable exchange offer is not consummated within 30 business days after the 180th day following June 7, 2005, with respect to the original 2015 notes or the original 2010 notes, or June 14, 2005, with respect to the original 2014 notes; or

  •
  any holder of original notes notifies the issuers prior to the 20th day following consummation of the applicable exchange offer that:

  (1)
  it is prohibited by law or Commission policy from participating in the applicable exchange offer;

    (2)
    it may not resell the exchange notes acquired by it in the applicable exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

    (3)
    it is a broker-dealer and owns original notes acquired directly from the issuers or an affiliate of the issuers,

the issuers and the guarantors will:

  •
  use their respective best efforts to file with the Commission a shelf registration statement to cover resales of the applicable notes by the holders of such notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement on or prior to 45 days after such filing obligation arises;

  •
  use their respective commercially reasonable efforts to cause any such shelf registration statement to be declared effective under the Securities Act on or prior to 180 days after such obligation arises; and

  •
  use their respective commercially reasonable efforts to keep any such shelf registration statement continuously effective under the Securities Act for the period ending on the earlier of June 7, 2007, with respect to the original 2015 notes and the original 2010 notes, or June 14, 2007, with respect to the original 2014 notes, subject to extension, and such shorter period ending when all notes covered by any such shelf registration statement have been sold in the manner set forth and as contemplated in such shelf registration statement or when there are no more original notes of the applicable series.

        If the issuers and the guarantors file a shelf registration statement, they will, among other things:

  •
  provide to each holder for which the shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement;

  •
  notify each of the holders of the applicable notes when the shelf registration statement has been declared effective under the Securities Act; and

  •
  take other actions as are required to permit unrestricted resales of the applicable original notes or the applicable exchange notes, as the case may be.

        A holder selling original notes or exchange notes under a shelf registration statement generally must be named as a selling security holder in the related prospectus and must deliver a prospectus to purchasers. Consequently, the holder will be subject to the civil liability provisions under the Securities Act in connection with those sales and will be bound by any applicable provisions of the registration rights agreements, including specified indemnification obligations.

Liquidated Damages or Additional Interest

        Additional interest will accrue on the original 2015 notes and the original 2010 notes and liquidated damages will accrue on the original 2014 notes, in addition to the stated interest on the notes, from and including the date on which a registration default with respect to the applicable series occurs to, but excluding, the earlier of the date on which all such registration defaults have been cured and the date on which all applicable notes otherwise become freely transferable by holders of such notes other than affiliates of the issuers, Ventas, Inc. and Ventas LLC without further registration under the Securities Act.

        The occurrence of any of the following is a registration default with respect to a series of notes:

  •
  the failure to file any of the registration statements required by the applicable registration rights agreement on or before the date specified therein for such filing;

  •
  any of such registration statements is not declared effective by the Commission on or prior to the date specified in the applicable registration rights agreement for such effectiveness (the "Effectiveness Target Date");

  •
  the applicable exchange offer is not consummated on or prior to the 30th business day following the Effectiveness Target Date with respect to the exchange offer registration statement; or

  •
  the applicable shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or fails to be usable in connection with resales of notes covered by such registration statement during the periods specified in the applicable registration rights agreement, except as specifically permitted in the applicable registration rights agreement.

        Liquidated damages or additional interest, as applicable, will accrue on the applicable notes, with respect to the first 90-day period immediately following the occurrence of the first registration default with respect to such notes, in an amount equal to $.05 per week per $1,000 principal amount of such notes held by such holder.

        The amount of the liquidated damages or additional interest, as applicable, will increase by an additional $.05 per week per $1,000 principal amount of applicable notes with respect to each subsequent 90-day period until all registration defaults with respect to such notes have been cured, up to a maximum amount of liquidated damages or additional interest, as applicable, for all registration defaults of $.20 per week per $1,000 principal amount of applicable notes.

        Following the cure of all registration defaults with respect to a series of notes, the accrual of liquidated damages or additional interest, as applicable, will cease with respect to such notes.

        If each exchange offer is completed on the terms and within the period contemplated by this prospectus, no liquidated damages or additional interest, as applicable, will be payable on the notes. The exchange notes will not contain any provisions regarding the payment of liquidated damages or additional interest, as applicable.

        The summary of the provisions of the registration rights agreements contained in this prospectus does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration rights agreements, copies of which are exhibits to the registration statement of which this prospectus is a part.

Expiration Date; Extensions; Termination; Amendments

        The expiration date of each exchange offer is 5:00 p.m., New York City time, on October 25, 2005, unless the issuers in their sole discretion extend the period during which an exchange offer is open. In that case, the expiration date will be the latest time and date to which such exchange offer is extended. The issuers reserve the right to extend any exchange offer at any time and from time to time before the expiration date by giving written notice to the exchange agent, U.S. Bank National Association, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to PR Newswire. During any extension of an exchange offer, all original notes previously tendered in the exchange offer will remain subject to the exchange offer.

        The initial exchange date will be the first business day following the expiration date of the applicable exchange offer. The issuers expressly reserve the right to:

  •
  terminate any exchange offer and not accept for exchange any original notes for any reason, including if any of the events described below under "—Conditions to the Exchange Offers" shall have occurred and shall not have been waived by the issuers; and

  •
  amend the terms of any exchange offer in any manner.

        If any termination or amendment occurs, the issuers will notify the exchange agent in writing and will either issue a timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or give written notice to the holders of the original notes as promptly as practicable. Unless the issuers terminate an exchange offer prior to 5:00 p.m., New York City time, on the expiration date, the issuers and the guarantors will exchange the applicable exchange notes for the original notes on the exchange date.

        If:

  •
  the issuers waive any material condition to an exchange offer or amend an exchange offer in any other material respect; and

  •
  at the time that notice of this waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

        This prospectus and the applicable letter of transmittal and other relevant materials will be mailed by the issuers and the guarantors to record holders of original notes. In addition, these materials will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

How to Tender

        The tender to the issuers and the guarantors of original notes according to one of the procedures described below will constitute an agreement between that holder of original notes and the issuers and the guarantors in accordance with the terms and subject to the conditions set forth in this prospectus and in the applicable letter of transmittal. All references in this prospectus to a letter of transmittal include a facsimile of the letter of transmittal.

        General Procedures.    A holder of original notes may tender them by:

  •
  properly completing and signing the applicable letter of transmittal and delivering the same, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees, or a timely confirmation of a book-entry transfer according to the procedure described below, to the exchange agent at its address set forth below under "—Exchange Agent" on or before the expiration date of the applicable exchange offer; or

  •
  complying with the guaranteed delivery procedures described below.

        If tendered original notes are registered in the name of the signer of the applicable letter of transmittal and the exchange notes to be issued in exchange for accepted original notes are to be issued, and any untendered original notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the issuers. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact the holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender the original notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the original notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the applicable letter of transmittal and delivering the original notes. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    The exchange agent will make a request to establish one or more accounts for the original notes at the book-entry transfer facility, The Depository Trust Company, or DTC, for purposes of each exchange offer within two business days after receipt of this prospectus. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer the original notes into the exchange agent's account at the book-entry transfer facility in accordance with the facility's procedures. However, although delivery of original notes may be effected through book-entry transfer, the applicable letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date of the applicable exchange offer, or the guaranteed delivery procedures described below must be complied with.

        The method of delivery of original notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date of the applicable exchange offer to permit delivery to the exchange agent on or before such expiration date.

        Unless an exemption applies under the applicable law and regulations concerning backup withholding of U.S. federal income tax, the exchange agent will be required to withhold 28% of the gross proceeds otherwise payable to a holder in an exchange offer if the holder does not provide the holder's taxpayer identification number and certify that the number is correct. Each tendering holder should complete and sign the main signature form and the IRS Form W-9 included as part of the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding. This will not be required, however, if an applicable exemption exists and is proved in a manner satisfactory to the issuers and the exchange agent.

        Guaranteed Delivery Procedures.    If a holder desires to participate in an exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date of the applicable exchange offer, a tender may be effected if the exchange agent has received at the address set forth below under "—Exchange Agent" on or before such expiration date a letter, telegram or facsimile transmission from an eligible guarantor institution that:

  •
  sets forth the name and address of the tendering holder, the names in which the original notes are registered, the principal amount of original notes to be tendered and, if possible, the certificate numbers of the original notes to be tendered;

  •
  states that the tender is being made thereby; and

  •
  guarantees that within three New York Stock Exchange trading days after the date of execution of the letter, telegram or facsimile transmission by the eligible guarantor institution, the original notes, in proper form for transfer, will be delivered by the eligible guarantor institution together with an applicable letter of transmittal a properly completed and duly executed and any other required documents.

        Unless original notes being tendered by the above-described method or a timely confirmation of a book-entry transfer are deposited with the exchange agent within the time period described above, accompanied or preceded by a properly completed letter of transmittal and any other required documents, the issuers may reject the tender. Copies of a notice of guaranteed delivery that may be used by eligible guarantor institutions for the purposes described in the preceding paragraph are being delivered with this prospectus and the letters of transmittal.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the original notes or a timely confirmation of a book-entry transfer is received by the exchange agent. Issuances of exchange notes in exchange for original notes tendered by an eligible guarantor institution as described above will be made only against deposit of the applicable letter of transmittal and any other required documents and the tendered original notes or a timely confirmation of a book-entry transfer.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of original notes will be determined by the issuers. The issuers' determination will be final and binding. The issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the issuers, be unlawful. The issuers also reserve the absolute right to waive any of the conditions of an exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of the issuers, the exchange agent or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. The interpretation of the terms and conditions of the exchange offers of the issuers, including the letters of transmittal and the instructions to the letters of transmittal, will be final and binding.

Terms and Conditions of the Letters of Transmittal

        Each letter of transmittal contains, among other things, the following terms and conditions, which are part of the applicable exchange offer.

        The party tendering original notes for exchange, or the transferor, exchanges, assigns and transfers the original notes to the issuers and the guarantors and irrevocably constitutes and appoints the exchange agent as its agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

  •
  it has full power and authority to tender, exchange, assign and transfer the original notes and to acquire exchange notes issuable upon the exchange of the tendered original notes; and

  •
  when the same are accepted for exchange, the issuers and the guarantors will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

        The transferor also warrants that it will, upon request, execute and deliver any additional documents the issuers deem necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The transferor further agrees that acceptance of any tendered original notes by the issuers and the guarantors and the issuance of exchange notes in exchange shall constitute performance in full by the issuers, Ventas, Inc. and Ventas LLC of their obligations under the applicable registration rights agreement and that the issuers, Ventas, Inc. and Ventas LLC shall have no further obligations or liabilities under the applicable registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

        By tendering original notes, the transferor certifies that:

  •
  it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours, that it is not a broker-dealer that owns original notes acquired directly from an issuer or guarantor, that it is acquiring the exchange notes offered hereby in the ordinary course of its business and that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; or

  •
  it is an affiliate (as so defined) of ours, and that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

        Each broker-dealer that receives exchange notes for its own account in an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. Each letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Withdrawal Rights

        Original notes tendered in an exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer.

        For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth below under "—Exchange Agent." Any notice of withdrawal must:

  •
  specify the person named in the applicable letter of transmittal as having tendered original notes to be withdrawn;

  •
  specify the certificate numbers of original notes to be withdrawn;

  •
  specify the principal amount of original notes to be withdrawn, which must be an authorized denomination;

  •
  specify the CUSIP number of original notes to be withdrawn;

  •
  state that the holder is withdrawing its election to have those original notes exchanged;

  •
  state the name of the registered holder of those original notes to be withdrawn; and

  •
  be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes to be withdrawn.

        The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the issuers, and this determination will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the applicable exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date of the applicable exchange offer. For the purposes of each exchange offer, the issuers and the guarantors shall be deemed to have accepted for exchange validly tendered original notes when, as and if the issuers have given written notice of acceptance to the exchange agent.

        The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from the issuers and the guarantors and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the applicable exchange offer, delivery of exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of original notes tendered by book-entry transfer, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility promptly following its expiration date. If the issuers terminate an exchange offer before the expiration date, these non-exchanged original notes will be credited to the exchange agent's account promptly after the exchange offer is terminated.

Conditions to the Exchange Offers

        Despite any other provision of an exchange offer or any extension of an exchange offer, the issuers will not be required to issue exchange notes for any properly tendered original notes not previously accepted. The issuers may terminate an exchange offer by written notice to the exchange agent and by either a timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or written notice to the holders of the applicable original notes as promptly as practicable or, at their option, modify or otherwise amend an exchange offer, if:

  •
  the exchange offer violates applicable law or any applicable interpretation of the staff of the Commission;

  •
  an action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair the ability of the issuers and the guarantors to proceed with the exchange offer;

  •
  a material adverse development has occurred in any existing action or proceeding with respect to the issuers or any guarantor; or

  •
  all governmental approvals that the issuers deem necessary for the consummation of the exchange offer have not been obtained.

        The conditions described above are for the sole benefit of the issuers and the guarantors. The issuers may assert these conditions regarding all or any portion of any exchange offer regardless of the circumstances, including any action or inaction by the issuers, giving rise to the condition. The issuers may waive these conditions in whole or in part at any time or from time to time in their sole discretion. The failure by the issuers at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the issuers have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend an exchange offer.

        Any determination by the issuers concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, the issuers and the guarantors will not accept for exchange any original notes tendered and no exchange notes will be issued in exchange for any original notes, if at that time any stop order is threatened or in effect relating to:

  •
  the registration statement of which this prospectus constitutes a part; or

  •
  the qualification of the applicable indenture under the Trust Indenture Act.

Exchange Agent

        U.S. Bank National Association has been appointed as the exchange agent for the exchange offers. Letters of transmittal must be addressed to the exchange agent at its address set forth below or such other address as may be indicated upon contacting the exchange agent at the telephone number set forth below.

By Mail, Hand or Courier:
U.S. Bank National Association
60 Livingston Street
St. Paul, MN 55107
Attention: Specialized Finance

By Facsimile:
(651) 495-8158

Confirm by Telephone:
(800) 934-6802

        Delivery to an address other than as set forth in this prospectus, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses

        The issuers and the guarantors have not retained any dealer-manager or similar agent in connection with the exchange offers and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offers. However, the issuers will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. The issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers.

Appraisal Rights

        Holders of original notes will not have dissenters' rights or appraisal rights in connection with the exchange offers.

United States Federal Income Tax Consequences

        See "Material United States Federal Income Tax Considerations" for a discussion of the U.S. federal income tax consequences of participating in any exchange offer.

Other

        Participation in an exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of the applicable exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of these exchange offers, and upon acceptance for exchange of all validly tendered original notes according to the terms of these exchange offers, the issuers and the guarantors will have fulfilled a covenant contained in the applicable registration rights agreement. Holders of the original notes who do not tender their certificates in an exchange offer will continue to hold those certificates and will be entitled to all the rights, and limitations applicable to the original notes under the applicable indenture, except for any rights under the applicable registration rights agreement which by their terms terminate or cease to have further effect as a result of the making of the applicable exchange offer. See "Description of Exchange Notes."

        All untendered, and tendered but unaccepted, original notes will continue to be subject to the restrictions on transfer provided for in the original notes and the applicable indenture under which the original notes have been issued. In general, the original notes may not be reoffered, resold or otherwise transferred in the United States unless they are registered under the Securities Act, offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws or offered or sold in a transaction not subject to the Securities Act and applicable state securities laws. Except under certain limited circumstances, we do not intend to register the original notes under the Securities Act.

        In addition, any holder of original notes who tenders in an exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that original notes are tendered and accepted in an exchange offer, the trading market, if any, for the applicable original notes could be adversely affected.

        The issuers and the guarantors may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The issuers and the guarantors have no present plan to acquire any original notes that are not tendered in the exchange offers.

DESCRIPTION OF OTHER INDEBTEDNESS

        On a consolidated basis at June 30, 2005, we had approximately $156.4 million outstanding under our revolving credit facility, $211.1 million outstanding under the CMBS Loan, and $891.0 million outstanding aggregate principal amount of Existing Notes (as defined below) and original notes. At that date, we also had outstanding $574.1 million of other indebtedness, representing mortgage loans that were non-recourse to us.

Our Revolving Credit Facility

        On September 8, 2004, Ventas, Inc., as guarantor, and Ventas Realty, as borrower, entered into a senior secured revolving credit facility under which Ventas Realty may borrow $300.0 million on a revolving basis. Ventas Realty has the option to increase the Total Commitments (as defined in the revolving credit facility) (in the form of additional revolving loans and/or a term loan), to an amount not to exceed $450.0 million, subject to the satisfaction of certain conditions set forth in the revolving credit facility.

        Borrowings outstanding under the revolving credit facility bear interest at a fluctuating rate per annum equal to an Applicable Percentage (as defined in the revolving credit facility) over (i) in the case of Eurodollar rate loans, a one-, two-, three- or six-month Eurodollar Rate (as defined in the revolving credit facility), at Ventas Realty's option, or (ii) in the case of base rate loans, the higher of (x) the Federal Funds Rate (as defined in the revolving credit facility) in effect for the relevant period, plus 50 basis points and (y) the annual rate of interest announced by Bank of America, N.A. as its "prime rate". The Applicable Percentage is determined by reference to Ventas, Inc.'s Consolidated Leverage Ratio (as defined in the revolving credit facility) and ranges from 1.05% to 1.75% for Eurodollar rate loans and from 0.00% to 0.50% for base rate loans.

        The Consolidated Leverage Ratio is generally the ratio of our consolidated total liabilities to our consolidated gross asset value, as more particularly described in the revolving credit facility. The Applicable Percentage as of June 30, 2005 was based on a Consolidated Leverage Ratio of more than 45% but less than or equal to 50%.

        As of June 30, 2005, Ventas Realty had $156.4 million of outstanding borrowings and $0.7 million of outstanding letters of credit under the revolving credit facility.

        The revolving credit facility matures on September 8, 2007 but may be extended, at Ventas Realty's option, subject to the satisfaction of certain conditions set forth therein, for an additional period of one year. Loans outstanding under the revolving credit facility may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurodollar rate loans. Ventas Realty may permanently reduce or terminate the total committed amount of the revolving credit facility, subject to the conditions set forth in the revolving credit facility.

        The revolving credit facility imposes various restrictions on Ventas Realty and Ventas, Inc., including restrictions pertaining to: (i) the incurrence of additional indebtedness; (ii) liens; (iii) certain dividends, distributions and other payments; (iv) mergers, sales of assets and other transactions; (v) the maintenance of minimum consolidated adjusted net worth and certain consolidated leverage ratios and consolidated fixed charge coverage ratios; (vi) transactions with affiliates; (vii) permitted business and development activities and uses of loan proceeds; and (viii) changes to material agreements.

        The revolving credit facility contains usual and customary events of default. If a default occurs and is continuing, Ventas Realty may be required to repay all amounts outstanding thereunder.

        Ventas, Inc. (and any other owner of mortgaged property securing Ventas Realty's obligations under the revolving credit facility from time to time) has guaranteed Ventas Realty's obligations under the revolving credit facility. Such obligations are currently secured by liens on certain of Ventas Realty's real property assets and any related leases, rents and personal property, and, at Ventas Realty's option, may be secured by certain cash collateral from time to time. As of June 30, 2005, 52 real properties owned or leased by Ventas Realty and leased to Kindred pursuant to that certain Master Lease No. 1 were mortgaged to secure the revolving credit facility.

        The Borrowing Base (as defined in the revolving credit facility) under the revolving credit facility is, as determined at any time, an amount equal to the sum of (i) sixty-five percent (65%) of the aggregate appraised property value of the Eligible Properties (as defined in the revolving credit facility), plus (ii) one hundred percent (100%) of amounts on deposit in certain cash collateral or pledged accounts. The aggregate principal amount of the obligations outstanding under the revolving credit facility may not at any time exceed the Borrowing Base. Ventas Realty may at any time include additional real estate assets (which must satisfy certain conditions set forth in the revolving credit facility) in the Borrowing Base to increase its remaining availability, up to the Total Commitments. Subject to the terms and conditions set forth in the revolving credit facility, Ventas Realty may also obtain a release of various Eligible Properties from the liens and security interests encumbering such properties.

CMBS Transaction

        On December 12, 2001, we raised $225.0 million in gross proceeds from the completion of the CMBS Transaction. Under a Loan and Security Agreement, dated as of December 12, 2001, which we refer to in this prospectus as the CMBS Loan Agreement, Ventas Finance obtained the CMBS Loan in the principal amount of $225.0 million from Merrill Lynch Mortgage Lending, Inc., as lender. The CMBS Loan is comprised of six components:

  •
  a component in the original principal amount of $125.23 million which bears interest at LIBOR plus 0.8665%;

  •
  a component in the original principal amount of $17.97 million which bears interest at LIBOR plus 1.1665%;

  •
  a component in the original principal amount of $8.86 million which bears interest at LIBOR plus 1.5165%;

  •
  a component in the original principal amount of $26.83 million which bears interest at LIBOR plus 1.9665%;

  •
  a component in the original principal amount of $26.83 million which bears interest at LIBOR plus 2.6665%; and

  •
  a component in the original principal amount of $19.28 million which bears interest at LIBOR plus 3.1665%.

        As of June 30, 2005, the CMBS Loan bore interest at a nominal weighted average rate of one-month LIBOR plus 1.50%.

        Principal of and interest on the CMBS Loan is payable monthly. Principal payments on the CMBS Loan were calculated based upon a 25-year amortization schedule and an assumed interest rate of 9.46% per annum. The CMBS Loan matures on December 9, 2006, at which time a principal balloon payment of approximately $206.4 million will be due, assuming all scheduled amortization payments are made and no prepayments are made on the CMBS Loan. The CMBS Loan may be prepaid in whole or in part at any time and from time to time without penalty or premium.

        The CMBS Loan is secured by liens on the 39 skilled nursing facilities transferred by Ventas Realty to Ventas Finance and leased to Kindred under master lease, which we refer to in this prospectus as the Kindred CMBS Master Lease, between Kindred and Ventas Finance which relates to all such nursing facilities and any related leases, rents and personal property. Except for certain customary exceptions, the CMBS Loan is non-recourse to Ventas Finance and Ventas, Inc.

        Monthly rental amounts under the Kindred CMBS Master Lease are deposited directly by Kindred into a central account for the benefit of the CMBS Lender (as defined in the CMBS Loan Agreement). Amounts in the central account are applied to pay the monthly principal and interest payments on the CMBS Loan and to fund certain reserve accounts required under the CMBS Loan Agreement. Amounts remaining in the central account after the payment of the current month's principal and interest payment and the funding of the reserve accounts are distributed to Ventas Finance, provided no event of default has occurred and is continuing under the CMBS Loan Agreement and provided a Cash Flow Sweep Event (as defined in the CMBS Loan Agreement) has not occurred. The central account is swept on a daily basis.

Existing Notes

        On April 17, 2002, Ventas Realty and Ventas Capital completed the offering of 8 3/4% Senior Notes due 2009, which we refer to in this prospectus as the 2009 Notes, in the aggregate principal amount of $175.0 million and 9% Senior Notes due 2012, which we refer to in this prospectus as the 2012 Notes, and together with the 2009 Notes and the 6 5/8% Senior Notes due 2014 issued on October 15, 2004 (as described below) as the Existing Notes, in the aggregate principal amount of $225.0 million. The 2009 Notes and the 2012 Notes were issued under separate indentures and mature on May 1, 2009 and May 1, 2012, respectively. As of June 30, 2005, there were $174.2 million principal amount of 2009 Notes outstanding and $191.8 million principal amount of 2012 Notes outstanding.

        The Existing Notes are unconditionally guaranteed on a senior unsecured basis by Ventas, Inc. and by certain of Ventas, Inc.'s current and future subsidiaries as described in the governing indentures. The Existing Notes are part of the general unsecured obligations of Ventas, Inc. and Ventas Realty, rank equal in right of payment with all existing and future senior unsecured obligations of Ventas, Inc. and Ventas Realty, including the original notes and the exchange notes, and rank senior to all existing and future subordinated indebtedness of Ventas, Inc. and Ventas Realty. However, the Existing Notes are effectively subordinated to all borrowings and other obligations under our revolving credit facility with respect to Eligible Properties and any future assets securing indebtedness under our revolving credit facility. In addition, the Existing Notes are structurally subordinated to obligations of the Unrestricted Subsidiaries and Excluded Joint Ventures (in each case as defined under the respective indentures) with respect to the assets of such entities, including approximately $211.1 million of indebtedness, as of June 30, 2005, relating to the CMBS Transaction that is secured by the CMBS Properties (as defined in the CMBS Loan Agreement).

        Ventas Realty and Ventas Capital may redeem the Existing Notes, in whole at any time or in part, from time to time, at a redemption price equal to the principal amount, plus accrued and unpaid interest to the date of redemption and a make-whole premium as described in the indentures governing the Existing Notes.

        If we experience certain kinds of changes of control, as described in the indentures governing the Existing Notes, Ventas Realty and Ventas Capital must make an offer to repurchase the Existing Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. However, in the event Moody's Investors Service, Inc. and Standard & Poor's Ratings Services have confirmed their ratings of the Existing Notes at Ba3 or higher and BB- or higher, respectively, following a change in control and certain other conditions are met as set forth in the indentures governing the Existing Notes, this repurchase obligation will not apply.

        The indentures governing the Existing Notes contain covenants that limit the ability of the restricted group to, among other things: (i) incur debt; (ii) incur secured debt; (iii) make certain dividend payments, distributions and investments; (iv) enter into certain transactions, including transactions with affiliates; (v) subject such subsidiaries to restrictions on dividends or other payments to us; (vi) merge, consolidate or transfer all or substantially all of the restricted group's assets; and (vii) sell assets. These covenants are subject to certain exceptions and qualifications as described in the indentures governing the Existing Notes. The restricted group is also required to maintain total unencumbered assets of at least 150% of the restricted group's unsecured debt. If we obtain an investment grade rating from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, certain of these covenants with respect to the Existing Notes will be suspended while such ratings remain in effect.

        On October 15, 2004, Ventas Realty and Ventas Capital completed the offering of 6 5/8% Senior Notes due 2014 in the aggregate principal amount of $125.0 million. The 6 5/8 Senior Notes due 2014 issued on October 15, 2004 are governed by the same indenture as the original 2014 notes and were exchanged pursuant to a registered exchange offer on February 2, 2005. Consequently, the 6 5/8% Senior Notes due 2014 issued on October 15, 2004 have the same terms as the exchange 2014 notes. See "Description of Exchange Notes."

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, the word "Partnership" refers only to Ventas Realty, Limited Partnership and not to any of its subsidiaries. The term "Issuers" refers to the Partnership and Ventas Capital, collectively. The terms "we," "us" and "our" refer to Ventas, Inc. and not to any of its subsidiaries.

        As used herein, references to the term "Exchange Notes" mean the Issuers' new registered 7 1/8% Senior Notes due 2015 (the "Exchange 2015 Notes"), the Issuers' new registered 6 3/4% Senior Notes due 2010 (the "Exchange 2010 Notes"), and the Issuers' new registered 6 5/8% Senior Notes due 2014 (the "Exchange 2014 Notes"). As used herein, references to the term "Original Notes" mean the Issuers' outstanding unregistered 7 1/8% Senior Notes due 2015 (the "Original 2015 Notes"), the Issuers' outstanding unregistered 6 3/4% Senior Notes due 2010 (the "Original 2010 Notes"), and the Issuers' outstanding unregistered 6 5/8% Senior Notes due 2014 (the "Original 2014 Notes"). The Original 2015 Notes and the Exchange 2015 Notes are referred to collectively herein as the "2015 Notes". The Original 2010 Notes and the Exchange 2010 Notes are referred to collectively herein as the "2010 Notes." The Original 2014 Notes and the Exchange 2014 Notes are referred to collectively herein as the "2014 Notes." We refer to the Exchange Notes and the Original Notes collectively as the "Notes."

        The Exchange 2015 Notes, like the Original 2015 Notes, will be issued under an indenture (as supplemented, the "2015 Note Indenture") among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "2015 Note Trustee"). The Exchange 2010 Notes, like the Original 2010 Notes, will be issued under an indenture (as supplemented, the "2010 Note Indenture") among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "2010 Note Trustee"). The Exchange 2014 Notes, like the Original 2014 Notes, will be issued under an indenture (as supplemented, the "2014 Note Indenture" and, together with the 2015 Note Indenture and the 2010 Note Indenture, the "Indentures") among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "2014 Note Trustee" and, together with the 2015 Note Trustee and the 2010 Note Trustee, the "Trustee"). The Original Notes and the Exchange Notes issued under each related Indenture will be considered collectively to be a single class for all purposes under that Indenture, including waivers, amendments, redemptions and offers to purchase. The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended.

        The Exchange Notes will be substantially identical to the Original Notes, except that:

  •
  the Exchange Notes will be registered under the Securities Act;

  •
  the Exchange Notes will be freely transferable, other than as described in this prospectus and will not contain any legend restricting their transfer; and

  •
  the Exchange Notes will not contain any provisions regarding payment of liquidated damages or additional interest, as applicable.

        We will be obligated to pay liquidated damages or additional interest, as applicable, on the Original Notes in the circumstances described under "The Exchange Offers—Liquidated Damages or Additional Interest." If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no liquidated damages or additional interest, as applicable, will be payable.

        The following description is a summary of the material provisions of the Indentures. It does not restate the Indentures in their entirety. See "The Exchange Offers" for a summary of the material provisions of the registration rights agreements. We urge you to read the applicable Indenture and the applicable registration rights agreement because they, and not the descriptions in this prospectus, define your rights as holders of the Notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indentures. Any reference to "Notes" or a "series" of Notes in this description refers to the 2015 Notes, the 2010 Notes or the 2014 Notes, as applicable.

        The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable Indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The Notes:

  •
  are general unsecured obligations of the Issuers;

  •
  are equal in right of payment with all other existing and future unsecured senior Debt of the Issuers;

  •
  are senior in right of payment to any future subordinated Debt of the Issuers; and

  •
  are unconditionally guaranteed by the Guarantors.

        However, the Notes will be effectively subordinated to all borrowings under the Credit Agreement, with respect to the assets pledged to secure those borrowings. The Credit Agreement is required to be secured by properties with a value equal to at least 1.54x the outstanding borrowings under the Credit Agreement. The Notes will also be structurally subordinated to the indebtedness and other obligations of our Unrestricted Subsidiaries and any Excluded Joint Ventures with respect to the assets of such entities. As of June 30, 2005, the Notes were structurally subordinated to approximately $482.2 million of indebtedness secured by the 73 healthcare facilities owned by our Unrestricted Subsidiaries and Excluded Joint Ventures. Our Unrestricted Subsidiaries and Excluded Joint Ventures had assets of $620.2 million, or 23.6% of our total assets, as of June 30, 2005. See "Risk Factors—Risks Relating to the Notes—Because the notes will be structurally subordinated to the obligations of our subsidiaries that are not guarantors, you may not be fully repaid if we become insolvent" and "Risk Factors—Risks Relating to the Notes—Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent."

The Guarantees

        The Original Notes are, and the Exchange Notes will be, guaranteed by Ventas, Inc. and each of Ventas, Inc.'s current and future Restricted Subsidiaries (other than Excluded Joint Ventures) until certain conditions are met.

        Each guarantee of the Notes:

  •
  is a general unsecured obligation of the Guarantor; and

  •
  is equal in right of payment with all other existing and future unsecured senior Debt of that Guarantor.

        See "Risk Factors—Risks Relating to the Notes—The guarantees provided by us and our subsidiaries are subject to certain defenses that may limit your right to receive payment on the notes."

Ventas Capital Corporation

        Ventas Capital is a wholly owned subsidiary of the Partnership that was incorporated in Delaware for the purpose of serving as a co-issuer of debt securities, including the Notes, in order to facilitate the offering of such debt securities. The Partnership believes that certain investors may be restricted in their ability to purchase debt securities of partnerships, such as the Partnership, unless such debt securities are jointly issued by a corporation. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, holders of the Notes should not expect Ventas Capital to participate in servicing the interest and principal obligations on the Notes. See "—Certain Covenants."

Unrestricted Subsidiaries and Excluded Joint Ventures

        Certain of our subsidiaries were Unrestricted Subsidiaries or Excluded Joint Ventures as of the date of each Indenture. Additionally, certain of our subsidiaries have been designated as Unrestricted Subsidiaries subsequent to the dates of the Indentures, including certain subsidiaries of Ventas Provident (as successor to Provident) which were designated as Unrestricted Subsidiaries on June 21, 2005 in accordance with the Indentures.

Principal, Interest and Maturity

        The Original 2015 Notes were issued in, and the Exchange 2015 Notes will be issued up to, the aggregate principal amount of $175.0 million. The Original 2010 Notes were issued in, and the Exchange 2010 Notes will be issued up to, the aggregate principal amount of $175.0 million. 6 5/8% Senior Notes due 2014, of the same series as the Original 2014 Notes, were initially issued in the principal amount of $125.0 million on October 15, 2004 and such notes were exchanged pursuant to a registered exchange offer on February 2, 2005. The Original 2014 Notes were issued on June 14, 2005, as an additional offering of the 6 5/8% Senior Notes due 2014, in, and the Exchange 2014 Notes will be issued up to, the aggregate principal amount of $50.0 million. The Issuers may, without the consent of the holders, increase such principal amounts in the future on the same terms and conditions and with the same CUSIP number(s) as the outstanding Notes. Any offering of additional Notes is subject to the covenants of the applicable Indenture described below, including the covenant described under "—Certain Covenants—Limitations on Incurrence of Debt." The Notes and any additional Notes subsequently issued under the applicable Indenture may be treated as a single class for all purposes under such Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue Notes in denominations of $1,000 and integral multiples of $1,000.

The 2015 Notes

        The 2015 Notes will mature on June 1, 2015. The Original 2015 Notes bear interest at the rate of 7 1/8% per annum from the date of issuance, or from the immediately preceding interest payment date to which interest has been paid. The Exchange 2015 Notes will bear interest from the last interest payment date on which interest was paid on the Original 2015 Notes surrendered in exchange therefore or, if no interest has been paid on the Original 2015 Notes, from the date of issuance of the Original 2015 Notes. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2005, to the persons in whose names the 2015 Notes are registered at the close of business on May 15 and November 15, as the case may be, immediately prior to the respective interest payment date. Accrued interest is also payable on the date of maturity or any earlier redemption or repurchase of the 2015 Notes. Interest on the 2015 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The 2010 Notes

        The 2010 Notes will mature on June 1, 2010. The Original 2010 Notes bear interest at the rate of 6 3/4% per annum from the date of issuance, or from the immediately preceding interest payment date to which interest has been paid. The Exchange 2010 Notes will bear interest from the last interest payment date on which interest was paid on the Original 2010 Notes surrendered in exchange therefore or, if no interest has been paid on the Original 2010 Notes, from the date of issuance of the Original 2010 Notes. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2005, to the persons in whose names the 2010 Notes are registered at the close of business on May 15 and November 15, as the case may be, immediately prior to the respective interest payment date. Accrued interest is also payable on the date of maturity or any earlier redemption or repurchase of the 2010 Notes. Interest on the 2010 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The 2014 Notes

        The 2014 Notes will mature on October 15, 2014. The Original 2014 Notes bear interest at the rate of 6 5/8% per annum from April 15, 2005, or from the immediately preceding interest payment date to which interest has been paid. The Exchange 2014 Notes will bear interest from the last interest payment date on which interest was paid on the Original 2014 Notes surrendered in exchange therefore or, if no interest has been paid on the Original 2014 Notes, from the April 15, 2005. Interest is payable semi-annually in arrears on April 15 and October 15 of each year, with the next interest payment date being October 15, 2005, to the persons in whose names the 2014 Notes are registered at the close of business on April 1 and October 1, as the case may be, immediately prior to the respective interest payment date. Accrued interest is also payable on the date of maturity or any earlier redemption or repurchase of the 2014 Notes. Interest on the 2014 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Guarantees

        The Original Notes are, and the Exchange Notes will be, guaranteed by Ventas, Inc. and each of Ventas, Inc.'s current and future Restricted Subsidiaries (other than Excluded Joint Ventures). These Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to the Notes—Federal and state statutes allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from the issuers or the guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than any Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists under the applicable Indenture; and

  (2)
  subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indentures, its Guarantee and the registration rights agreements pursuant to supplemental indentures satisfactory to the Trustee.

        The Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor in accordance with the provisions of (1) or (2) below shall not be required to assume the obligations of any such Guarantor:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale or other disposition complies with the "Asset Sale" provisions of the Indentures;

  (2)
  in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a

    Permitted Joint Venture) of Ventas, Inc., if the sale complies with the "Asset Sale" provisions of the Indentures;

  (3)
  if the Issuers or Ventas, Inc. designate any Restricted Subsidiary that is a Guarantor to be an Excluded Joint Venture or an Unrestricted Subsidiary in accordance with the applicable provisions of the Indentures; or

  (4)
  in the event that the Issuers exercise their discharge or full defeasance options as described under "—Discharge, Defeasance and Covenant Defeasance."

        In addition, if on any date following the date of the applicable Indenture:

  (1)
  the Notes are rated both Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency);

  (2)
  each rating agency specified in clause (1) above provides written notice to the Issuers and the Trustee stating that the release of all of the Guarantees will not cause the rating assigned by such rating agency to decline to below Baa3 or BBB-, as applicable; and

  (3)
  no Default or Event of Default shall have occurred and be continuing under the applicable Indenture,

then, beginning on that date, the Guarantors will be released from their obligations under the Guarantees.

Optional Redemption

        The Issuers may redeem the 2015 Notes at any time prior to June 1, 2010, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the 2015 Notes being redeemed, (ii) accrued and unpaid interest thereon to the redemption date and (iii) the Make-Whole Amount, if any, upon terms and conditions described in the Indenture under which the 2015 Notes will be issued (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). On or after June 1, 1010, the Issuers may redeem the 2015 Notes in whole or from time to time in part, at the redemption prices (expressed as percentages of principal amount thereof) set forth below, plus accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on June 1 of each of the years indicated below:

Year	Percentage
2010	103.563%
2011	102.375%
2012	101.188%
2013 and thereafter	100.000%

        The Issuers may redeem the 2010 Notes at any time prior to maturity, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the 2010 Notes being redeemed, (ii) accrued and unpaid interest thereon to the redemption date and (iii) the Make-Whole Amount, if any, upon terms and conditions described in the Indenture under which the 2010 Notes will be issued (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

        The Issuers may redeem the 2014 Notes at any time prior to October 15, 2009, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the 2014 Notes being redeemed, (ii) accrued and unpaid interest thereon to the redemption date and (iii) the Make-Whole Amount, if any, upon terms and conditions described in the Indenture under which the 2014 Notes will be issued (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). On or after October 15, 2009, the Issuers may redeem all or a part of the 2014 Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2009	103.313%
2010	102.208%
2011	101.104%
2012 and thereafter	100.000%

        In addition, at any time prior to June 1, 2008, with respect to the 2015 Notes and the 2010 Notes, and prior to October 15, 2007, with respect to the 2014 Notes, the Issuers may redeem, on any one or more occasions (each, an "Equity Claw-back Redemption"), with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of any or all series of Notes at a redemption price (expressed as a percentage of the aggregate principal amount of Notes of the series so redeemed) equal to 107.125% in the case of the 2015 Notes, 106.750% in the case of the 2010 Notes, and 106.625% in the case of the 2014 Notes, in each case, plus accrued and unpaid interest thereon, if any, to the redemption date; provided, however, that at least 65% of the original aggregate principal amount of the Notes of the series so redeemed must remain outstanding immediately after each such redemption.

        After notice of optional redemption has been given as provided in the applicable Indenture, if funds for the redemption of any Notes called for redemption (including Liquidated Damages or Additional Interest, as applicable) have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

        Notice of any optional redemption of any Notes will be given to holders at their addresses, as shown in the applicable Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the series, redemption price and the principal amount of the Notes held by the holder to be redeemed.

        The Issuers will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the series and the aggregate principal amount of Notes to be redeemed and the redemption date. If less than all the Notes of a series are to be redeemed, the Trustee shall select, pro rata or by lot or by any other method that the Trustee considers fair and appropriate under the circumstances, Notes of that series to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for Notes or in any integral multiple thereof.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

  (a)
  Suspension of Certain Covenants:    If on any date following the date of the applicable indenture:

  (i)
  the Notes are rated either Baa3 or better by Moody's or BBB- or better by S&P (the "Investment Grade Rating") (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

  (ii)
  no Default or Event of Default shall have occurred and be continuing under the applicable Indenture,

then, beginning on that date and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the Notes (subject to reinstatement as described below):

  (1)
  "—Limitations on Incurrence of Debt";

  (2)
  "—Limitations on Restricted Payments";

  (3)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (4)
  "—Transactions with Affiliates";

  (5)
  "—Repurchase of Notes Upon a Change of Control"; and

  (6)
  "—Repurchase of Notes Upon an Asset Sale."

        Notwithstanding the foregoing, if the Investment Grade Rating should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. The "—Limitations on Restricted Payments" covenant will be interpreted as if it had been in effect since the date of the applicable Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that any of the 2015 Notes, the 2010 Notes or the 2014 Notes will ever achieve an investment grade rating or that any such rating will be maintained.

        Notwithstanding the foregoing, neither (a) the continued existence following the reinstatement of the foregoing covenants of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing covenants were suspended nor (b) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing covenants, shall constitute a breach of any such covenants or cause a Default or Event of Default thereunder, provided, however, that (1) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing covenants and (2) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (b) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing covenants that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a "material" amendment or modification. For purposes of clauses (1) and (2) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody's or S&P, as applicable.

  (b)
  Fall-away of Certain Covenants:    If on any date following the date of the applicable indenture:

  (i)
  the Notes are rated both Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

  (ii)
  no Default or Event of Default shall have occurred and be continuing under the applicable Indenture,

then, beginning on that date and subject to the provisions of the following paragraph, the six covenants specifically listed in paragraph (a) above will no longer be applicable to the Notes (subject to reinstatement of the "—Limitation on Incurrence of Debt" covenant as described below).

        Notwithstanding the foregoing, if the rating assigned by both rating agencies specified in section (b)(i) above should subsequently decline to below Baa3 and BBB-, respectively, the "—Limitation on Incurrence of Debt" covenant shall be reinstituted as of and from the date of such ratings decline.

        Notwithstanding the foregoing, neither (x) the continued existence following the reinstatement of the foregoing covenant of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing covenant was suspended nor (y) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing covenant, shall constitute a breach of such covenant or cause a Default or Event of Default thereunder, provided, however, that (A) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing covenant and (B) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (y) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing covenant that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a "material" amendment or modification. For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody's and S&P.

Limitations on Incurrence of Debt

        Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, incur any additional Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.'s and its Restricted Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

  (1)
  the Total Assets of Ventas, Inc. and its Restricted Subsidiaries as of the end of the calendar quarter covered by Ventas, Inc.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by Ventas, Inc.'s most recent report filed with the Trustee) prior to the incurrence of such additional Debt (the "Measurement Date"); and

  (2)
  the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by

    Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis since the Measurement Date (such sum of clauses (1) and (2) being collectively referred to as "Adjusted Total Assets").

        In addition to the above limitations on the incurrence of Debt, Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, incur any Secured Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.'s and its Restricted Subsidiaries' outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of Adjusted Total Assets.

        In addition to the above limitations on the incurrence of Debt, Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, incur any Debt (other than Permitted Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters ended on the Measurement Date shall have been less than 2.0x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

  (1)
  such Debt and any other Debt incurred by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

  (2)
  the repayment or retirement of any other Debt by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

  (3)
  in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate pro forma adjustments to, among other things Consolidated Income Available for Debt Service, with respect to such acquisition being included in such pro forma calculation; and

  (4)
  in the case of any acquisition or disposition by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate pro forma adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate in effect during the entire such four-quarter period had been the applicable rate for the entire such period; provided, however, that for purposes of calculating Annual Debt Service for Debt for which there is a corresponding Hedging Obligation, Annual Debt Service shall be calculated after giving effect to the Hedging Obligation.

Maintenance of Total Unencumbered Assets

        Ventas, Inc. and its Restricted Subsidiaries will maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of Ventas, Inc.'s and its Restricted Subsidiaries' Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

Limitations on Restricted Payments

        Ventas, Inc. will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Ventas, Inc.'s or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ventas, Inc. or any of its Restricted Subsidiaries) or to the direct or indirect holders of Ventas, Inc.'s or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of Ventas, Inc. or (b) to Ventas, Inc. or any of its Restricted Subsidiaries);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of (a) the Partnership or any direct or indirect parent of the Partnership or (b) any Restricted Subsidiary, including a Permitted Joint Venture (in either case other than Equity Interests owned by Ventas, Inc. or any of its Restricted Subsidiaries);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the stated maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default shall have occurred and be continuing under the applicable Indenture;

  (2)
  Ventas, Inc. and its Restricted Subsidiaries could incur at least $1.00 of Debt (other than Permitted Debt) under the terms of the Indentures; and

  (3)
  the aggregate sum of all Restricted Payments made after the date of the applicable indenture, excluding Restricted Payments made pursuant to the following paragraph, shall not exceed the sum of:

  (a)
  95% of Ventas, Inc.'s and its Restricted Subsidiaries' aggregate cumulative Funds from Operations accrued on a cumulative basis from April 1, 2002;

  (b)
  the aggregate proceeds or values received after April 17, 2002 from the issuance or sale of Ventas, Inc.'s or the Partnership's Equity Interests (other than Disqualified Stock and Equity Interests sold to a Subsidiary of Ventas, Inc.), net of underwriting discounts, commissions, legal fees and similar offering expenses;

  (c)
  any dividends or other distributions received by Ventas, Inc. or any of its Restricted Subsidiaries after April 17, 2002 from an Unrestricted Subsidiary of Ventas, Inc., to the extent that such dividends were not otherwise included in Earnings From Operations of Ventas, Inc. for such period; and

  (d)
  to the extent that any Unrestricted Subsidiary of Ventas, Inc. is or was redesignated as a Restricted Subsidiary after April 17, 2002, the lesser of (i) the Fair Market Value of Ventas, Inc.'s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        Notwithstanding the foregoing, the limitations on Restricted Payments described above shall not apply to the following:

  (1)
  any distribution or other action which is necessary to maintain Ventas Inc.'s status as a REIT under the Code, if the aggregate principal amount of outstanding Debt of Ventas, Inc. and its

    Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets;

  (2)
  any distribution payable in Ventas, Inc.'s Equity Interests (other than Disqualified Stock);

  (3)
  so long as the Partnership is a partnership and no Default or Event of Default has occurred and is continuing under the applicable Indenture, distributions to partners of the Partnership in an amount, with respect to any period after April 1, 2002, not to exceed the Tax Amount for such period;

  (4)
  the redemption, repurchase or other acquisition or retirement of any Equity Interests in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Subsidiary of Ventas, Inc.); provided, however, that such net cash proceeds are excluded from clause 3(b) of the first paragraph of this covenant;

  (5)
  any redemption, repurchase or other acquisition or retirement of Subordinated Debt in exchange for, or out of the net cash proceeds of (a) a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Restricted Subsidiary of Ventas, Inc.); provided, however, that any such net cash proceeds are excluded from clause 3(b) of the first paragraph of this covenant and not used under clause (4) of this paragraph or (b) Permitted Refinancing Debt;

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

  (7)
  pro rata dividends and other distributions on the Capital Stock of any Restricted Subsidiary by such Restricted Subsidiary to a Person other than Ventas, Inc. or any of its Restricted Subsidiaries;

  (8)
  the redemption, repurchase or other acquisition or retirement of any Capital Stock of Ventas, Inc. or any Restricted Subsidiary from any director, officer or employee of Ventas, Inc. or any Restricted Subsidiary, or from such person's estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (8) not to exceed $1.5 million in any twelve-month period;

  (9)
  the forgiveness of loans to current or former officers or directors of Ventas, Inc. in an aggregate principal amount since the date of the applicable indenture of up to $10.0 million; and

  (10)
  other Restricted Payments in an aggregate amount not to exceed $75.0 million since the date of the applicable indenture.

        Also, Ventas, Inc. and its Restricted Subsidiaries will not be prohibited from making the payment of any distribution within 60 days of the declaration thereof if at the date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

Transactions with Affiliates

        Ventas, Inc. will not, and will not permit its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or 10% Stockholder (each, an "Affiliate Transaction"), unless the Affiliate Transaction is on terms that are no less favorable to Ventas, Inc. or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ventas, Inc. or such Restricted Subsidiary with an unrelated Person; provided, however, that for an Affiliate Transaction with an aggregate value of $10.0 million or more, at Ventas, Inc.'s option, either:

  (1)
  a majority of the members of the Board of Directors of Ventas, Inc. who have no conflicting financial interest in the Affiliate Transaction shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Ventas, Inc.; or

  (2)
  the Board of Directors of Ventas, Inc. shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair to Ventas, Inc. or the applicable Restricted Subsidiary from a financial point of view.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

  (2)
  performance of all agreements in existence on the date of the applicable indenture and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to Ventas, Inc. or any of its Restricted Subsidiaries than the original agreement in effect on the date of the applicable indenture;

  (3)
  customary transactions in connection with a Qualified CMBS Transaction;

  (4)
  transactions between or among Ventas, Inc. and/or its Restricted Subsidiaries (other than any Permitted Joint Venture);

  (5)
  transactions with a Person (other than a Permitted Joint Venture and its Subsidiaries) that is an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely because Ventas, Inc. or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

  (6)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of Ventas, Inc. or any of its Restricted Subsidiaries; and

  (7)
  Restricted Payments that are permitted by the provisions of the Indentures described above under "—Limitations on Restricted Payments."

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Ventas, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Partnership or any Excluded Joint Venture) to:

  (1)
  pay dividends or make any other distributions on their Capital Stock to Ventas, Inc. or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, their profits, or pay any indebtedness owed to Ventas, Inc. or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Ventas, Inc. or any of its Restricted Subsidiaries; or

  (3)
  transfer any of their properties or assets to Ventas, Inc. or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Debt and Credit Facilities as in effect on the date of the applicable Indenture and any amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided, however, that the amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the applicable Indenture;

  (2)
  the Indentures, the Notes and the Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Debt or Capital Stock of a Person acquired by Ventas, Inc. or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, however, that, in the case of Debt, such Debt was permitted by the terms of the Indentures to be incurred;

  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of the stock or assets of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

  (8)
  Liens securing Debt otherwise permitted to be incurred by the Indentures or negative covenants with respect to Debt permitted to be secured by Liens that limit the right of the debtor to dispose of the assets subject to such Liens or permitted to be subject to such Liens;

  (9)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

  (10)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Restrictions on Activities of Ventas Capital Corporation

        In addition to the other restrictions set forth in the Indentures, the Indentures provide that Ventas Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however, that Ventas Capital may be a co-obligor with respect to Debt if the Partnership is a primary obligor of such Debt and the net proceeds of such Debt are received by the Partnership or one or more of its Restricted Subsidiaries other than Ventas Capital.

Additional Guarantees

        If Ventas, Inc. acquires or creates another Subsidiary after the date of the applicable Indenture, other than an Excluded Joint Venture or a Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the Indentures for so long as it continues to constitute an Excluded Joint Venture or an Unrestricted Subsidiary, then that newly acquired or created Subsidiary will become a Guarantor and execute supplemental indentures and deliver a customary opinion of counsel satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Ventas, Inc. may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default under the applicable Indenture. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Ventas, Inc. and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under "—Limitations on Restricted Payments" or Permitted Investments, as determined by Ventas, Inc. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Ventas, Inc. may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of Ventas, Inc. of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the covenant described under "—Limitations on Incurrence of Debt," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence under the applicable Indenture following such designation.

Existence

        Except as permitted as described below under "—Merger, Consolidation or Sale," Ventas, Inc. and its Restricted Subsidiaries will agree to do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that the existence of a Restricted Subsidiary may be terminated if the Board of Directors of Ventas, Inc. determines that it is in the best interests of Ventas, Inc. to do so.

Provisions of Financial Information

        Whether or not required by the Commission, so long as any Notes are outstanding, Ventas, Inc. will furnish to the holders of Notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Ventas, Inc. were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ventas, Inc.'s certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if Ventas, Inc. were required to file such reports.

        Ventas, Inc. has also agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The availability of the foregoing materials on the Commission's website or on Ventas, Inc.'s website shall be deemed to satisfy the foregoing delivery obligations.

        In addition, whether or not required by the Commission, Ventas, Inc. will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        If Ventas, Inc. has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Ventas, Inc., as applicable, and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Ventas, Inc.

Merger, Consolidation or Sale

        Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ventas, Inc. is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Persons; unless:

  (1)
  either: (a) Ventas, Inc. is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ventas, Inc. under the Notes, the

    Indentures and the registration rights agreements pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists under the applicable Indenture; and

  (4)
  Ventas, Inc. or the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the covenant described above under "—Limitations on Incurrence of Debt."

        In addition, in the case of any lease of all or substantially all of its properties or assets (other than to an unaffiliated operator in the ordinary course of business), in one or more related transactions, to any other Person, the terms of the lease must be reasonably acceptable to the Trustee or to the holders of a majority in principal amount of each series of Notes. This "Merger, Consolidation or Sale" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Ventas, Inc. and its Restricted Subsidiaries.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the applicable Indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under an Indenture and the related series of Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Repurchase of Notes Upon a Change of Control

        If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $1,000 or an integral multiple of $1,000) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), unless, after giving pro forma effect to the Change of Control, (i) Moody's and S&P shall have confirmed their ratings of the Notes at Ba3 or higher and BB- or higher, respectively, (ii) the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the most recent Measurement Date prior to the date of such Change of Control after such Change of Control is at least equal to the ratio of Consolidated Income Available for Debt Service to Annual Debt Service prior to such Change of Control and (iii) the Person formed by or surviving any consolidation or merger (if other than the Partnership) or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

        Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). If a Change of Control Offer is required, within 10 Business Days following a

Change of Control, the Issuers will mail a notice to each holder describing the Change of Control and offering to repurchase Notes on a specified date (the "Change of Control Payment Date"). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

  (2)
  deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

  (3)
  deliver to the Trustee the Notes accepted and an officers' certificate stating the aggregate principal amount of all Notes purchased by the Issuers.

        The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

        The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the covenant described above by virtue of that compliance.

        A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in the Indentures and purchase all Notes properly tendered and not withdrawn. In addition, the Issuers will not be obligated to make or consummate a Change of Control Offer with respect to any of the 2015 Notes, the 2010 Notes or the 2014 Notes, as applicable, if they have irrevocably elected to redeem all of the Notes of that series under provisions described under "—Optional Redemption" and have not defaulted in their redemption obligations. The provisions under the applicable Indenture relating to the Issuers' obligation to make an offer to repurchase the 2015 Notes, the 2010 Notes or the 2014 Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes of that series then outstanding.

        Some change of control events may constitute a default under the Credit Agreement. Future indebtedness of the Partnership or the Guarantors may contain prohibitions on the events that constitute a Change of Control. Certain Existing Debt requires and future indebtedness may require the indebtedness to be purchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, the Issuers' ability to pay cash to the holders of Notes, if required to do so, may be limited by their then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to the Notes—If we experience a change in control, we may be unable to purchase the notes you hold as required under the indentures governing the notes."

Repurchase of Notes Upon an Asset Sale

        Ventas, Inc. will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Ventas, Inc. (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the Fair Market Value is set forth in an officers' certificate delivered to the Trustee, provided, however that this clause (2) will not apply to sales of assets pursuant to contracts in effect on the date of the applicable indenture; and

  (3)
  at least 75% of the consideration received in the Asset Sale by Ventas, Inc. or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Ventas, Inc.'s or such Restricted Subsidiaries' most recent balance sheet, of Ventas, Inc. or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary of Ventas, Inc., only to the extent of the reduction in the amount of such liabilities on Ventas, Inc.'s consolidated balance sheet;

  (b)
  any securities, Notes or other obligations received by Ventas, Inc. or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Ventas, Inc. or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

  (c)
  the cash amount drawable by Ventas, Inc. under any irrevocable letter of credit provided to Ventas, Inc. as consideration for such Asset Sale (provided that such amount is drawn before the expiration of such irrevocable letter of credit); and

  (d)
  any other consideration received in Asset Sales since the date of the applicable indenture that is designated by Ventas, Inc. as "Designated Cash Consideration"; provided, however, that the aggregate Fair Market Value of all Designated Cash Consideration does not exceed 10% of Consolidated Net Tangible Assets.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale or Qualified CMBS Transaction, Ventas, Inc. may apply those Net Proceeds:

  (1)
  to repay Debt and other Obligations under a Credit Facility;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3)
  to make a capital expenditure;

  (4)
  to acquire or enter into a legally binding obligation to acquire Replacement Assets;

  (5)
  to acquire other long-term assets that are used or useful in a Permitted Business; or

  (6)
  to repay obligations under the CMBS Transaction.

Pending the final application of any Net Proceeds, Ventas, Inc. may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indentures.

        Any Net Proceeds from Asset Sales or Qualified CMBS Transactions that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will make an Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, to all holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indentures (including without limitation the holders of notes outstanding under the Issuers' other existing indentures) with respect to offers to purchase or redeem with the proceeds of sales of assets or in connection with securitizations to purchase the maximum principal amount of Notes and such other pari passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer or Qualified CMBS Transaction Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages or Additional Interest, as applicable, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer or a Qualified CMBS Transaction Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indentures. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, exceeds the amount of Excess Proceeds, the Trustee will select Notes of each series and such other pari passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer and Qualified CMBS Transaction Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale or Qualified CMBS Transaction provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale or Qualified CMBS Transaction provisions of the Indentures by virtue of such conflict.

        Some Asset Sales and Qualified CMBS Transactions may constitute a default under the Credit Agreement. Future indebtedness of the Partnership or the Guarantors may contain prohibitions on Asset Sales or Qualified CMBS Transactions. Certain Existing Debt requires and future indebtedness may require the indebtedness to be purchased or repaid if an Asset Sale or Qualified CMBS Transaction occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such indebtedness, even if the Assets Sale or Qualified CMBS Transaction themselves do not. Finally, the Issuers' ability to pay cash to the holders of Notes, if required to do so, may be limited by their then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Events of Default, Notice and Waiver

        Each Indenture provides that the term "Event of Default" with respect to the series of Notes issued thereunder means any of the following:

  (1)
  Ventas, Inc. or its Restricted Subsidiaries do not pay the principal or any premium on the Notes of that series when due and payable;

  (2)
  Ventas, Inc. or its Restricted Subsidiaries do not pay interest on the Notes of that series within 30 days after the applicable due date;

  (3)
  Ventas, Inc. or its Restricted Subsidiaries fail to make or consummate a Change of Control Offer following a Change of Control when required as described under "—Repurchase of Notes Upon a Change of Control";

  (4)
  Ventas, Inc. or its Restricted Subsidiaries remain in breach of any other term of that Indenture for 60 days after they receive a notice of Default stating they are in breach. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes of that series may send the notice;

  (5)
  final judgments aggregating in excess of $50.0 million (exclusive of amounts covered by insurance) are entered against Ventas, Inc. and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days;

  (6)
  Ventas, Inc. or its Restricted Subsidiaries default under any of their indebtedness in an aggregate principal amount exceeding $50.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of ten days after Ventas, Inc. or its Restricted Subsidiaries receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes of that series may send the notice; or

  (7)
  Ventas, Inc. or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs

        If an Event of Default with respect to the 2015 Notes, the 2010 Notes or the 2014 Notes has occurred and has not been cured, either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of that series may declare the entire principal amount of the Notes of that series to be due and immediately payable by written notice to the Partnership, Ventas, Inc. and the Trustee. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Notes will be automatically accelerated, without any action by the Trustee or any holder. At any time after the Trustee or the holders have accelerated the Notes of a series, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the Notes of that series may, under certain circumstances, rescind and annul such acceleration.

        The Trustee will be required to give notice to the holders of Notes of the affected series within 90 days after a Default under the applicable Indenture unless the Default has been cured or waived. The Trustee may withhold notice to the holders of the Notes of the affected series of any Default, except a Default in the payment of the principal of or interest on the Notes of the affected series, if specified responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders of the affected series.

        Except in cases of Default, where the Trustee has some special duties, the Trustee is not required to take any action under any of the Indentures at the request of any holders of Notes of the affected series unless such holders offer the Trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the then outstanding Notes of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the applicable Indenture, subject to certain limitations.

        Before a holder bypasses the Trustee and brings its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Notes of a series, the following must occur:

  (1)
  the holder must give the Trustee written notice that an Event of Default with respect to the Notes of the affected series has occurred and remains uncured;

  (2)
  the holders of at least a majority in principal amount of all outstanding Notes of the affected series must make a written request that the Trustee take action because of the Default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

  (3)
  the Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  the holders of at least a majority in principal amount of all outstanding Notes of the affected series must have not given the Trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any Note after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. will furnish to the Trustee a written statement with respect to each Indenture by certain of Ventas, Inc.'s officers certifying that to their knowledge Ventas, Inc. and its Restricted Subsidiaries are in compliance with such Indenture and the Notes issued thereunder, or else specifying any Default.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Ventas, Inc. or any of its Subsidiaries, as such, will have any liability for any obligations of Ventas, Inc. or any of its Subsidiaries under the Notes or the Indentures based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration or the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Modification of the Indentures

        Except as provided in the next two succeeding paragraphs, each Indenture and/or the series of Notes issued thereunder may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding Notes of that series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default, Event of Default or compliance with any provision of any of the

Indentures or the series of Notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes of that series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes of a series held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes of the applicable series whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note of the applicable series or alter the provisions with respect to the redemption of the Notes of the applicable series (other than provisions relating to the covenants described above under "—Repurchase of Notes Upon a Change of Control" and "—Repurchase of Notes Upon an Asset Sale");

  (3)
  reduce the rate of or change the time for payment of interest on any Note of the applicable series;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages or Additional Interest, as applicable, if any, on the Notes of the applicable series (except a rescission of acceleration of the Notes of the applicable series by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of that series and a waiver of the payment Default that resulted from such acceleration);

  (5)
  make any Note of the applicable series payable in money other than that stated in the Notes of the applicable series;

  (6)
  make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of holders of Notes of the applicable series to receive payments of principal of, or interest or premium or Liquidated Damages or Additional Interest, as applicable, if any, on the Notes of the applicable series;

  (7)
  waive a redemption payment with respect to any Note of the applicable series (other than provisions relating to the covenants described above under "—Repurchase of Notes Upon a Change of Control" and "—Repurchase of Notes Upon an Asset Sale");

  (8)
  release any Guarantor from any of its obligations under its Guarantee of the Notes of the applicable series or the applicable Indenture, except in accordance with the terms of that Indenture; or

  (9)
  make any change in the amendment and waiver provisions set forth in clauses (1) through (8).

        Notwithstanding the preceding paragraph, without the consent of any holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement any of the Indentures or the Notes issued thereunder:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes of the applicable series in addition to or in place of certificated Notes of the applicable series;

  (3)
  to provide for the assumption of the Issuers' obligations to holders of Notes of the applicable series in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

  (4)
  to add additional Guarantees with respect to the Notes of the applicable series;

  (5)
  to secure the Notes of the applicable series;

  (6)
  to make any other change that would provide any additional rights or benefits to the holders of Notes of the applicable series or that does not adversely affect the legal rights under the applicable Indenture of any such holder; or

  (7)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuers have deposited or set aside in trust for the holders money for their payment or redemption or if the Issuers or one of their affiliates own them. The holders of Notes are also not eligible to vote if they have been fully defeased as described below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance."

Sinking Fund

        The Notes are not entitled to any sinking fund payments.

The Trustee; Registrar and Paying Agent

        U.S. Bank National Association is the Trustee under each Indenture. The Issuers have initially designated the Trustee as the registrar and paying agent for the Notes. Payments of interest and principal will be made, and the Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the applicable Indenture. For Notes that are issued in book-entry form represented by a global security, payments will be made to a nominee of the depository. The Trustee is also the trustee under each of the indentures relating to the Existing Notes.

Discharge, Defeasance and Covenant Defeasance

Discharge

        The Issuers may discharge all of their obligations to the holders of a series of Notes (other than the right to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the Trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to pay such Notes, including any premium, Liquidated Damages or Additional Interest, as applicable, and interest payable thereon.

Full Defeasance

        The Issuers can, under particular circumstances, effect a full defeasance of a series of Notes. This means the Issuers can legally release themselves and the Guarantors from any payment or other obligations on such Notes if, among other things, the Issuers put in place the arrangements described below to repay the holders of such Notes and deliver certain certificates and legal opinions to the Trustee:

  (1)
  the Issuers must irrevocably deposit in trust for the benefit of all direct holders of such Notes money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal and any other payments on such Notes on their due dates;

  (2)
  the current U.S. federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing holders of such Notes to be taxed on such Notes any differently than if the Issuers did not make the deposit and just repaid such Notes themselves. Under current federal income tax law, the deposit and the Issuers' legal release from such Notes would be treated as though the Issuers took back such Notes and gave each holder of such Notes such holder's share of the cash and notes or bonds deposited in trust. In that event, the holders of such Notes could recognize gain or loss on such Notes such holder gives back to the Issuers; and

  (3)
  the Issuers must deliver to the Trustee a legal opinion confirming the tax law change or IRS ruling described above.

        If the Issuers did accomplish full defeasance, the holders of the Notes of such series would have to rely solely on the trust deposit for repayment on such Notes. The holders of such Notes could not look to the Issuers or the Guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Issuers' lenders and other creditors if the Issuers ever became bankrupt or insolvent.

Covenant Defeasance

        Under current U.S. federal income tax law, the Issuers can make the same type of deposit described above and be released from some of the restrictive covenants in each Indenture and the Notes issued thereunder. This is called "covenant defeasance." In that event, the holders of the applicable series of Notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay their Notes of that series.

        If the Issuers accomplish covenant defeasance with respect to a series of Notes, the following provisions of the applicable Indenture and such Notes would no longer apply:

  (1)
  any covenants applicable to such Notes and described in this prospectus; and

  (2)
  certain Events of Default relating to breach of covenants, material unsatisfied judgments and acceleration of the maturity of other debt set forth in this prospectus.

        If the Issuers accomplish covenant defeasance with respect to a series of Notes, the holders of such Notes can still look to the Issuers for repayment of their Notes of that series if a shortfall in the trust deposit occurred. If one of the remaining Events of Default occurs, for example, the Issuers' bankruptcy, and such Notes become immediately due and payable, there may be a shortfall. Depending on the event causing the Default, the holders of such Notes may not be able to obtain payment of the shortfall.

        The Issuers may exercise their full defeasance option notwithstanding any prior exercise of their covenant defeasance option.

Book-Entry System and Form of Notes

        Each series of Original Notes were, and each series of Exchange Notes will be, issued in the form of one or more fully registered global notes without coupons that will be deposited with The Depository Trust Company, New York, New York, or DTC, and registered in the name of its nominee, Cede & Co. This means that the Issuers will not issue certificates to each owner of Notes. The global notes will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Notes. The participant will then keep a record of its clients who purchased the Notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another.

        DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers (including the initial purchasers of the Original Notes), banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its Direct Participants are on file with the Commission.

        DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in the Notes evidenced by a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Direct Participants) and records of Direct Participants (with respect to beneficial interests of persons who hold through Direct Participants). Neither we nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Direct Participants relating to beneficial ownership interests in the Notes. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to own, pledge or transfer beneficial interests in the global note.

        So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the applicable Indenture. Except as described below, as an owner of a beneficial interest in Notes evidenced by a global note you will not be entitled to have any of the individual Notes represented by such global note registered in your name, you will not receive or be entitled to receive physical delivery of any such Notes in definitive form and you will not be considered the owner or holder thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, you must rely on the procedures of DTC and, if you are not a Direct Participant, on the procedures of the Direct Participant through which you own your interest, to exercise any rights of a holder under the applicable Indenture. We understand that, under existing industry practice, if the Issuers request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Direct Participants holding the relevant beneficial interest to give or take such action, and such Direct Participants would authorize beneficial owners through such Direct Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, any premium, if any, and any interest or additional amount on, individual Notes represented by a global note registered in the name of the holder of the global note or its nominee will be made by the Trustee to or at the direction of the holder of the global note or its nominee, as the case may be, as the registered owner of the global note under the applicable Indenture. Under the terms of the Indentures, the Issuers and the Trustee may treat the persons in whose name Notes, including a global note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest or additional amounts payable thereon).

        We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Direct Participants with such payments in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by Direct Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Direct Participants. Redemption notices with respect to any Notes will be sent to the holder of the global note (i.e., DTC, its nominee or any subsequent holder). If less than all of the Notes are to be redeemed, we expect the holder of the global note or global notes to determine the amount of interest of each Direct Participant in the Notes to be redeemed by lot. Neither the Issuers, the Trustee, any paying agent nor the security registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global note.

        Neither the Issuers nor the Trustee will be liable for any delay by the holder of a global note or DTC in identifying the beneficial owners of Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global note or DTC for all purposes.

        The Notes of a series, which are represented by the global note or global notes, will be exchangeable for certificated Notes of the same series with the same terms in authorized denominations only if:

  •
  DTC notifies the Issuers that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by the Issuers within 90 days; or

  •
  the Issuers determine not to require all of the Notes of that series to be represented by a global note and notify the Trustee of that decision, in which case the Issuers will issue individual Notes in denominations of $1,000 and integral multiples thereof.

Same Day Settlement and Payment

        The Issuers will make all payments of principal and interest in respect of the Notes in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the Notes are issued in certificated form, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. We expect that secondary trading in the certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Governing Law

        The Indentures provide that they and the Notes issued thereunder are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

        "Acquired Debt" means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Additional Interest" means all additional interest then owing pursuant to Section 4 of the registration rights agreement related to the 2015 Notes and the 2010 Notes.

        "Adjusted Book Value" means, as of any date (a) with respect to any (i) Real Estate Asset that was owned as of April 17, 2002 and continued to be owned as of such date of determination by Ventas, Inc. or any of its Restricted Subsidiaries and (ii) Reacquired Qualified CMBS Real Estate Assets, in each case, (1) the Real Estate Revenues specified for such Real Estate Asset on a schedule attached to the applicable Indenture, divided by 0.0925, plus (2) any annualized incremental rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right of the Partnership with respect to such Real Estate Asset (whether by agreement or exercise of such right or otherwise), divided by 0.0925, (b) with respect to any Real Estate Assets acquired after April 17, 2002 that are owned by Ventas, Inc. or any of its Restricted Subsidiaries as of such date of determination (other than Reacquired Qualified CMBS Real Estate Assets), the cost (original cost plus capital improvements, before depreciation and amortization) of such Real Estate Asset and (c) with respect to all other assets as of any date of determination, the book value of such asset as of such date, in each case on a consolidated basis determined in accordance with GAAP. For the purpose of clause (2) of this definition, "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right (whether by agreement or exercise of such right or otherwise) over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Ventas, Inc. or any of its Restricted Subsidiaries) in whom a Special Purpose Entity makes an Investment in connection with a Qualified CMBS Transaction will be deemed to be an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely by reason of such Investment.

        "Annual Debt Service" as of any date means the amount which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of Ventas, Inc. and its Restricted Subsidiaries excluding (1) amortization of debt discount and deferred financing cost, (2) all gains and losses associated with the unwinding or break-funding of interest rate swap agreements, (3) the impact of that certain interest rate cap agreement between the Partnership and Bank of America, N.A., dated December 11, 2001, (4) the write-off of unamortized deferred financing fees, (5) prepayment fees, premiums and penalties and (6) non-cash swap ineffectiveness charges.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition by Ventas, Inc. or any of its Restricted Subsidiaries of any assets, other than leases of Real Estates Assets and sales of products and services, in each case, in the ordinary course of business consistent with past practices; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of Ventas, Inc. or any of its Restricted Subsidiaries taken as a whole will be governed by the provisions of the applicable Indenture described above under "—Repurchase of Notes Upon a Change of Control" and/or the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale" and not by the provisions of the applicable Indenture described above under "—Repurchase of Notes Upon an Asset Sale"; and

  (2)
  the issuance of Equity Interests by any of Ventas, Inc.'s Restricted Subsidiaries or the sale of Equity Interests in any of Ventas, Inc.'s Restricted Subsidiaries.

        Notwithstanding the preceding sentence, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

  (2)
  a transfer of assets between or among Ventas, Inc. or any of its Restricted Subsidiaries (other than any Permitted Joint Ventures);

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to Ventas, Inc. or to another Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment that is permitted by the covenant described above under "—Certain Covenants—Limitations on Restricted Payments" or any Permitted Investment;

  (7)
  any Asset Swap;

  (8)
  any issuance of Equity Interests (other than Disqualified Stock) by the Partnership in order to acquire assets used or useful in a Permitted Business; and

  (9)
  any sale, transfer, conveyance or other disposition of assets of the type specified in the definition of "Qualified CMBS Transaction" to an Unrestricted Subsidiary for the Fair Market Value thereof, including cash received at the time of such sale, transfer, conveyance or disposition in an amount at least equal to 65% of the Adjusted Book Value thereof as determined in accordance with GAAP.

        "Asset Swap" means an exchange by Ventas, Inc. or any of its Restricted Subsidiaries of property or assets for property or assets of another Person; provided, however that (i) Ventas, Inc. or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the Fair Market Value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of Ventas, Inc.'s or such Restricted Subsidiaries' Board of Directors set forth in an officers' certificate delivered to the Trustee), and (ii) at least 75% of the consideration for such exchange constitutes assets or other property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business; provided, however that any consideration not constituting assets or property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business received by Ventas, Inc. or any of its Restricted Subsidiaries in connection with any exchange permitted to be consummated under "—Repurchase of Notes Upon an Asset Sale" shall constitute Net Proceeds subject to the provisions under "—Repurchase of Notes Upon an Asset Sale."

        "Board of Directors" means:

  (1)
  with respect to a corporation, the Board of Directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership (or, with respect to the 2015 Indenture and the 2010 Indenture, the board or committee of the general partner of the partnership serving a similar function); and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

        "Capital Stock" means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

        "Capitalized Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or financial institutions, marketable obligations of the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" or better by Moody's or "A-2" or better by S&P and repurchase obligations with a term of not more than ten days for underlying securities supported by the full faith and credit of the United States, and money market funds substantially all of whose investments constitute Cash Equivalents.

        "Change of Control" means (i) such time as any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Ventas, Inc. on a fully diluted basis; provided, however, that a person shall not be deemed to be the beneficial owner of securities subject to a merger, stock purchase, subscription or other agreement, if the acquisition of such securities is subject to conditions outside of such person's control, until such acquisition actually occurs; (ii) the first day on which the Partnership ceases to be a Restricted Subsidiary of Ventas, Inc. or (iii) the first day on which the Partnership fails to own 100% of the issued and outstanding Equity Interests of Ventas Capital Corporation.

        "CMBS Transaction" means that certain commercial mortgage backed securities transaction sponsored by Ventas, Inc. and evidenced by the CMBS Transaction Documents.

        "CMBS Transaction Documents" means, collectively, (a) that certain Loan and Security Agreement, dated as of December 12, 2001, between Ventas Finance I, LLC, as borrower, and Merrill Lynch Mortgage Lending, Inc., as lender, and (b) all agreements, certificates and other instruments executed in connection therewith, each as may be supplemented and amended from time to time.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Ventas, Inc. and its Restricted Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) total interest expense of Ventas, Inc. and its Restricted Subsidiaries for such period, including interest or distributions on Debt of Ventas, Inc. and its Restricted Subsidiaries, (2) provision for taxes based on income or profits or the Tax Amount of Ventas, Inc. and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Income Available for

Debt Service, (3) amortization of debt discount and deferred financing costs, (4) provisions for gains and losses on properties, (5) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period), (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (7) amortization of deferred charges, and (8) the aggregate amount of all non-cash expenses (excluding any such non-cash expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period.

        "Consolidated Net Tangible Assets" means, as of any date, all tangible assets of Ventas, Inc. and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP and classified as such on the consolidated balance sheet of Ventas, Inc. and its Restricted Subsidiaries.

        "Credit Agreement" means that certain Third Amended and Restated Credit, Security and Guaranty Agreement, dated as of September 8, 2004, by and among the Partnership, Ventas, Inc., Bank of America, N.A., as Administrative Agent and Issuing Bank, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as Co-Syndication Agents, and Calyon New York Branch, JP Morgan Chase Bank and Citicorp North America, Inc., as Co-Documentation Agents, and the lenders party thereto providing for up to $300.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, increased, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

        "Debt" of Ventas, Inc. or any of its Restricted Subsidiaries means, without duplication, any indebtedness of Ventas, Inc. or any Restricted Subsidiary, whether or not contingent, in respect of:

  (1)
  borrowed money or evidenced by bonds, notes, debentures or similar instruments;

  (2)
  indebtedness for borrowed money secured by any encumbrance existing on property owned by Ventas, Inc. or its Restricted Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such encumbrance;

  (3)
  the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement;

  (4)
  the principal amount of all obligations of Ventas, Inc. and its Restricted Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock;

  (5)
  any lease of property by Ventas, Inc. or any of its Restricted Subsidiaries as lessee which is reflected on Ventas, Inc.'s or such Restricted Subsidiaries' consolidated balance sheet as a Capitalized Lease Obligation, to the extent, in the case of items of indebtedness under clauses (1) through (5) above, that any such items would appear as a liability on Ventas, Inc.'s or such Restricted Subsidiaries' consolidated balance sheet in accordance with GAAP; or

  (6)
  the liquidation preference of any Disqualified Stock of Ventas, Inc. or of any shares of preferred stock of any of its Restricted Subsidiaries.

        Debt also includes, to the extent not otherwise included, any obligation by Ventas, Inc. and its Restricted Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Ventas, Inc. or any of its Restricted Subsidiaries); it being understood that Debt shall be deemed to be incurred by Ventas, Inc. or any of its Restricted Subsidiaries whenever Ventas, Inc. or such Restricted Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided, however that a Person shall not be deemed to have incurred Debt (or be liable with respect to such Debt) by virtue of Standard Securitization Undertakings.

        Debt shall not include (a) Debt arising from agreements of Ventas, Inc. or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

        "Default" means, with respect to an Indenture and the series of Notes issued thereunder, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than as described under "—Repurchase of Notes Upon a Change of Control"), (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the applicable series of Notes.

        "Earnings from Operations" for any period means the consolidated net income of Ventas, Inc. and its Restricted Subsidiaries without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items (including, in any event, losses on extinguishment of debt), distributions on equity securities, property valuation losses, and the net income of any Person, other than a Restricted Subsidiary of Ventas, Inc. (except to the extent of cash dividends or distributions paid to Ventas, Inc. or any Restricted Subsidiary) as reflected in the financial statements of Ventas, Inc. and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any underwritten public offering of Capital Stock of Ventas, Inc., the proceeds of which, in an amount equal to or exceeding the amount of any Equity Claw-back Redemption, are contributed to the Partnership as a capital contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Joint Venture" means any Permitted Joint Venture created or acquired after April 17, 2002; provided, however, that the only Investments made by Ventas,  Inc. and its Restricted Subsidiaries in such Permitted Joint Venture are made pursuant to clauses (10) or (11) of the definition of Permitted Investments or are Restricted Payments permitted by the covenant described above under "—Certain Covenants—Limitation on Restricted Payments."

        "Existing Debt" means Debt of Ventas, Inc. and its Restricted Subsidiaries (other than Debt under the Credit Agreement) in existence on the date of the applicable Indenture, until such amounts are repaid.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Ventas, Inc. in good faith.

        "Funds from Operations" for any period means Earnings from Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (1) provision for taxes of Ventas, Inc. and its Restricted Subsidiaries based on income, (2) amortization of debt discount and deferred financing costs, (3) provisions for gains and losses on properties and property depreciation and amortization, (4) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (5) amortization of deferred charges, (6) gains (and losses) associated with the termination, in whole or in part, of any interest rate swap agreement, (7) the write-off of unamortized deferred financing fees and (8) prepayment fees, premiums and penalties.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

        "Guarantors" means each of:

  (1)
  Ventas, Inc.; and

  (2)
  any other Restricted Subsidiary of Ventas, Inc. (other than an Excluded Joint Venture) that executes a Guarantee of the Notes in accordance with the provisions of the applicable Indenture;

and their respective successors and assigns; provided, however that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the applicable Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

        "incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, howeverthat any Debt or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term "incurrence" when used as a noun shall have a correlative meaning.

        "Interest Payment Date" has the meaning set forth in the applicable Indenture and the Notes issued thereunder.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ventas, Inc. or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Ventas, Inc. or such Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Ventas, Inc., Ventas, Inc. or such Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed. The acquisition by Ventas, Inc. or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Ventas, Inc. or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Kindred Reset Right" means, with respect to any Real Estate Asset, the one-time right of the Partnership to reset the rents with respect to such Real Estate Asset under any of the four amended and restated master lease agreements dated April 20, 2001 between the Partnership and Kindred Healthcare, Inc., as amended from time to time, exercisable by notice given on or after January 20, 2006 and on or before July 19, 2007, to a then fair market rental rate.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified CMBS Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the registration rights agreement related to the 2014 Notes.

        "Make-Whole Amount" means, in connection with any optional redemption of the Notes, the excess, if any, of:

  (1)
  the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had not been made, over

  (2)
  the aggregate principal amount of the Notes being redeemed or paid.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by Ventas, Inc. or any of its Restricted Subsidiaries in respect of any Asset Sale or Qualified CMBS Transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Qualified CMBS Transaction), net of the (i) amount required to be distributed to the stockholders by Ventas, Inc. as a result of such Asset Sale or Qualified CMBS Transaction in order to maintain its status as REIT under the Code and (ii) direct costs relating to such Asset Sale or Qualified CMBS Transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Qualified CMBS Transaction, taxes paid or payable as a result of the Asset Sale or Qualified CMBS Transaction and, without duplication, all distributions to equity holders in respect of taxes, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Debt, other than Debt under a Credit Facility and Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indentures, and appropriate amounts to be provided by Ventas, Inc. or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Qualified CMBS Transaction and retained by Ventas, Inc. or any Restricted Subsidiary, as the case may be, after such Asset Sale or Qualified CMBS Transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Qualified CMBS Transaction; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Proceeds.

        "Non-Recourse Debt" means Debt:

  (1)
  as to which neither Ventas, Inc. nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), other than pursuant to Standard Securitization Undertakings, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to Standard Securitization Undertakings, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes) of Ventas, Inc. or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

        "Permitted Business" means any business activity (including Permitted Mortgage Investments) related to properties constituting or used as skilled nursing home centers, hospitals, personal healthcare facilities, assisted living facilities, independent living facilities, medical office buildings, continuum of care facilities, life care facilities, sheltered care facilities, senior housing, senior living facilities or other properties customarily constituting assets of a REIT, plus any other business that Ventas, Inc. and its Restricted Subsidiaries are engaged in on the date of the applicable Indenture and such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

        "Permitted Debt" means:

  (1)
  Permitted Refinancing Debt;

  (2)
  Debt under Credit Facilities in an aggregate principal amount (including all Permitted Refinancing Debt incurred with respect thereto) not to exceed at any one time outstanding an amount equal to $450.0 million less the aggregate amount of Net Proceeds of Asset Sales that have been applied since the date of the applicable Indenture to repay Debt under Credit Facilities or Permitted Refinancing Debt incurred with respect thereto pursuant to clause (1) of the second paragraph of the covenant described above under "—Repurchase of Notes Upon an Asset Sale." Debt outstanding under Credit Facilities on the date of the applicable Indenture will be deemed to have been incurred pursuant to clause (2) of this definition; and

  (3)
  other Debt in an aggregate principal amount not to exceed $100.0 million at any one time outstanding.

        "Permitted Investments" means:

  (1)
  any Investment in Ventas, Inc. or any of its Restricted Subsidiaries;

  (2)
  any Investment in Permitted Mortgage Investments in the ordinary course of business or in Cash Equivalents;

  (3)
  any Investment by Ventas, Inc. or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Subsidiary of Ventas, Inc. or such Restricted Subsidiary and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ventas, Inc. or any of its Restricted Subsidiaries that is a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "—Repurchase of Notes Upon an Asset Sale";

  (5)
  any acquisition of assets to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Ventas, Inc. or the Partnership;

  (6)
  any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (7)
  Hedging Obligations;

  (8)
  intercompany Debt and Guarantees, in either case, to the extent permitted under the "Limitations on Incurrence of Debt" covenant;

  (9)
  any Investment by Ventas, Inc. or any of its Restricted Subsidiaries acquired as a result of a transfer of assets to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction permitted by clause (9) of the definition of "Asset Sale";

  (10)
  any Investment in Permitted Joint Ventures when taken together with all other Investments made pursuant to this clause (10) since the date of the applicable Indenture does not to exceed the greater of (i) $100.0 million or (ii) 10% of Ventas, Inc.'s Consolidated Net Tangible Assets; and

  (11)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the applicable Indenture does not to exceed $100.0 million.

        "Permitted Joint Venture" means any entity owned 50% or more by Ventas, Inc. and/or any of its Restricted Subsidiaries, if such entity (a) is engaged in a Permitted Business, (b) is designated as a Restricted Subsidiary (if more than 50% owned) and (c) Ventas has the right to appoint at least half of the Board of Directors or similar governing body of such entity.

        "Permitted Mortgage Investment" means any investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, medical office building, continuum of care facility, life care facility, sheltered care facility, senior housing, senior living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

        "Permitted Refinancing Debt" means any Debt of Ventas, Inc. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Ventas, Inc. or any of its Restricted Subsidiaries (other than intercompany Debt); provided, however that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes of a series, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes of that series on terms at least as favorable to the holders of Notes of that series as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Debt is incurred either by Ventas, Inc. or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualified CMBS Transaction" means (i) the CMBS Transaction and (ii) any other transaction or series of transactions entered into by Ventas, Inc. or any of its Restricted Subsidiaries pursuant to which Ventas, Inc. or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to an Unrestricted Subsidiary, or grants a security interest in, any Real Estate Assets or mortgage receivables (whether now existing or arising in the future) of Ventas, Inc. or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Real Estate Assets or mortgage receivables, all contracts and all guarantees or other obligations in respect of such Real Estate Assets or mortgage receivables, proceeds of such Real Estate Assets or mortgage receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Real Estate Assets or mortgage receivables.

        "Reacquired Qualified CMBS Real Estate Assets" means, as of any date of determination, Real Estate Assets that were owned by Ventas, Inc. or any of its Subsidiaries on or prior to April 17, 2002 and that are (i) reacquired by Ventas, Inc. or any of its Restricted Subsidiaries from an Unrestricted Subsidiary in connection with an unwinding of a Qualified CMBS Transaction and (ii) owned by Ventas, Inc. or any Restricted Subsidiary as of such date of determination.

        "Real Estate Assets" means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

        "Real Estate Revenues" means, with respect to (i) any Real Estate Asset owned as of April 17, 2002 and which continues to be owned as of the relevant date of determination by Ventas, Inc. or any of its Restricted Subsidiaries and (ii) Reacquired Qualified CMBS Real Estate Assets, in each case, the rental revenues generated by such Real Estate Asset during the quarter ending September 30, 2004, annualized by multiplying such revenues by four, all as set forth on a schedule attached to the applicable Indenture.

        "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective heading Week Ending published in the most recent Statistical Release under Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Replacement Assets" mean properties or assets (other than current assets) that are used or useful in a Permitted Business.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

        "Secured Debt" means, for any Person, Debt secured by a mortgage, lien, charge, pledge or security interest or other encumbrance on the property of such Person or any of its Restricted Subsidiaries.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means each Restricted Subsidiary that is a significant subsidiary, if any, of Ventas, Inc. as defined in Regulation S-X under the Securities Act.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Ventas, Inc. or any Restricted Subsidiary which are reasonably customary in Qualified CMBS Transactions by the parent or sponsoring entity.

        "Statistical Release" means that statistical release designated H.15(519) or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the applicable Indenture, then such other reasonably comparable index the Issuers designate.

        "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

        "Subsidiary" means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

        "Tax Amount" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such Period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

        "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for U.S. federal income tax purposes; provided, however that (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for U.S. federal income tax purposes by a partner or member of such Person.

        "10% Stockholder" means any Person who beneficial owns 10% or more of the total voting power of the Voting Stock of Ventas, Inc.

        "Total Assets" means, for any Person as of any date, the sum of (a) in the case of each of (i) Real Estate Assets that were owned as of April 17, 2002 and that continue to be owned as of such date of determination and (ii) Reacquired Qualified CMBS Real Estate Assets, (1) the Real Estate Revenues specified for such Real Estate Assets on a schedule attached to the applicable Indenture, divided by 0.0925, plus (2) any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with the Kindred Reset Right of the Partnership with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by

0.0925, (b) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after April 17, 2002 that are owned by Ventas, Inc. or any Restricted Subsidiaries as of such date of determination (other than Reacquired Qualified CMBS Real Estate Assets) and (c) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP. For the purpose of clause (2) of this definition, "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with the Kindred Reset Right (whether by agreement or exercise of such right or otherwise) over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365.

        "Total Unencumbered Assets" means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Debt, on a consolidated basis determined in accordance with GAAP.

        "Unsecured Debt" means, for any Person, any Debt of such Person or its Restricted Subsidiaries which is not Secured Debt.

        "Unrestricted Subsidiary" means (i) Ventas Specialty I, Inc., Ventas Finance I, Inc., Ventas Specialty I, LLC, Ventas Finance I, LLC, Ventas Kansas City I, LLC, Ventas Farmington Hills, LLC, Ventas Brighton, LLC, Ventas Regency Medical Park I, LLC, ET Heritage Andover Finance, Inc., ET Sub-Cabot Park, L.L.C., ET Sub-Vernon Court, L.L.C., ET Sub-Cleveland Circle, L.L.C., ET Sub-Heritage Andover, L.L.C., ET DCMH Finance, Inc., ET POBI Finance, Inc., ET Belvedere Finance, Inc., ET DCMH Finance, L.L.C., ET POBI Finance, L.L.C., ET Belvedere Finance, L.L.C., ET Sub-DCMH Limited Partnership, L.L.P., ET Sub-POB I Limited Partnership, L.L.P. ET Sub-Belvedere Limited Partnership, L.L.P., Ventas Fairwood, LLC, Ventas Whitehall Estates, LLC, Ventas Bayshore Medical, LLC, PSLT-ALS Properties II, LLC, Brookdale Living Communities of Connecticut, LLC, Brookdale Living Communities of Connecticut-WH, LLC, Brookdale Living Communities of Florida-CL, LLC, Brookdale Living Communities of Illinois-HLAL, LLC, Brookdale Living Communities of Illinois-Hoffman Estates, LLC, Brookdale Living Communities of Illinois-HV, LLC, BLC of Indiana-OL, L.P., Brookdale Living Communities of New Jersey, LLC, Brookdale Living Communities of New Mexico-SF, LLC, BLC Issuer II, LLC, DBF Issuer I, LLC and (ii) any Subsidiary of Ventas, Inc. or any successor to any of them, other than the Partnership and Ventas Capital Corporation, that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

  (1)
  has no Debt other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Ventas, Inc. or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ventas, Inc. or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ventas, Inc.;

  (3)
  is a Person with respect to which neither Ventas, Inc. nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings; and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of Ventas, Inc. as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under "—Certain Covenants—Limitations on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ventas, Inc. as of such date and, if such Debt is not permitted to be incurred as of such date under the covenant described under "—Certain Covenants—Limitations on Incurrence of Debt," Ventas, Inc. will be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Debt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The following is a general discussion of certain U.S. federal income tax considerations relevant to participants in the exchange offer and relating to the acquisition, ownership and disposition of the exchange notes. This discussion is based upon the Code, Treasury Regulations, IRS rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

        This discussion addresses neither all aspects of U.S. federal income or estate taxation that may be important to holders of the notes nor the tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all tax consequences that may be important to particular holders in light of their personal circumstances, or to certain types of holders (such as certain financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, tax-exempt entities, partnerships or other pass-through entities, dealers in securities or currencies, U.S. expatriates, or persons who hold the notes in connection with a straddle, hedge, conversion transaction or any similar or hybrid financial instrument, U.S. Holders (defined below) whose functional currency is not the U.S. dollar, or persons liable for the alternative minimum tax) that may be subject to special rules. In addition, the discussion assumes that each holder holds the notes as a capital asset within the meaning of Section 1221 of the Code.

        We have not sought, nor will we seek, any rulings from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences discussed in this summary.

        For the purpose of this discussion, a "Non-US. Holder" refers to any beneficial owner of the notes who is not a U.S. Holder. The term "U.S. Holder" means any beneficial owner of the notes who is a citizen or resident of the United States, a corporation organized in the United States or any state thereof or the District of Columbia, an estate, the income of which is includible in income for U.S. federal income tax purposes regardless of its source or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, the term "Non-U.S. Holder" does not include a trust that has elected under applicable Treasury Regulations to retain its pre-August 20, 1996 classification as a U.S. person. For the purposes of this discussion, neither the term "Non-U.S. Holder" nor the term "U.S. Holder" include a partnership for U.S. federal income tax purposes. If a partnership holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the status and activities of the partnership. Holders that are partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations to them and their partners of exchanging the notes in accordance with the applicable exchange offer.

        Holders of original notes are urged to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of their participation in the applicable exchange offer and their acquisition, ownership and disposition of the exchange notes and the effect that their particular circumstances may have on such tax consequences.

The Exchange Offers

        The exchange of an original note for an exchange note pursuant to an exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes because the exchange note will not be considered to differ materially in kind or extent from the original note. Accordingly, the exchange note will be treated for U.S. federal income tax purposes as a continuation of the original note in the hands of a U.S. Holder or a Non-U.S. Holder, with the result that (1) such holder will not recognize any gain or loss on the exchange, (2) the holding period for the exchange note will include the holding period for the original note, and (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the original note.

        The exchange offers will not have any U.S. federal income tax consequences to a nonexchanging holder of original notes.

Other Tax Considerations Applicable to U.S. Holders

        Additional Payments on the Notes.    We intend to treat our obligation to pay liquidated damages or additional interest, as applicable, on the original notes and the amount in excess of the stated principal upon the occurrence of certain changes in control ("excess principal amount," see "Description of Exchange Notes—Repurchase of Notes Upon a Change of Control") as an "incidental contingency" for U.S. federal income tax purposes and, in accordance with such treatment, a U.S. Holder is not required to take into account such payment until such payment is made by us. Regardless of our position, however, the IRS may take the contrary position that our obligation to pay such liquidated damages or additional interest, as applicable, or excess principal amount is not an incidental contingency, which, if upheld, among other tax consequences, could affect the timing of both the U.S. Holder's recognition of income from the notes and our deduction with respect to such payment.

        U.S. Holders should consult their tax advisors concerning the appropriate tax treatment of the payment of liquidated damages or additional interest, as applicable, or excess principal amount on the notes. The discussion below assumes that our determination that these contingencies are incidental is correct.

        Interest on the Notes.    Interest paid on the notes will be taxable to a U.S. Holder as ordinary interest income at the time that such interest is accrued or (actually or constructively) received in accordance with such holder's method of tax accounting and in the amount of each payment.

        Sale or Other Disposition of the Notes.    In general, a U.S. Holder of the notes will recognize gain or loss upon the sale, retirement or other disposition of the notes measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest, which will be taxable as such) and the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in the notes generally will equal the cost of the notes to the holder increased by the amount of market discount, if any, previously taken into income by the holder or decreased by any bond premium theretofore amortized by the holder with respect to the notes. Subject to the market discount rules discussed below, the gain or loss on the disposition of the notes will be capital gain or loss and will be long-term gain or loss if the notes have been held for more than one year at the time of such disposition. A U.S. Holder's ability to deduct capital losses may be limited.

        Market Discount.    The resale of the notes may be affected by the "market discount" provisions of the Code. For this purpose, but subject to a de minimis exception, the market discount on a note will generally be equal to the amount, if any, by which the stated redemption price at maturity of the note immediately after its acquisition exceeds the holder's tax basis in the note. Unless the election described below is made to include accrued market discount in income currently, these provisions generally require a holder of a note acquired at a market discount to treat as ordinary income any gain recognized on the disposition of the note to the extent of the "accrued market discount" on the note at the time of disposition. In general, market discount on a note will be treated as accruing on a straight-line basis over the term of the note, or, at the election of the holder, under a constant yield method. U.S. Holders may elect to include accrued market discount in income currently with respect to all market discount bonds acquired on or after the first day of the first taxable year for which the election is effective and for any such bond on either a straight-line or constant yield basis. In the absence of such election, a U.S. Holder of a note acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction.

        Bond Premium.    A U.S. Holder whose basis in a note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on such note after such purchase (other than payments of qualified stated interest, within the meaning of the Code) will be considered as having purchased the note with "bond premium." A U.S. Holder generally may elect to amortize bond premium over the remaining term of the note, using a constant yield method, as an offset to interest income. An electing U.S. Holder must reduce its tax basis in the note by the amount of the aggregate amortized bond premium. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Other Tax Considerations Applicable to Non-U.S. Holders

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note if such payments are not effectively connected with the conduct of a U.S. trade or business, unless such Non-U.S. Holder (i) owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is a controlled foreign corporation related to us, or (iii) is a bank as to which the interest represents interest received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, in which case such interest will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty). To qualify for the exemption from the withholding tax (or to claim the elimination or reduction of the withholding tax under a treaty), the last U.S. payor in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received, before payment, a statement that:

  •
  is signed by the Non-U.S. Holder under penalties of perjury;

  •
  certifies that the Non-U.S. Holder is not a U.S. person; and

  •
  provides the name and address of the Non-U.S. Holder.

Certain additional information may be required to claim the elimination or reduction in withholding tax under a treaty.

        The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the beneficial owner of the note must provide the above statement to such organization or institution.

        Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on any amount which constitutes gain upon sale, retirement or other disposition of the notes. Such gain generally will also not be subject to U.S. federal income tax unless the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) or, in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met or the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax applicable to certain expatriates.

        If interest and other payments received by a Non-U.S. Holder with respect to the notes (including proceeds from a sale, retirement or other disposition of the notes) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), such Non-U.S. Holder will generally not be subject to U.S. federal withholding tax (provided the Non-U.S. Holder has provided the Withholding Agent with a valid IRS Form W-8ECI) and will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the "branch profits tax" if such holder is a corporation.

U.S. Federal Estate Tax

        A note held or beneficially owned by an individual who is not a citizen or resident of the United States at the time of death for U.S. federal estate tax purposes (whose classification may differ for income tax purposes) will not be includible in the decedent's gross estate for such purposes, provided (i) such holder or beneficial owner did not, at the time of death, actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote; and (ii) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, the U.S. federal estate law may not apply with respect to such note under the terms of an applicable estate tax treaty.

Information Reporting and Backup Withholding

        U.S. Holders.    Certain non-corporate U.S. Holders may be subject to backup withholding (currently at a rate of 28%) on payments of principal and interest on, and the proceeds of the disposition of, the notes, if the U.S. Holder:

  •
  fails to timely furnish on a properly completed IRS Form W-9 (or substantially similar form) its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to report payments of interest or dividends; or

  •
  under certain circumstances, fails to timely certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

        In addition, such payments of principal, interest and disposition proceeds to U.S. Holders will generally be subject to information reporting. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    We must report annually to the IRS and to each Non-U.S. Holder any interest on the notes that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the "portfolio interest" exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding and other information reporting generally will not apply to payments of interest made to a Non-U.S. Holder of the notes who timely provides a properly completed IRS

Form W-8BEN (or a substantially similar form) or otherwise establishes an exemption from backup withholding. Payments of principal or the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder timely certifies its status as a Non-U.S. Holder under penalties of perjury (and certain other conditions are met) or otherwise establishes an exemption. Payments of principal or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting (but not backup withholding), unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Based upon existing interpretations of the Securities Act by the staff of the Commission set forth in no action letters issued to unrelated third parties, and subject to the immediately following sentence, we believe that the exchange notes that will be issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who (1) is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the issuers or the guarantors, (2) has an arrangement or understanding to participate in the distribution (within the meaning of the Securities Act) of the exchange notes, (3) is a broker-dealer (within the meaning of the Securities Act) that acquired original notes directly from an issuer or guarantor and is participating or intends to participate in the distribution (as so defined) of the exchange notes, or (4) is a broker-dealer (within the meaning of the Securities Act) that will receive exchange notes in exchange for original notes acquired for its own account as a result of market-making or other trading activities and is participating or intends to participate in the distribution (as so defined) of the exchange notes: (x) will not be able to rely on the interpretations by the staff of the Commission set forth in the above mentioned no action letters; (y) will not be able to tender its original notes in any exchange offer; and (z) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives exchange notes, in exchange for original notes where those original notes were acquired by the broker-dealer for its own account as a result of market-making activities or other trading activities, in an exchange offer may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. Each letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for original notes where those original notes were acquired by the broker-dealer for its own account as a result of market-making activities or other trading activities. The Issuers, Ventas, Inc. and Ventas LLC have agreed, if requested by such a broker-dealer, to use their respective commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective for a period not to exceed 90 business days after the date on which the applicable exchange offer is consummated, or such longer period if extended under certain circumstances, or such earlier date as all such requesting broker-dealers have notified the issuers in writing that all such requesting broker-dealers have resold all exchange notes acquired in the applicable exchange offer. In addition, until December 19, 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offers may be sold from time to time in one or more transactions. These sales may be made in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, and may be at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale of this kind may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers and/or the purchasers of any of these exchange notes. Any broker-dealer that resells the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act. If this is the case, any profit of any of these resales of exchange notes any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

        The issuers have agreed to pay all expenses incident to the exchange offers (including certain expenses of one counsel for certain holders of the notes subject to the applicable registration rights agreement), other than commissions and concessions of any brokers or dealers. The issuers, Ventas, Inc. and Ventas LLC have also agreed to indemnify the holders of the original notes, including any participating broker-dealer, against various liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Willkie Farr & Gallagher LLP, New York, New York, has passed upon the validity of the exchange notes and related guarantees offered in this prospectus for the issuers and the guarantors.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of its internal control over financial reporting as of December 31, 2004, as set forth in their reports thereon, which are incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Ventas, Inc.'s consolidated financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and schedule of Provident as of December 31, 2004 and for the period March 1, 2004 (inception) to December 31, 2004, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Brookdale as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, as set forth in their report thereon, which is incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. Such financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of ElderTrust Operating Limited Partnership (the Partnership) as of December 31, 2004 and the related consolidated statements of operations, partners' capital and cash flows for the period from February 5, 2004 through December 31, 2004 and the consolidated statements of operations, partners' capital and cash flows of ElderTrust Operating Limited Partnership (the Predecessor) for the period from January 1, 2004 through February 4, 2004 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference in this prospectus and the registration statement of which this prospectus is a part. The financial statements referred to above are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of ElderTrust Operating Limited Partnership as of December 31, 2003, and for each of the years in the two-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We and ETOP file annual, quarterly and current reports, proxy statements and/or other information with the Commission. Our and ETOP's Commission filings are available over the Internet on the Commission's website at www.sec.gov. You also may read and copy any documents that we and ETOP file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        We are incorporating by reference in this prospectus the information we and ETOP file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we or ETOP file later with the Commission will automatically update and supersede this information. We are incorporating by reference Ventas, Inc.'s and ETOP's documents listed below and any future filings Ventas, Inc. and ETOP make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the exchange offers or after the date of such initial filing of the registration statement and before the effective date of such registration statement:

  •
  Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Ventas, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

  •
  Ventas, Inc.'s Current Reports on Form 8-K filed January 6, 2005, January 24, 2005, March 1, 2005 (however, we do not incorporate by reference the information under Item 2.02, Results of Operations and Financial Conditions), April 14, 2005, May 25, 2005, May 27, 2005, June 13, 2005, June 17, 2005, July 5, 2005, August 18, 2005, September 6, 2005 and September 9, 2005;

  •
  Ventas, Inc.'s Registration Statement on Form S-4 (file no. 333-124379), as amended; however, we do not incorporate by reference the financial statements and supporting schedules and notes thereto of Alterra;

  •
  ETOP's Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  ETOP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

  •
  ETOP's Current Reports on Form 8-K filed April 14, 2005 and June 10, 2005; and

  •
  Ventas, Inc.'s Proxy Statement filed on April 4, 2005 for our Annual Meeting of Stockholders.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

      General Counsel
      Ventas, Inc.
      10350 Ormsby Park Place
      Suite 300
      Louisville, Kentucky 40223
      (502) 357-9000

        No separate financial statements of the issuers have been included herein. It is not expected that the issuers will file reports, proxy statements or other information under the Exchange Act with the Commission.

Ventas Realty, Limited Partnership
Ventas Capital Corporation
Offers to Exchange

Up to $175,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2010
(CUSIP 92276MAP0)
Unconditionally Guaranteed by Ventas, Inc. and the Other Guarantors
registered under the Securities Act of 1933 for any and all
$175,000,000 aggregate principal amount of outstanding 6 3/4% Senior Notes due 2010
(CUSIP 92276MAM7 and U92200AE1)

Up to $50,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2014
(CUSIP 92276MAH8)
Unconditionally Guaranteed by Ventas, Inc. and the Other Guarantors
registered under the Securities Act of 1933 for any and all
$50,000,000 aggregate principal amount of outstanding 6 5/8% Senior Notes due 2014
(CUSIP 92276MAQ8 and U92200AF8)

Up to $175,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2015
(CUSIP 92276MAK1)
Unconditionally Guaranteed by Ventas, Inc. and the Other Guarantors
registered under the Securities Act of 1933 for any and all
$175,000,000 aggregate principal amount of outstanding 7 1/8% Senior Notes due 2015
(CUSIP 92276MAJ4 and U92200AD3)

PROSPECTUS

                 , 2005

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to our directors and officers pursuant to the following provisions or otherwise, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Delaware

Ventas, Inc.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers Ventas, Inc. to, and Article IX of Ventas, Inc.'s Certificate of Incorporation, as amended, provides that it will, to the fullest extent authorized by the DGCL, indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") because he or she is or was a Ventas, Inc. director or officer, or is or was serving at the request of Ventas, Inc. as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA (as defined therein) excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding. Ventas, Inc. may provide by action of its board of directors through agreement, resolution or by a provision in its Third Amended and Restated Bylaws, indemnification of its employees and agents with substantially the same scope and effect as the indemnification provided in Article IX of its Certificate of Incorporation, as amended.

        Expenses incurred by such a person in his or her capacity as one of Ventas, Inc.'s directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by Ventas, Inc. in advance of the final disposition of such Proceeding as authorized by the board of directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by Ventas, Inc. as authorized by the DGCL. Expenses incurred by a person in any capacity other than as one of Ventas, Inc.'s officers or directors may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the board of directors of Ventas, Inc. deems appropriate.

        Pursuant to Section 102(b)(7) of the DGCL, Ventas, Inc.'s Certificate of Incorporation, as amended, eliminates certain liability of its directors for breach of their fiduciary duty of care. Article VIII of the Certificate of Incorporation provides that neither Ventas, Inc. nor its stockholders may recover monetary damages from Ventas, Inc.'s directors for breach of the duty of care in the performance of their duties as Ventas, Inc.'s directors. Article VIII does not, however, eliminate the liability of Ventas, Inc.'s directors (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

        The indemnification provided for by Article IX of Ventas, Inc.'s Certificate of Incorporation, as amended, is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. No amendment to Ventas, Inc.'s Certificate of Incorporation, as amended, or repeal of any article thereof increases the liability of any of its directors or officers for acts or omissions of such persons occurring prior to such amendment or repeal.

        The right to indemnification conferred by Article IX of Ventas, Inc.'s Certificate of Incorporation, as amended, is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

        Ventas, Inc. may purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at its request as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not Ventas, Inc. would have the power or be obligated to indemnify him or her against such liability under the provisions of Article IX of its Certificate of Incorporation, as amended, or the DGCL.

        Ventas, Inc. currently has in effect officers and directors liability insurance policies. These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policies is $60,000,000 in the aggregate annually for coverages in excess of deductibles.

Ventas Realty, Limited Partnership

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 9.5 of Ventas Realty's First Amended and Restated Agreement of Limited Partnership (the "Ventas Realty Limited Partnership Agreement") provides that Ventas Realty will indemnify and hold the officers, employees, agents and representatives of the partnership, its general partner, and each of the trustees, officers, employees, agents, and representatives of its general partner harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by it or any of them by reason of anything it or any of them may do or refrain from doing for and on behalf of Ventas Realty or in connection with Ventas Realty's business or affairs; provided, however, that Ventas Realty will not be required to indemnify any of its officers, employees, agents and representatives, its general partner or any of the trustees, officers, employees, agents, and representatives of its general partner for any loss or damage which such person might incur as a result of fraud, willful misconduct or gross negligence committed by any such person in the performance of their duties under the Ventas Realty Limited Partnership Agreement. Ventas Realty's indemnification obligations under the Ventas Realty Limited Partnership Agreement continue and are unaffected in respect of any other person which or who shall not have committed such fraud, willful misconduct or gross negligence. The indemnification provision under the Ventas Realty Limited Partnership Agreement does not relieve the general partner of its proportionate share of the obligations of Ventas Realty in its capacity as a partner thereof.

        Section 9.5 of the Ventas Realty Limited Partnership Agreement also provides that its general partner will be entitled to reimbursement from Ventas Realty for any amounts the general partner pays in satisfaction of indemnification obligations owed by Ventas Realty's general partner to present or former trustees, officers, employees, agents or representatives of such general partner or its predecessors, or other persons indemnified by such general partner, as provided for in or pursuant to the Declaration of Trust and By-Laws of Ventas Realty's general partner or otherwise.

        The right to indemnification set forth in Section 9.5 of the Ventas Realty Limited Partnership Agreement is in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and inures to the benefit of the successors and assigns of any such person or entity.

        None of Ventas Realty's partners are personally liable with respect to any claim for indemnification pursuant to Section 9.5 of the Ventas Realty Limited Partnership Agreement and such claims will be satisfied solely out of assets of Ventas Realty.

        Section 9.4 of the Ventas Realty Limited Partnership Agreement provides that its general partner will not be liable or accountable, in damages or otherwise, to Ventas Realty or to any of its partners for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of Ventas Realty except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of the Ventas Realty Limited Partnership Agreement) or gross negligence, and (ii) for other breaches of the Ventas Realty Limited Partnership Agreement.

        Officers and directors of Ventas Realty are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Ventas Capital Corporation

        Section 145 of the DGCL empowers Ventas Capital to, and Paragraph 10 of its Certificate of Incorporation provides that Ventas Capital will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Ventas Capital) by reason of the fact that the person is or was a director, officer, employee or agent of Ventas Capital, or is or was serving at the request of Ventas Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Capital, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under Paragraph 10 of Ventas Capital's Certificate of Incorporation, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of Ventas Capital, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        Also pursuant to Paragraph 10 of its Certificate of Incorporation, Ventas Capital will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ventas Capital to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of Ventas Capital, or is or was serving at the request of Ventas Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Capital; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Ventas Capital unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of Ventas Capital) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by Ventas Capital in advance of the final disposition of such action, suit or proceeding as authorized by Ventas Capital's board or directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Ventas Capital as authorized by Paragraph 10 of its Certificate of Incorporation.

        Pursuant to Section 102(b)(7) of the DGCL, Paragraph 10 of Ventas Capital's Certificate of Incorporation provides that no director will be personally liable to Ventas Capital or any stockholder of Ventas Capital for monetary damages for breach of fiduciary duty as a director. Paragraph 10 of Ventas Capital's Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Ventas Capital or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

        Paragraph 10 of Ventas Capital's Certificate of Incorporation provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Ventas Capital shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Neither the amendment nor repeal of Paragraph 10 of Ventas Capital's Certificate of Incorporation, nor the adoption of any provision of its Certificate of Incorporation inconsistent with Paragraph 10, will eliminate or reduce the effect of Paragraph 10 of Ventas Capital's Certificate of Incorporation in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to Paragraph 10 of Ventas Capital's Certificate of Incorporation if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        The indemnification and other rights set forth in Paragraph 10 of Ventas Capital's Certificate of Incorporation is not exclusive of any provisions with respect thereto in Ventas Capital's By-laws or any other contract or agreement between Ventas Capital and any officer, director, employee or agent of Ventas Capital.

        Pursuant to Section 8 of Ventas Capital's By-laws, Ventas Capital will indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of Ventas Capital, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

        Officers and directors of Ventas Capital are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Ventas Healthcare Properties, Inc.

        Article 7 of Ventas Healthcare Properties, Inc.'s ("Ventas Healthcare Properties") Certificate of Incorporation provides that Ventas Healthcare Properties will indemnify any person who was or is a director, officer, employee, or agent of Ventas Healthcare Properties, or who is or was serving at the request of Ventas Healthcare Properties as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, to the full extent permitted by the DGCL, as amended from time to time.

        Pursuant to Section 145 of the DGCL, Ventas Healthcare Properties will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Ventas Healthcare Properties, by reason of the fact that such person is or was a director, officer, employee or agent of Ventas Healthcare Properties, or is or was serving at the request of Ventas Healthcare Properties as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Healthcare Properties, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Also pursuant to Section 145 of the DGCL, Ventas Healthcare Properties will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ventas Healthcare Properties to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Healthcare Properties, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Ventas Healthcare Properties, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        To the extent a present or former director or officer of Ventas Healthcare Properties has been successful in the defense of any action, suit or proceeding referred to above in the defense of any claim, issue or matter therein, Ventas Healthcare Properties will indemnify such person pursuant to Section 145 of the DGCL against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith.

        Pursuant to Section 102(b)(7) of the DGCL, Article 8 of Ventas Healthcare Properties' Certificate of Incorporation provides that no director will be personally liable to Ventas Healthcare Properties or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to Ventas Healthcare Properties or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of DGCL, as the same exists or hereafter may be amended; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision by the stockholders of the Ventas Healthcare Properties will be prospective only, and will not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

        Article 7 of Ventas Healthcare Properties' Certificate of Incorporation provides that the board of directors may, by resolution adopted from time to time, purchase and maintain insurance on behalf of any person who was or is a director, officer, employee, or agent of Ventas Healthcare Properties, or who is or was serving at the request of Ventas Healthcare Properties as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise as permitted by the DGCL, as amended from time to time. Article VIII, Section 2 of Ventas Healthcare Properties' By-laws provides that Ventas Healthcare Properties may purchase and maintain insurance on behalf of such persons for any liabilities asserted against and incurred by such persons whether or not Ventas Healthcare Properties would have the power to indemnify such persons against such liability.

        Officers and directors of Ventas Healthcare Properties are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Ventas LP Realty, L.L.C., Ventas TRS, LLC, Ventas Management, LLC, Ventas Framingham, LLC, Ventas Sun LLC, Ventas Cal Sun LLC and Ventas Provident, LLC

        Ventas LP Realty, L.L.C., Ventas TRS, LLC, Ventas Management, LLC, Ventas Framingham, LLC, Ventas Sun LLC, Ventas Cal Sun LLC and Ventas Provident, LLC are each organized under the Delaware Limited Liability Company Act (the "DLLCA"). Section 18-108 of the DLLCA provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of each of Ventas LP Realty, L.L.C., Ventas TRS, LLC, Ventas Management, LLC, Ventas Framingham, LLC, Ventas Sun LLC, Ventas Cal Sun LLC and Ventas Provident, LLC does not contain standards or restrictions regarding the respective limited liability company's power to indemnify and hold harmless any member or manager or other person from and against claims and demands.

        Officers and directors of Ventas LP Realty, L.L.C., Ventas TRS, LLC, Ventas Management, LLC, Ventas Framingham, LLC, Ventas Sun LLC, Ventas Cal Sun LLC and Ventas Provident, LLC are covered under the same liability insurance policies described under "—Ventas, Inc." above.

ET Capital Corp.; ET Wayne Finance, Inc.

        ET Capital Corp. and ET Wayne Finance, Inc. are organized under the DGCL. Section 145 of the DGCL gives a corporation power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other business enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145 of the DGCL also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason that the person is or was a director or officer of the corporation or was serving at the request of the corporation as a director or officer of another corporation or other business enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

        Additionally, Section 145 of the DGCL states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Also pursuant to Section 145 of the DGCL, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Section 145 of the DGCL provides that the corporation may purchase and maintain insurance on behalf any person who was or is a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other business enterprise, whether or not the corporation would have the power to indemnify such person against liability under Section 145.

        Pursuant to Section 102(b)(7) of the DGCL, a corporation's certificate of incorporation may provide that no director will be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of DGCL, as the same exists or hereafter may be amended; or (iv) for any transaction from which the director derived an improper personal benefit; provided however, that no such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

        Article 9 of the Certificate of Incorporation of ET Capital Corp. and Section 7.01 of the Bylaws of ET Capital Corp. require ET Capital Corp. to indemnify its present and former directors and officers to the full extent permitted by Section 145 of the DGCL. Section 7.2 of ET Capital Corp.'s Certificate of Incorporation provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director in accordance with the requirements of Section 102(b)(7) of the DGCL. Section 6.02 of the Bylaws of ET Capital Corp. provide that the corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee, or agent of the corporation in accordance with Section 145 of the DGCL.

        Article 11 of the Certificate of Incorporation, as amended, of ET Wayne Finance, Inc. requires, to the extent permitted by law, ET Wayne Finance, Inc. to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director or officer of the corporation or was serving at the request of the corporation as a director, officer employee or agent of another corporation or other business enterprise, provided that the person acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the corporation and without reasonable cause to believe his or her conduct was unlawful, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Article 11 of the Certificate of Incorporation, as amended, of ET Wayne Finance, Inc. provides that no director of the corporation shall be liable for monetary damages for breach of fiduciary duty as a director in accordance with the requirements of Section 102(b)(7) of the DGCL. Article 13 of the Certificate of Incorporation, as amended, of ET Wayne Finance, Inc. eliminates the personal liability of its directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

        Officers and directors of ET Capital Corp. and ET Wayne Finance, Inc. are covered under the same liability insurance policies described under "—Ventas, Inc." above.

ElderTrust Operating Limited Partnership; ET Sub-Berkshire Limited Partnership; ET Sub-Lehigh Limited Partnership; ET Sub-Sanatoga Limited Partnership

        ElderTrust Operating Limited Partnership, ET Sub-Berkshire Limited Partnership, ET Sub-Lehigh Limited Partnership and ET Sub-Sanatoga Limited Partnership are organized under the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"). Section 17-108 of the DRULPA provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 7.7 of ElderTrust Operating Limited Partnership's Second Amended and Restated Agreement of Limited Partnership (as amended, the "ETOP LP Agreement") requires the partnership to indemnify its general partner, limited partners, trustees, directors or officers and such other persons as the general partner may designate from time to time, in its sole and absolute discretion, to the fullest extent provided by the DRULPA from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all Proceedings incurred by such persons and relating to the partnership or its general partner or the operation of, or the ownership of property by, any of them as set forth in the ETOP LP Agreement in which any such person may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity extends to any liability of any such person, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the partnership or any of its subsidiaries (including, without limitation, any indebtedness which the partnership or any of its subsidiaries has assumed or taken subject to), and the partnership's general partner is authorized and empowered, on behalf of the partnership, to enter into one or more indemnity agreements consistent with the ETOP LP Agreement in favor of any of such persons seeking indemnification having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that such person did not meet the requisite standard of conduct set forth above. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that such person acted in a manner contrary to that specified above with respect to the subject matter of such proceeding. Any indemnification made pursuant to the ETOP LP Agreement may be made only out of the assets of the partnership, and any insurance proceeds from the liability policy covering such persons, and neither the partnership's general partner nor any limited partner has any obligation to contribute to the capital of the partnership or otherwise provide funds to enable the partnership to fund its obligations under Section 7.7 of the ETOP LP Agreement. Section 7.7 of the ETOP LP Agreement also provides that reasonable expenses expected to be incurred by such persons seeking indemnification will be paid or reimbursed by the partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal or investigative made or threatened against such person upon receipt by the partnership of (i) a written affirmation by such person of such person's good faith belief that the standard of conduct necessary for indemnification by the partnership as described above has been met and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. The right to indemnification is in addition to other rights which those seeking indemnification or any other person may be entitled under any agreement, pursuant to any vote of any of the partners, as a matter of law or otherwise, and continues as to the general partner and trustees who have ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such person is indemnified. Also pursuant to Section 7.7 of the ETOP LP Agreement, the partnership has the right to purchase and maintain insurance on behalf of such persons against any liability that may be asserted against or expenses that may be incurred by such person in connection with the partnership's activities, regardless of whether the partnership would have the power to indemnify such person against such liability under the provisions of the ETOP LP Agreement. In no event may a person seeking indemnification subject any of the partnership's partners to personal liability by reason of the indemnification provision set forth in the ETOP LP Agreement. Notwithstanding anything to the contrary in the ETOP LP Agreement, the partnership's general partner is not entitled to indemnification for any loss, claim, damage, liability or expense for which the general partner is obligated to indemnify the partnership under any other agreement between the general partnership and the partnership.

        The Agreement of Limited Partnership of each of ET Sub-Berkshire Limited Partnership, ET Sub-Lehigh Limited Partnership and ET Sub-Sanatoga Limited Partnership (the "Partnership Agreements") specify that each partnership may (a) indemnify to the fullest extent permitted by the DRULPA each partner and such partner's respective affiliates, members, partners and officers in connection with any threatened, pending or completed Proceeding, any appeal therein, or any inquiry or investigation preliminary thereto, arising in connection with the management or conduct of the business or affairs of the applicable partnership or their activities with respect thereto, and (b) pay or reimburse each such person for expenses incurred by it (i) in advance of the final disposition of a Proceeding to which such person was, is or is threatened to be made a party, and (ii) in connection with its appearance as a witness or other participation in any Proceeding. Additionally, each Partnership Agreement provides that the applicable partnership may purchase and maintain insurance to protect each partner and such partner's respective affiliates, members, partners and officer, whether or not the partnership would have the power to indemnify such person. This indemnification obligation is limited to the assets of the partnership and no partner may be required to make a capital contribution in respect thereof. Each Partnership Agreement also provides that the applicable partnership indemnify and reimburse the tax matters partner, which is designated as the general partner of the applicable partnership, for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the partners.

        Officers and directors of ElderTrust Operating Limited Partnership, ET Sub-Berkshire Limited Partnership, ET Sub-Lehigh Limited Partnership and ET Sub-Sanatoga Limited Partnership are covered under the same liability insurance policies described under "—Ventas, Inc." above.

PSLT OP, L.P., BLC of California-San Marcos, L.P.

        PSLT OP, L.P. and BLC of California-San Marcos, L.P. are organized under the DRULPA. Section 17-108 of the DRULPA provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 7.7 of the Amended and Restated Agreement of Limited Partnership of PSLT OP, L.P. (as supplemented, the "PSLT OP Partnership Agreement") requires PSLT OP, L.P. to indemnify each person made a party to a proceeding by reason of his status as the general partner, or as a director, trustee, officer, stockholder, partner, member, employee, representative or agent of the general partner or as an officer, employee, representative or agent of the partnership, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership or of Ventas Provident, LLC (as successor to Provident Senior Living Trust), in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee acted in bad faith, or with gross negligence or willful misconduct. Any indemnification pursuant to Section 7.7 can be made only out of the assets of the partnership, and neither the general partner nor any limited partner shall have any obligation to contribute to the capital of the partnership, or otherwise provide funds, to enable the partnership to fund its indemnification obligations. Reasonable expenses incurred by an indemnitee who is a party to a proceeding must be paid or reimbursed by the partnership in advance of the final disposition of the proceeding, upon receipt by the partnership of an undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified. The indemnification provided by Section 7.7 is in addition to any other rights to which an indemnitee or any other person may be entitled under any agreement, pursuant to any vote of the partners, as a matter of law or otherwise, and shall continue as to an indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such indemnities are indemnified. The partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the indemnities and such other persons as the general partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such person in connection with the partnership's activities, regardless of whether the partnership would have the power to indemnify such person against such liability under the provisions of the PSLT OP Partnership Agreement. For purposes of Section 7.7, the partnership is deemed to have requested an indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the partnership. In no event may an indemnitee subject any of the partners to personal liability by reason of the indemnification provisions set forth in the PSLT OP Partnership Agreement. An indemnitee cannot be denied indemnification in whole or in part under Section 7.7 because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the PSLT OP Partnership Agreement.

        Section 6.5 of the Agreement of Limited Partnership of BLC of California-San Marcos, L.P. provides that the partnership shall indemnify and hold harmless the general partners and the limited partners and each of their respective partners, officers, directors, stockholders, employees, agents and affiliates from and against any and all losses, expenses, damages or injuries suffered or sustained by such parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the partnership or in furtherance of the interests of the partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was performed or omitted in good faith and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such party and provided that such party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was in the best interests of the partnership. Such indemnification shall be made only to the extent of the assets of the partnership.

        Officers and directors of PSLT OP, L.P. and BLC of California-San Marcos, L.P. are covered under the same liability insurance policies described under "—Ventas, Inc." above.

ET Berkshire, LLC; Cabot ALF, L.L.C.; Cleveland ALF, L.L.C.; ET Sub-Heritage Woods, L.L.C.; ET GENPAR, L.L.C.; ET Sub-Lacey I, L.L.C.; ET Lehigh, LLC; ET Sub-Lopatcong, L.L.C.; ET Pennsburg Finance, L.L.C.; ET Sub-Phillipsburg I, L.L.C.; ET Sub-Pleasant View, L.L.C.; ET Sanatoga, LLC; ET Sub-SMOB, L.L.C.; Vernon ALF, L.L.C.; ET Wayne Finance, L.L.C.

        ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C. and ET Wayne Finance, L.L.C. are each organized under the DLLCA. Section 18-107 of the DLLCA provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Section 7.5(a) of the Limited Liability Company Agreement (as it may be amended, the "LLC Agreement") of each of ET Berkshire, LLC, ET Lehigh, LLC and ET Sanatoga, LLC requires the applicable company to indemnify any of its members and officers who was or is a party or is threatened to be made a party to a threatened, pending or completed Proceeding other than an action by or in the right of the company, where such person is a party because such person is or was a member or officer of the company. The applicable company must indemnify its members against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the members in connection with a Proceeding relating to acts or omissions of that person regarding actions that are prohibited to be taken by the company under the applicable LLC Agreement so long as certain specified liabilities are outstanding. Section 7.5(b) of each LLC Agreement provides that the applicable company shall indemnify each member or officer against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the Proceeding. To the fullest extent permitted by law, the applicable company shall indemnify each of its members or officers who acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the person must have had no reasonable cause to believe such person's misconduct was unlawful. Unless ordered by a court, any indemnification permitted under Section 7.5(b) of each LLC Agreement may be made only as the applicable company authorizes in the specific case after a majority vote of its members who are not parties or threatened to be made parties (i) determine that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (ii) evaluate the reasonableness of the expense and of the amounts paid in settlement. However, no indemnification may be provided to any member or officer in connection with (a) the receipt of a financial benefit to which the person is not entitled, (b) voting for or assenting to a distribution to members in violation of the LLC Agreement or the DLLCA, (c) a knowing violation of law or (d) acts or omissions of such person constituting willful misconduct or gross negligence. Section 7.5(c) of each LLC Agreement provides that to the extent a member, director or officer of the company has been successful on the merits, or otherwise in defense of any claim, issue or other matter in such Proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorneys' fees, incurred by such person in connection with the Proceeding and any Proceeding brought to enforce such mandatory indemnification.

        Section 8(b) of the Operating Agreement (as it may be amended, the "Operating Agreement") of each of Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET GENPAR, L.L.C., ET Sub-Heritage Woods, L.L.C., ET Sub-Lacey I, L.L.C., ET Sub-Phillipsburg I, L.L.C. and Vernon ALF, L.L.C. requires that the applicable company indemnify its member, partners, or any officers, trustees, directors, employees or agents of any partner in the member, or any officers of the company to the fullest extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any Proceedings, whether threatened, pending or completed, including appeals, arising out of or incidental to the business or activities or relating to the company and in which any such person may be, or may have been involved, or threatened to be involved, as a party or otherwise, by reason of the fact that the person (i) is or was the member, a partner in the member or an officer, trustee, director, employee or agent of any partner in the member, or an officer of the company, or (ii) is or was serving at the request of the company as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business entity, to the fullest extent permitted under the DLLCA, provided that such person remains liable (a) for any breach of such person's duty of loyalty to the company or its member or (b) for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of law. Any repeal or amendment of Section 8 of each Operating Agreement is prospective only. Such person's right includes the right to be paid by the company expenses incurred investigating or defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DLLCA. Such person may bring a suit against the company if the claim for indemnification or advancement of expenses is not paid by the company in full within 60 days after receipt by the company of a written claim, and such person is also entitled to be paid the expenses of prosecuting such claim. Section 8(b) of each Operating Agreement also provides that, if authorized by the member, the company may purchase and maintain insurance on behalf of any such person to the full extent permitted by the DLLCA.

        Section 7.02 of the Amended and Restated Limited Liability Company Operating Agreement, as it may be amended, of each of ET Sub-Lopatcong, L.L.C., ET Sub-Pleasant View, L.L.C. and ET Sub-SMOB L.L.C. and Section 7.02 of the Limited Liability Company Operating Agreement, as it may be amended, of each of ET Pennsburg Finance, L.L.C. and ET Wayne Finance, L.L.C. require the applicable company to indemnify each manager, member, any affiliate of any member, or any officers, directors, shareholders, partners or trustees of the company, any member or affiliates thereof, to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by such person, including reasonable attorneys' fees, by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner believed by such person to be within the scope of the authority conferred on such person by the applicable Amended and Restated Limited Liability Company Agreement, as it may be amended, and Limited Liability Company Operating Agreement, as it may be amended, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person's gross negligence or willful misconduct with respect to such acts or omissions. Any such indemnity may be provided out of and to the extent of the company's assets only, after payment of all amounts then due and owing under certain loan documents, and no such person shall have any personal liability on account thereof. Such Section 7.02 also requires the company to purchase and maintain insurance, to the extent and in such amounts as the managers determine to be commercially reasonable, on behalf of such persons, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of the company. The company may enter into indemnity contracts with such persons or other indemnities and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations and containing such other procedures regarding indemnification as are appropriate. Additionally, such Section 7.02 provides that the company may (and with respect to the independent member and/or the independent manager, as applicable, shall) advance expenses (including attorneys' fees) incurred by such person in advance of the final disposition of a Proceeding upon the receipt of a written undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

        Officers and directors of ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C. and ET Wayne Finance, L.L.C. are covered under the same liability insurance policies described under "—Ventas, Inc." above.

PSLT GP, LLC, PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, PLST-ALS Properties Holdings, LLC and PSLT-ALS Properties I, LLC

        PSLT GP, LLC, PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, PLST-ALS Properties Holdings, LLC and PSLT-ALS Properties I, LLC are each organized under the DLLCA. Section 18-107 of the DLLCA provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The Amended and Restated Limited Liability Company Agreement of each of Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of New York-GB, LLC and Brookdale Living Communities of Washington-PP, LLC, each dated October 19, 2004, eliminated the indemnification provision that was contained in the original Operating Agreement of each of Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of New York-GB, LLC and Brookdale Living Communities of Washington-PP, LLC, respectively. However, each of the original Operating Agreements provided that no amendment of such Operating Agreement could limit or eliminate the right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment. Therefore, for acts or omissions occurring prior to October 19, 2004, each of Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of New York-GB, LLC and Brookdale Living Communities of Washington-PP, LLC is obligated to indemnify its respective managers and officers to the fullest extent permitted or authorized by the laws of the State of Delaware, including (without limitation) the advance of expenses under the procedures and to the fullest extent permitted by law. Such rights of indemnification are not exclusive of any other rights to which those seeking indemnification are entitled.

        Officers and directors of PSLT GP, LLC, PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, PLST-ALS Properties Holdings, LLC and PSLT-ALS Properties I, LLC are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Maryland

ElderTrust

        Section 8.4 of the Amended and Restated Declaration of Trust of ElderTrust grants ElderTrust the power to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to its shareholders, trustees, or officers to the maximum extent permitted by Maryland law, from all claims and liabilities to which such person may become subject by reason of his being or having been a shareholder, trustee, officer, employee or agent of ElderTrust. Additionally, Article XII of ElderTrust's Amended and Restated Bylaws provides that, to the maximum extent permitted by Maryland law, ElderTrust will indemnify any of its trustees, officers or shareholders or any former trustee, officer or shareholder of ElderTrust who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding. Article XII also provides that ElderTrust will indemnify any of its trustees or officers or any former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. Article XII also provides that ElderTrust will indemnify each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, ElderTrust will, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by any of its trustees, officers or shareholders or former trustees, officers or shareholders made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officers of ElderTrust, ElderTrust must have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by ElderTrust as authorized by its Amended and Restated Bylaws and (ii) a written undertaking by such trustee or officer or on his behalf to repay the amount paid or reimbursed by ElderTrust if it is ultimately determined that the applicable standard of conduct was not met. ElderTrust may, with the approval of its trustees, provide such indemnification or payment or reimbursement of expenses to any of its trustees, officers or shareholders or former trustees, officers or shareholders who served a predecessor of ElderTrust and to any employee or agent of ElderTrust or a predecessor of ElderTrust. Article XII of ElderTrust's Amended and Restated Bylaws also provides that any indemnification or payment or reimbursement of the expenses permitted by such bylaws must be furnished in accordance with the procedures set forth in Section 2-418 of the Maryland General Corporation Law (the "MGCL"). ElderTrust may provide to its trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted under the MGCL for directors of Maryland corporations.

        The MGCL permits a Maryland real estate investment trust (a "Maryland REIT") (unless its declaration provides otherwise, which ElderTrust's Amended and Restated Declaration of Trust does not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services, or (c) in the case of a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case, a court orders indemnification and then only for expenses. Additionally, the MGCL permits a Maryland REIT to advance reasonable expenses to a trustee or officer upon the receipt by the Maryland REIT of (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Maryland REIT and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met. Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Amended and Restated Declaration of Trust of ElderTrust contains such a provision which eliminates trustees' and officers' liability to the maximum extent permitted by Maryland law.

        Officers and trustees of ElderTrust are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Pennsylvania

ET Sub-Highgate, L.P.; ET Sub-Woodbridge, L.P.

        ET Sub-Highgate, L.P. and ET Sub-Woodbridge, L.P. are organized under the Pennsylvania Revised Uniform Limited Partnership Act (the "PRULPA"). Section 8510 of the PRULPA provides that subject to the partnership agreement, a limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Indemnification may be granted for any action taken and may be made whether or not the limited partnership would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the limited partnership. Expenses incurred by a partner or other person in defending any action or proceeding against which indemnification may be made pursuant to Section 8510 may be paid by the limited partnership in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the limited partnership. The indemnification and advancement of expenses provided, or granted pursuant to, Section 8510 of the PRULPA shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person. Without regard to whether indemnification or advancement of expenses is provided under Section 8510 of the PRULPA, mandatory indemnification must be provided under Section 8331(2) of the Uniform Partnership Act to a partner with respect to payments made, and personal liabilities reasonably incurred, by the partner in the ordinary and proper conduct of the partnership's business, or for the preservation of its business or property.

        Section 7.4 of the Agreement of Limited Partnership of each of ET Sub-Highgate, L.P. and ET Sub-Woodbridge, L.P. (each, an "LP Agreement") requires the applicable partnership to indemnify and hold harmless the general partner, its affiliates and any officers, employees or agents of the partnership, to the fullest extent permitted by law, from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether threatened, pending or completed and whether civil, criminal administrative, arbitrative or investigative, including, without limitation, any appeal to any such claim, demand, action, suit or proceeding and any inquiry or investigation that could lead to such claim, demand, action, suit or proceeding, arising out of or incidental to the ordinary course of business of such partnership or the preservation of its business or properties and in which any indemnitee may be, or may have been, involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he, she or it (i) is or was the general partner, an affiliate of the general partner or an officer, employee or agent of such partnership or (ii) is or was serving at the request of such partnership as a director, officer, member, general or limited partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, joint venture, partnership, limited partnership, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by PRULPA, regardless of whether the indemnitee continues to be the general partner, an affiliate of the general partner or an officer, employee or agent of such partnership, at the time any such liability or expense is paid or incurred; provided, however, that Section 7.4 shall not eliminate or limit the liability of an indemnitee for any breach of his or her duties to such partnership as set forth in certain provisions of each LP Agreement. Additionally, any right of an indemnitee under Section 7.4 of each LP Agreement is a contract right and shall run to the benefit of the indemnitee. Any repeal or amendment of Section 7.4 of either LP Agreement is prospective only and will not limit the rights of any such indemnitee or the obligations of the partnership with respect to any claim arising from or related to the status or the services of such indemnitee in any of the foregoing capacities prior to any such repeal or amendment to Section 7.4. These rights include the right to be paid by the applicable partnership expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under PRULPA. If a claim for indemnification or advancement or expenses is not paid in full by such partnership within 60 days after a written claim has been received by such partnership, the claimant may at any time thereafter bring suit against such partnership to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. Section 7.4 of each LP Agreement further provides that it shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under PRULPA, but the burden of proving such defense shall be on the applicable partnership. Neither the failure of such partnership to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the indemnitee is permissible in the circumstances nor an actual determination by such partnership that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any indemnitee, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred by Section 7.4 of each LP Agreement are not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, resolution, agreement or otherwise. In addition, Section 7.4 of each LP Agreement provides that, if authorized by the general partner, the partnership may purchase and maintain insurance on behalf of any indemnitee to the fullest extent permitted by PRULPA.

        Officers and directors of ET Sub-Highgate, L.P. and ET Sub-Woodbridge, L.P. are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Virginia

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.; ET Sub-Rittenhouse Limited Partnership, L.L.P.; ET Sub-Riverview Ridge Limited Partnership, L.L.P.; ET Sub-Willowbrook Limited Partnership, L.L.P.; ET Sub-Wayne I Limited Partnership, L.L.P.

        ET Sub-Pennsburg Manor Limited Partnership, L.L.P., ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P., ET Sub-Wayne I Limited Partnership, L.L.P., and ET Sub-Willowbrook Limited Partnership, L.L.P. are each organized under the Virginia Revised Uniform Limited Partnership Act (the "VRULPA") and each has filed a statement of registration as a limited liability partnership. Section 50-73.96 of the Virginia Uniform Partnership Act (the "VUPA"), at subsections (B) and (C), provides that a partner is not personally liable for any partnership obligation incurred before the person's admission as a partner or for debts, obligations or liabilities of, or chargeable to, the partnership, whether sounding in tort, contract or otherwise, that are incurred, created or assumed by the partnership while the partnership is a registered limited liability partnership. Sections 50-73.99 of the VUPA provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of business of the partnership or for the preservation of the partnership; and also provides that no person shall be required as a consequence of the indemnification to make any payment to the extent such payments would be inconsistent with subsections (B) and (C) of Section 50-73.96, described above.

        The Amended and Restated Agreement of Limited Partnership of each of ET Sub-Pennsburg Manor Limited Partnership, L.L.P. and ET Sub-Wayne I Limited Partnership, L.L.P. (as amended, the "Pennsburg and Wayne Partnership Agreements") specifies that each partnership shall indemnify, defend and hold harmless each such partnership's partners, their stockholders, members, owners, partners, directors, officers, employees and agents from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of or alleged to arise out of any demands, claims, suits, actions or proceedings against any of them in or as a result of or relating to their respective capacities, actions or omissions with respect to the applicable partnership, or otherwise concerning the business or affairs of the applicable partnership including, without limitation, any demands, claims, suits, actions or proceedings, initiated by any of their respective partners; provided, however, that the acts or omissions of each partnership's general partner shall not be indemnified thereunder to the extent a court of competent jurisdiction finds, upon entry of a final judgment, that the same resulted from gross negligence, willful misconduct, recklessness, malfeasance or fraud. Furthermore, each of the Pennsburg and Wayne Partnership Agreements provides that the rights of indemnification shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which any indemnified party shall be entitled, whether pursuant to the provisions of each of the Pennsburg and Wayne Partnership Agreements, at law or in equity. Indemnification is to be made solely and entirely from the assets of the applicable partnership (excluding all assets of the applicable partners other than those of and attributable to such partner's interest in the partnership), and no partner shall be personally liable to any indemnified party under Section 12 of each of the Pennsburg and Wayne Partnership Agreements. In addition, any person or entity, when entitled to indemnification pursuant to Section 12 of each of the Pennsburg and Wayne Partnership Agreements, shall be entitled to receive, upon application, advances to cover the costs of defending any proceeding. All rights to indemnification will survive the dissolution of each partnership and the death, retirement, incompetency, insolvency or bankruptcy of any applicable partner.

        The Agreement of Limited Partnership of each of ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P. and ET Sub-Willowbrook Limited Partnership, L.L.P. (the "Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements") requires each partnership to indemnify and hold harmless its respective general partner, its affiliates and any officers, employees or agents of the partnership, to the fullest extent permitted by law, from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether threatened, pending or completed and whether civil, criminal, administrative, arbitrative or investigative, including, without limitation, any appeal to any such claim, demand, action, suit or proceeding and any inquiry or investigation that could lead to such claim, demand, action, suit or proceeding, arising out of or incidental to the ordinary course of business of such partnership or the preservation of its business or properties and in which any indemnitee may be, or may have been, involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he, she or it (i) is or was the general partner, an affiliate of the general partner or an officer, employee or agent of such partnership or (ii) is or was serving at the request of such partnership as a director, officer, member, general or limited partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, joint venture, partnership, limited partnership, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the VRULPA, regardless of whether the indemnitee continues to be the general partner, an affiliate of the general partner or an officer, employee or agent of such partnership, at the time any such liability or expense is paid or incurred; provided, however, that Section 7.4 of each of the applicable Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements shall not eliminate or limit the liability of an indemnitee for any breach of his or her duties to the applicable partnership as set forth in certain provisions of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements. Additionally, any right of an indemnitee under Section 7.4 of each of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements is a contract right and shall run to the benefit of the indemnitee. Any repeal or amendment of Section 7.4 of each of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements is prospective only and will not limit the rights of any such indemnitee or the obligations of the applicable partnership with respect to any claim arising from or related to the status or the services of such indemnitee in any of the foregoing capacities prior to any such repeal or amendment to Section 7.4 of each of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements. These rights include the right to be paid by the applicable partnership expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the VRULPA. If a claim for indemnification or advancement or expenses is not paid in full by the applicable partnership within 60 days after a written claim has been received by such partnership, the claimant may at any time thereafter bring suit against such partnership to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. Section 7.4 of each of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements further provides that it shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the VRULPA, but the burden of proving such defense shall be on the applicable partnership. Neither the failure of the applicable partnership to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the indemnitee is permissible in the circumstances nor an actual determination by such partnership that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any indemnitee, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred by Section 7.4 of each of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements are not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, resolution, agreement or otherwise. In addition, Section 7.4 of each of the Rittenhouse, Riverview Ridge and Willowbrook Partnership Agreements provides that, if authorized by the general partner, the applicable partnership may purchase and maintain insurance on behalf of any indemnitee to the fullest extent permitted by the VRULPA.

        Officers and directors of ET Sub-Pennsburg Manor Limited Partnership, L.L.P.; ET Sub-Rittenhouse Limited Partnership, L.L.P.; ET Sub-Riverview Ridge Limited Partnership, L.L.P.; Et Sub-Willowbrook Limited Partnership, L.L.P.; ET Sub-Wayne I Limited Partnership, L.L.P. are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Illinois

The Ponds of Pembroke Limited Partnership

        The Ponds of Pembroke Limited Partnership is organized under the Illinois Revised Uniform Limited Partnership Act ("IRULPA"). Although the IRULPA does not address the indemnification of partners, Section 1204 of the IRULPA provides that in any case not provided for in the IRULPA, the provisions of the Illinois Uniform Partnership Act ("IUPA") govern. Section 18(b) of the IUPA provides that a partnership shall indemnify every partner in respect of payments made and personal liabilities reasonably incurred by the partner in the ordinary and proper conduct of the partnership's business or for the preservation of the partnership's business or property.

        Section 6.5 of the Amended and Restated Agreement of Limited Partnership of The Ponds of Pembroke Limited Partnership provides that the partnership shall indemnify and hold harmless the general partners and the limited partners and each of their respective partners, officers, directors, stockholders, employees, agents and affiliates from and against any and all losses, expenses, damages or injuries suffered or sustained by such parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the partnership or in furtherance of the interests of the partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was performed or omitted in good faith and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such party and provided that such party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was in the best interests of the partnership. Such indemnification shall be made only to the extent of the assets of the partnership.

        Officers and directors of The Ponds of Pembroke Limited Partnership are covered under the same liability insurance policies described under "—Ventas, Inc." above.

River Oaks Partners

        River Oaks Partners is organized under the IUPA. Section 18(b) of the IUPA provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by the partner in the ordinary and proper conduct of the partnership's business or for the preservation of the partnership's business or property.

        Section 6.5 of the Amended and Restated Agreement of Partnership of River Oaks Partners provides that the partnership shall indemnify and hold harmless the partners and each of their respective partners, officers, directors, stockholders, employees, agents and affiliates from and against any and all losses, expenses, damages or injuries suffered or sustained by such parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the partnership or in furtherance of the interests of the partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was performed or omitted in good faith and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such party and provided that such party reasonably believed that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was in the best interests of the partnership. Such indemnification shall be made only to the extent of the assets of the partnership.

        Officers and directors of River Oaks Partners are covered under the same liability insurance policies described under "—Ventas, Inc." above.

Item 21.    Exhibits and Financial Statement Schedules.

(a)   Exhibits

Exhibit No.	Description
3.1.1	Certificate of Incorporation of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3 to Ventas, Inc.'s Form 10-Q for the quarterly period ended September 30, 1995).
3.1.2	Certificate of Amendment to Certificate of Incorporation of Ventas, Inc. (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Form 10-Q for the quarterly period ended June 30, 1998).
3.1.3	Third Amended and Restated Bylaws of Ventas, Inc. (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Form 10-K for the year ended December 31, 1997).
3.2.1	Certificate of Limited Partnership of Ventas Realty, Limited Partnership (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.2.2	Certificate of Amendment to the Certificate of Limited Partnership of Ventas Realty, Limited Partnership (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.2.3	First Amended and Restated Agreement of Limited Partnership of Ventas Realty, Limited Partnership, dated as of January 31, 2000 (incorporated herein by reference to Exhibit 3.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.3.1	Certificate of Incorporation of Ventas Capital Corporation (incorporated herein by reference to Exhibit 3.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.3.2	Certificate of Change of Registered Agent and Registered Office of Ventas Capital Corporation (incorporated herein by reference to Exhibit 3.3.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.3.3	By-laws of Ventas Capital Corporation (incorporated herein by reference to Exhibit 3.6 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.4.1	Certificate of Formation of Ventas LP Realty, L.L.C. (incorporated herein by reference to Exhibit 3.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.4.2	Limited Liability Company Agreement of Ventas LP Realty, L.L.C., dated February 24, 2000 (incorporated herein by reference to Exhibit 3.8 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.5.1	Certificate of Incorporation of Ventas Healthcare Properties, Inc. (incorporated herein by reference to Exhibit 3.5.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.5.2	By-laws of Ventas Healthcare Properties, Inc. (incorporated herein by reference to Exhibit 3.5.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.6.1	Certificate of Formation of Ventas TRS, LLC (incorporated herein by reference to Exhibit 3.6.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.6.2	Operating Agreement of Ventas TRS, LLC, dated November 8, 2002 (incorporated herein by reference to Exhibit 3.6.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.7.1	Amended and Restated Declaration of Trust of ElderTrust (incorporated herein by reference to Exhibit 3.7.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.7.2	Articles Supplementary of ElderTrust (incorporated herein by reference to Exhibit 3.2 to ElderTrust's Form 10-K for the year ended December 31, 2002).
3.7.3	Amended and Restated Bylaws of ElderTrust (incorporated herein by reference to Exhibit 3.2 to ElderTrust's Form 10-K for the year ended December 31, 1997).
3.8.1	Amended and Restated Certificate of Limited Partnership of ElderTrust Operating Limited Partnership (incorporated herein by reference to Exhibit 3 8.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.8.2	Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership (incorporated herein by reference to Exhibit 10.1 to ElderTrust's Form 10-K for the year ended December 31, 1997).
3.8.3	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership, dated October 13, 1999 (incorporated herein by reference to Exhibit 3.2 to ElderTrust's Form 10-K for the year ended December 31, 1999).
3.8.4	Consent of General Partner and Third Amendment to Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership, dated October 13, 1999 (incorporated herein by reference to Exhibit 4.1 to ElderTrust Operating Limited Partnership's Form 8-K filed June 10, 2005).
3.9.1	Certificate of Incorporation of ET Capital Corp. (incorporated herein by reference to Exhibit 3.9.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.9.2	Bylaws of ET Capital Corp. (incorporated herein by reference to Exhibit 3.9.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.10.1	Certificate of Limited Partnership of ET Sub-Berkshire Limited Partnership (incorporated herein by reference to Exhibit 3.10.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.10.2	Agreement of Limited Partnership of ET Sub-Berkshire Limited Partnership, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.10.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.1	Certificate of Formation of ET Berkshire, LLC (formerly ET Dover I, L.L.C.) (incorporated herein by reference to Exhibit 3.11.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.2	Certificate of Amendment to Certificate of Formation of ET Berkshire, LLC (formerly ET Dover I, L.L.C.) (incorporated herein by reference to Exhibit 3.11.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.11.3	Limited Liability Company Agreement of ET Berkshire, LLC (formerly ET Dover I, L.L.C.), dated January 24, 2001 (incorporated herein by reference to Exhibit 3.11.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.4	First Amendment to Limited Liability Company Agreement of ET Berkshire, LLC, dated August 29, 2002 (incorporated herein by reference to Exhibit 3.11.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.5	Second Amendment to Limited Liability Company Agreement of ET Berkshire, LLC, dated February 5, 2004 (incorporated herein by reference to Exhibit 3.11.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.12.1	Certificate of Formation of Cabot ALF, L.L.C. (incorporated herein by reference to Exhibit 3.12.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.12.2	Operating Agreement of Cabot ALF, L.L.C., dated October 23, 1998 (incorporated herein by reference to Exhibit 3.12.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.12.3	First Amendment to Operating Agreement of Cabot ALF, L.L.C., dated January 24, 2000 (incorporated herein by reference to Exhibit 3.12.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.13.1	Certificate of Formation of Cleveland ALF, L.L.C. (incorporated herein by reference to Exhibit 3.13.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.13.2	Operating Agreement of Cleveland ALF, L.L.C., dated October 23, 1998 (incorporated herein by reference to Exhibit 3.13.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.13.3	First Amendment to Operating Agreement of Cleveland ALF, L.L.C., dated January 24, 2000 (incorporated herein by reference to Exhibit 3.13.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.14.1	Certificate of Formation of ET Sub-Heritage Woods, L.L.C. (incorporated herein by reference to Exhibit 3.14.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.14.2	Limited Liability Company Agreement of ET Sub-Heritage Woods, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.14.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.15.1	Amended and Restated Certificate of Limited Partnership of ET Sub-Highgate, L.P. (incorporated herein by reference to Exhibit 3.15.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.15.2	Agreement of Limited Partnership of ET Sub-Highgate, L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.15.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.16.1	Certificate of Formation of ET GENPAR, L.L.C. (incorporated herein by reference to Exhibit 3.16.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.16.2	Limited Liability Company Agreement of ET GENPAR, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.16.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.17.1	Certificate of Formation of ET Sub-Lacey I, L.L.C. (incorporated herein by reference to Exhibit 3.17.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.17.2	Limited Liability Company Agreement of ET Sub-Lacey I, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.17.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.18.1	Certificate of Limited Partnership of ET Sub-Lehigh Limited Partnership (incorporated herein by reference to Exhibit 3.18.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.18.2	Agreement of Limited Partnership of ET Sub-Lehigh Limited Partnership, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.18.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.1	Certificate of Formation of ET Lehigh, LLC (formerly ET Coquina I, L.L.C.) (incorporated herein by reference to Exhibit 3.19.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.2	Certificate of Amendment to Certificate of Formation of ET Lehigh, LLC (formerly ET Coquina I, L.L.C.) (incorporated herein by reference to Exhibit 3.19.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.3	Limited Liability Company Agreement of ET Lehigh, LLC, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.19.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.4	First Amendment to Limited Liability Company Agreement of ET Lehigh, LLC, dated August 29, 2002 (incorporated herein by reference to Exhibit 3.19.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.5	Second Amendment to Limited Liability Company Agreement of ET Lehigh, LLC, dated February 5, 2004 (incorporated herein by reference to Exhibit 3.19.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.20.1	Certificate of Formation of ET Sub-Lopatcong, L.L.C. (incorporated herein by reference to Exhibit 3.20.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.20.2	Amended and Restated Limited Liability Company Operating Agreement of ET Sub-Lopatcong, L.L.C., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.20.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.20.3	Amendment to Amended and Restated Limited Liability Company Agreement of ET Sub-Lopatcong, L.L.C., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.20.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.1	Certificate of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.21.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.21.2	Amendment to Certificate of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.21.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.3	Amended and Restated Agreement of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.21.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.4	Amendment to Amended and Restated Agreement of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.21.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.22.1	Certificate of Formation of ET Pennsburg Finance, L.L.C. (incorporated herein by reference to Exhibit 3.22.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.22.2	Limited Liability Company Operating Agreement of ET Pennsburg Finance, L.L.C., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.22.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.22.3	Amendment to Limited Liability Company Agreement of ET Pennsburg Finance, L.L.C., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.22.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.23.1	Certificate of Formation of ET Sub-Phillipsburg I, L.L.C. (incorporated herein by reference to Exhibit 3.23.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.23.2	Limited Liability Company Agreement of ET Sub-Phillipsburg I, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.23.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.24.1	Certificate of Formation of ET Sub-Pleasant View, L.L.C. (incorporated herein by reference to Exhibit 3.24.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.24.2	Amended and Restated Limited Liability Company Operating Agreement of ET Sub-Pleasant View, L.L.C., dated September 9, 1999 (incorporated herein by reference to Exhibit 3.24.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.25.1	Certificate of Limited Partnership of ET Sub-Rittenhouse Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.25.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.25.2	Agreement of Limited Partnership of ET Sub-Rittenhouse Limited Partnership, L.L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.25.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.26.1	Certificate of Limited Partnership of ET Sub-Riverview Ridge Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.26.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.26.2	Agreement of Limited Partnership of ET Sub-Riverview Ridge Limited Partnership, L.L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.26.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.27.1	Certificate of Limited Partnership of ET Sub-Sanatoga Limited Partnership (incorporated herein by reference to Exhibit 3.27.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.27.2	Agreement of Limited Partnership of ET Sub-Sanatoga Limited Partnership, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.27.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.1	Certificate of Formation of ET Sanatoga, LLC (formerly ET Salisbury I, L.L.C.) (incorporated herein by reference to Exhibit 3.28.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.2	Certificate of Amendment to Certificate of Formation of ET Sanatoga, LLC (formerly ET Salisbury I, L.L.C.) (incorporated herein by reference to Exhibit 3.28.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.3	Limited Liability Company Agreement of ET Sanatoga, LLC, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.28.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.4	First Amendment to Limited Liability Company Agreement of ET Sanatoga, LLC, dated August 29, 2002 (incorporated herein by reference to Exhibit 3.28.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.5	Second Amendment to Limited Liability Company Agreement of ET Sanatoga, LLC, dated February 5, 2004 (incorporated herein by reference to Exhibit 3.28.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.29.1	Certificate of Formation of ET Sub-SMOB, L.L.C. (incorporated herein by reference to Exhibit 3.29.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.29.2	Amended and Restated Limited Liability Company Operating Agreement of ET Sub-SMOB, L.L.C., dated September 9, 1999 (incorporated herein by reference to Exhibit 3.29.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.29.3	Amendment to Amended and Restated Limited Liability Company Agreement of ET Sub-SMOB, L.L.C., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.29.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.30.1	Certificate of Formation of Vernon ALF, L.L.C. (incorporated herein by reference to Exhibit 3.30.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.30.2	Operating Agreement of Vernon ALF, L.L.C., dated October 23, 1998 (incorporated herein by reference to Exhibit 3.30.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.30.3	First Amendment to Operating Agreement of Vernon ALF, L.L.C., dated January 24, 2000 (incorporated herein by reference to Exhibit 3.30.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.31.1	Certificate of Limited Partnership of ET Sub-Willowbrook Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.31.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.31.2	Agreement of Limited Partnership of ET Sub-Willowbrook Limited Partnership, L.L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.31.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.1	Certificate of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.32.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.2	Amendment to Certificate of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.32.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.3	Amended and Restated Agreement of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.32.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.4	Amendment to Amended and Restated Agreement of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P., dated May 26, 2004 (incorporated herein by reference to Exhibit 3.32.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.33.1	Certificate of Formation of ET Wayne Finance, L.L.C. (incorporated herein by reference to Exhibit 3.33.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.33.2	Limited Liability Company Operating Agreement of ET Wayne Finance, L.L.C., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.33.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.33.3	Amendment to Limited Liability Company Agreement of ET Wayne Finance, L.L.C., dated May 26, 2004 (incorporated herein by reference to Exhibit 3.33.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.34.1	Certificate of Incorporation of ET Wayne Finance, Inc. (incorporated herein by reference to Exhibit 3.34.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.34.2	Certificate of Amendment to the Certificate of Incorporation of ET Wayne Finance, Inc. (incorporated herein by reference to Exhibit 3.34.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.34.3	Bylaws of ET Wayne Finance, Inc. (incorporated herein by reference to Exhibit 3.34.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.35.1	Certificate of Formation of Ventas Framingham, LLC (incorporated herein by reference to Exhibit 3.35.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.35.2	Limited Liability Company Agreement of Ventas Framingham, LLC, dated December 2, 2004 (incorporated herein by reference to Exhibit 3.35.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.36.1	Certificate of Formation of Ventas Management, LLC (incorporated herein by reference to Exhibit 3.36.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.36.2	Limited Liability Company Agreement of Ventas Management, LLC, dated December 9, 2004 (incorporated herein by reference to Exhibit 3.36.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.37.1	Certificate of Limited Partnership of PSLT OP, L.P. (formerly known as PHCT OP, L.P.), dated March 2, 2004.*
3.37.2	Certificate of Amendment to the Certificate of Limited Partnership of PSLT OP, L.P. (formerly known as PHCT OP, L.P.), dated April 15, 2004.*
3.37.3	Amended and Restated Agreement of Limited Partnership of PSLT OP, L.P., dated as of August 3, 2004 (incorporated herein by reference to Exhibit 10.9 to Provident Senior Living Trust's Registration Statement on Form S-11, Registration No. 333-120206, as amended).
3.37.4	Supplement to the Amended and Restated Agreement of Limited Partnership of PSLT OP, L.P., dated as of August 3, 2004 (incorporated herein by reference to Exhibit 10.10 to Provident Senior Living Trust's Registration Statement on Form S-11, Registration No. 333-120206, as amended).
3.38.1	Certificate of Limited Partnership of BLC of California-San Marcos, L.P., dated October 24, 2000.*
3.38.2	Certificate of Amendment to Certificate of Limited Partnership of BLC of California-San Marcos, L.P., dated October 26, 2004.*
3.38.3	Agreement of Limited Partnership of BLC of California-San Marcos, L.P., dated October 24, 2000.*
3.39.1	Certificate of Conversion of Brookdale Living Communities of California, Inc. into Brookdale Living Communities of California, LLC, dated October 19, 2004.*
3.39.2	Certificate of Formation of Brookdale Living Communities of California, LLC, dated October 19, 2004.*
3.39.3	Limited Liability Company Agreement of Brookdale Living Communities of California, LLC, dated October 19, 2004.*
3.40.1	Certificate of Conversion of PSLT-BLC Properties Holdings, Inc. into PSLT-BLC Properties Holdings, LLC, dated October 19, 2004.*
3.40.2	Certificate of Formation of PSLT-BLC Properties Holdings, LLC, dated October 19, 2004.*
3.40.3	Limited Liability Company Agreement of PSLT-BLC Properties Holdings, LLC, dated October 19, 2004.*
3.41.1	Certificate of Formation of Brookdale Living Communities of Illinois-2960, LLC, dated September 13, 2000.*
3.41.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Illinois-2960, LLC, dated October 19, 2004.*

3.41.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of Illinois-2960, LLC, dated October 19, 2004.*
3.42.1	Certificate of Formation of PSLT-ALS Properties Holdings, LLC, dated September 1, 2004.*
3.42.2	Limited Liability Company Agreement of PSLT-ALS Properties Holdings, LLC, dated October 20, 2004.*
3.43.1	Certificate of Conversion of Brookdale Living Communities of Massachusetts-RB, Inc. into Brookdale Living Communities of Massachusetts-RB, LLC, dated October 19, 2004.*
3.43.2	Certificate of Formation of Brookdale Living Communities of Massachusetts-RB, LLC, dated October 19, 2004.*
3.43.3	Limited Liability Company Agreement of Brookdale Living Communities of Massachusetts-RB, LLC, dated October 19, 2004.*
3.44.1	Certificate of Conversion of Brookdale Living Communities of Minnesota, Inc. into Brookdale Living Communities of Minnesota, LLC, dated October 19, 2004.*
3.44.2	Certificate of Formation of Brookdale Living Communities of Minnesota, LLC, dated October 19, 2004.*
3.44.3	Limited Liability Company Agreement of Brookdale Living Communities of Minnesota, LLC, dated October 19, 2004.*
3.45.1	Certificate of Formation of Brookdale Living Communities of New York-GB, LLC, dated September 13, 2000.*
3.45.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of New York-GB, LLC, dated October 19, 2004.*
3.45.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of New York-GB, LLC, dated October 19, 2004.*
3.46.1	Certificate of Conversion of Brookdale Living Communities of Indiana-OL, Inc. into Brookdale Living Communities of Indiana-OL, LLC, dated October 19, 2004.*
3.46.2	Certificate of Formation of Brookdale Living Communities of Indiana-OL, LLC, dated October 19, 2004.*
3.46.3	Limited Liability Company Agreement of Brookdale Living Communities of Indiana-OL, LLC, dated October 19, 2004.*
3.47.1	Certificate of Formation of Brookdale Living Communities of Washington-PP, LLC, dated September 13, 2000.*
3.47.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Washington-PP, LLC, dated October 19, 2004.*
3.47.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of Washington-PP, LLC, dated October 19, 2004.*
3.48.1	Certificate of Conversion of Brookdale Living Communities of California-San Marcos, Inc. into Brookdale Living Communities of California-San Marcos, LLC, dated October 19, 2004.*
3.48.2	Certificate of Formation of Brookdale Living Communities of California-San Marcos, LLC, dated October 19, 2004.*
3.48.3	Limited Liability Company Agreement of Brookdale Living Communities of California-San Marcos, LLC, dated October 19, 2004.*

3.49.1	Certificate of Formation of PSLT GP, LLC (formerly known as PHCT GP, LLC), dated March 2, 2004.*
3.49.2	Certificate of Amendment to the Certificate of Formation of PSLT GP, LLC (formerly known as PHCT GP, LLC), dated April 15, 2004.*
3.49.3	Limited Liability Company Operating Agreement of PSLT GP, LLC (formerly known as PHCT GP, LLC), dated March 2, 2004.*
3.50.1	Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated December 9, 1987.*
3.50.2	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated August 15, 1988.*
3.50.3	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated January 4, 1990.*
3.50.4	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated February 13, 1990.*
3.50.5	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated October 25, 1993.*
3.50.6	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership. dated May 12, 1997.*
3.50.7	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated August 22, 2001.*
3.50.8	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated November 25, 2003.*
3.50.9	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership.*
3.50.10	Amended and Restated Agreement of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated May 7, 1997.*
3.51.1	Amended and Restated Partnership Agreement of River Oaks Partners, dated May 7, 1997.*
3.52.1	Certificate of Conversion of ALS-Venture I, Inc. into PSLT-ALS Properties I, LLC, dated October 21, 2004.*
3.52.2	Certificate of Formation of PSLT-ALS Properties I, LLC, dated October 21, 2004.*
3.52.3	Limited Liability Company Agreement of PSLT-ALS Properties I, LLC, dated October 21, 2004.*
3.53.1	Certificate of Conversion of Brookdale Living Communities of Illinois-II, Inc. into Brookdale Living Communities of Illinois-II, LLC, dated October 19, 2004.*
3.53.2	Certificate of Formation of Brookdale Living Communities of Illinois-II, LLC, dated October 19, 2004.*
3.53.3	Limited Liability Company Agreement of Brookdale Living Communities of Illinois-II, LLC, dated October 19, 2004.*
3.54.1	Certificate of Conversion of Brookdale Holdings, Inc. into Brookdale Holdings, LLC, dated October 19, 2004.*
3.54.2	Certificate of Formation of Brookdale Holdings, LLC, dated October 19, 2004.*

3.54.3	Limited Liability Company Agreement of Brookdale Holdings, LLC, dated October 19, 2004.*
3.55.1	Certificate of Formation of Brookdale Living Communities of Arizona-EM, LLC, dated September 13, 2000.*
3.55.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Arizona-EM, LLC, dated October 19, 2004.*
3.55.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of Arizona-EM, LLC, dated October 19, 2004.*
3.56.1	Certificate of Conversion of Brookdale Living Communities of California-RC, Inc. into Brookdale Living Communities of California-RC, LLC, dated October 19, 2004.*
3.56.2	Certificate of Formation of Brookdale Living Communities of California-RC, LLC, dated October 19, 2004.*
3.56.3	Limited Liability Company Agreement of Brookdale Living Communities of California-RC, LLC, dated October 19, 2004.*
3.57.1	Certificate of Formation of Ventas Cal Sun LLC, dated March 25, 2005.*
3.57.2	Limited Liability Company Agreement of Ventas Cal Sun LLC, dated March 28, 2005.*
3.58.1	Certificate of Formation of Ventas Sun LLC, dated March 21, 2005.*
3.58.2	Limited Liability Company Agreement of Ventas Sun LLC, dated March 21, 2005.*
3.59.1	Certificate of Formation of Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated April 11, 2005.*
3.59.2	Certificate of Merger Merging Provident Senior Living Trust into Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated June 7, 2005.*
3.59.3	Operating Agreement of Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated April 12, 2005.*
3.59.4	First Amendment to Operating Agreement of Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated August 1, 2005.*
3.60.1	Amended and Restated Certificate of Limited Partnership of ET Sub-Woodbridge, L.P.
3.60.2	Agreement of Limited Partnership of ET Sub-Woodbridge, L.P., dated January 30, 1998.
4.1.1	Indenture, dated October 15, 2004, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Ventas, Inc.'s Form 8-K filed October 15, 2004).
4.1.2	Supplemental Indenture, dated December 15, 2004, by and among Ventas Framingham, LLC and Ventas Management, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

4.1.3	Supplemental Indenture, dated April 4, 2005, by and among Ventas Sun LLC and Ventas Cal Sun LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.8 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.1.4	Supplemental Indenture, dated June 7, 2005, by and among Ventas Provident LLC (formerly VTRP Merger Sub, LLC), as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.11 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.1.5	Supplemental Indenture, dated June 21, 2005, by and among PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties, Holdings, LLC, PSLT-ALS Properties I, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.15 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.1.6	Supplemental Indenture, dated September 14, 2005, by and among ET Sub-Woodbridge, L.P., as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee.
4.2.1	Indenture, dated June 7, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee, relating to $175,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2015 (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 8-K filed June 13, 2005).

4.2.2	Supplemental Indenture, dated June 21, 2005, by and among PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties, Holdings, LLC, PSLT-ALS Properties I, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.16 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.2.3	Supplemental Indenture, dated September 14, 2005, by and among ET Sub-Woodbridge, L.P., as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee.
4.3.1	Indenture, dated June 7, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee, relating to $175,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2010 (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 8-K filed June 13, 2005).
4.3.2	Supplemental Indenture, dated June 21, 2005, by and among PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties, Holdings, LLC, PSLT-ALS Properties I, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.13 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.3.3	Supplemental Indenture, dated September 14, 2005, by and among ET Sub-Woodbridge, L.P., as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee.

4.4	Registration Rights Agreement, dated as of June 7, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc. and Ventas LP Realty, L.L.C., as Guarantors, and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, UBS Securities LLC, Calyon Securities (USA) Inc., Citigroup Global Markets Inc. and Cohen & Steers Capital Advisors, LLC, as Initial Purchasers (incorporated herein by reference to Exhibit 4.3 to Ventas, Inc.'s Form 8-K filed June 13, 2005).
4.5	Registration Rights Agreement, dated as of June 14, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc. and Ventas LP Realty, L.L.C., as Guarantors, and Banc of America Securities LLC, as Initial Purchaser (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 8-K filed June 17, 2005).
5.1	Opinion of Willkie Farr & Gallagher LLP.
12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Willkie Farr & Gallagher (included in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Ernst & Young LLP with respect to Ventas, Inc.
23.3	Consent of KPMG LLP with respect to Provident Senior Living Trust.
23.4	Consent of Ernst & Young LLP with respect to Brookdale Living Communities, Inc.
23.5	Consent of Ernst & Young LLP with respect to ElderTrust Operating Limited Partnership.
23.6	Consent of KPMG LLP with respect to ElderTrust Operating Limited Partnership.
24.1	Powers of Attorney.**
25.1	Statement of Eligibility of Trustee on Form T-1 relating to the 6 5/8% Senior Notes due 2014 and related guarantees.*
25.2	Statement of Eligibility of Trustee on Form T-1 relating to the 7 1/8% Senior Notes due 2015 and related guarantees.*
25.3	Statement of Eligibility of Trustee on Form T-1 relating to the 6 3/4% Senior Notes due 2010 and related guarantees.*
99.1	Form of Letter of Transmittal relating to the 6 5/8% Senior Notes due 2014.*
99.2	Form of Notice of Guaranteed Delivery relating to the 6 5/8% Senior Notes due 2014.*
99.3	Form of Letter to Clients relating to the 6 5/8% Senior Notes due 2014.*
99.4	Form of Letter to Nominees relating to the 6 5/8% Senior Notes due 2014.*
99.5	Guidelines for Certification of Taxpayer Identification Number relating to the 6 5/8% Senior Notes due 2014.*
99.6	Form of Letter of Transmittal relating to the 7 1/8% Senior Notes due 2015.*
99.7	Form of Notice of Guaranteed Delivery relating to the 7 1/8% Senior Notes due 2015.*
99.8	Form of Letter to Clients relating to the 7 1/8% Senior Notes due 2015.*
99.9	Form of Letter to Nominees relating to the 7 1/8% Senior Notes due 2015.*
99.10	Guidelines for Certification of Taxpayer Identification Number relating to the 7 1/8% Senior Notes due 2015.*
99.11	Form of Letter of Transmittal relating to the 6 3/4% Senior Notes due 2010.*

99.12	Form of Notice of Guaranteed Delivery relating to the 6 3/4% Senior Notes due 2010.*
99.13	Form of Letter to Clients relating to the 6 3/4% Senior Notes due 2010.*
99.14	Form of Letter to Nominees relating to the 6 3/4% Senior Notes due 2010.*
99.15	Guidelines for Certification of Taxpayer Identification Number relating to the 6 3/4% Senior Notes due 2010.*

*
Previously filed.

**
Previously filed for all registrants except for ET Sub-Woodbridge, L.P. The Power of Attorney for ET Sub-Woodbridge, L.P. is included on the applicable signature page of Amendment No. 2 to this Registration Statement.

(b)   Financial Statement Schedules

        Schedule III—Real Estate and Accumulated Depreciation (incorporated herein by reference to Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004).

Item 22.    Undertakings

        The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication so such issue.

        The undersigned registrants hereby undertake that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS, INC.
By:	*
Name:	Debra A. Cafaro
Title:	Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer and Controller	September 16, 2005
* Douglas Crocker II	Director	September 16, 2005
* Ronald G. Geary	Director	September 16, 2005
* Jay M. Gellert	Director	September 16, 2005
* Christopher T. Hannon	Director	September 16, 2005
* Sheli Z. Rosenberg	Director	September 16, 2005
* Thomas C. Theobald	Director	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS REALTY, LIMITED PARTNERSHIP
By:	VENTAS, INC., its General Partner
By:	*
Name:	Debra A. Cafaro
Title:	Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	Chief Executive Officer, President and Director, Chairman of the Board (Principal Executive Officer) of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* Richard A. Schweinhart	Senior Vice President and Chief Financial Officer (Principal Financial Officer) of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* K. Travis George	Principal Accounting Officer and Controller of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* Christopher T. Hannon	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005

* Sheli Z. Rosenberg	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS CAPITAL CORPORATION
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President, Chief Executive Officer and Director (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* T. Richard Riney	Director	September 16, 2005
* Brian K. Wood	Director	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS LP REALTY, L.L.C.
By:	VENTAS, INC., its Sole Member
By:	* Name:Debra A. Cafaro Title:Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer) of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Senior Vice President and Chief Financial Officer (Principal Financial Officer) of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer and Controller of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* Christopher T. Hannon	Director of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005

* Sheli Z. Rosenberg	Director of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., Sole Member of Ventas LP Realty, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS HEALTHCARE PROPERTIES, INC.
By:	* Name:Debra A. Cafaro Title:President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has b een signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* T. Richard Riney	Director	September 16, 2005
* Brian K. Wood	Director	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS TRS, LLC
By:	* Name:Debra A. Cafaro Title:President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro
	President and Chief Executive Officer (Principal Executive Officer) of Ventas TRS, LLC and Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President (Principal Financial Officer) of Ventas TRS, LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of Ventas TRS, LLC	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005

* Christopher T. Hannon	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005
* Sheli Z. Rosenberg	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas TRS, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS MANAGEMENT, LLC
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Management, LLC and Director of Ventas, Inc., sole member ofVentas Management, LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President (Principal Financial Officer) of Ventas Management, LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of Ventas Management, LLC	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., sole member of Ventas Management, LLC	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., sole member of Ventas Management, LLC	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., sole member of Ventas Management, LLC	September 16, 2005
* Christopher T. Hannon	Director of Ventas, Inc., sole member of Ventas Management, LLC	September 16, 2005

* Sheli Z. Rosenberg	Director of Ventas, Inc., sole member of Ventas Management, LLC	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., sole member of Ventas Management, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS FRAMINGHAM, LLC
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Framingham, LLC and Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President (Principal Financial Officer) of Ventas Framingham, LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of Ventas Framingham, LLC	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005

* Christopher T. Hannon	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005
* Sheli Z. Rosenberg	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Framingham, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS SUN LLC
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Sun LLC and Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President (Principal Financial Officer) of Ventas Sun LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of Ventas Sun LLC	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005

* Christopher T. Hannon	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005
* Sheli Z. Rosenberg	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Sun LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS CAL SUN LLC
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Cal Sun LLC and Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President (Principal Financial Officer) of Ventas Cal Sun LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of Ventas Cal Sun LLC	September 16, 2005
* Douglas Crocker II	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005
* Ronald G. Geary	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005
* Jay M. Gellert	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005

* Christopher T. Hannon	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005
* Sheli Z. Rosenberg	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005
* Thomas C. Theobald	Director of Ventas, Inc., corporate general partner of Ventas Realty, Limited Partnership, sole member of Ventas Cal Sun LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VENTAS PROVIDENT, LLC
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC	September 16, 2005
* K. Travis George	Vice President and Principal Accounting Officer of Ventas Provident, LLC	September 16, 2005
* Brian K. Wood	Manager	September 16, 2005
* T. Richard Riney	Manager	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ELDERTRUST
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* T. Richard Riney	Trustee	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ELDERTRUST OPERATING LIMITED PARTNERSHIP
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET CAPITAL CORP.
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer and Director (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Vice President and Treasurer and Director	September 16, 2005
* T. Richard Riney	Director	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-BERKSHIRE LIMITED PARTNERSHIP
By:	ET BERKSHIRE, LLC, its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC, general partner of ET Sub-Berkshire Limited Partnership	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC, general partner of ET Sub-Berkshire Limited Partnership	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC, general partner of ET Sub-Berkshire Limited Partnership	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC, general partner of ET Sub-Berkshire Limited Partnership	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET BERKSHIRE, LLC
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Berkshire, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

CABOT ALF, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cabot ALF, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cabot ALF, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cabot ALF, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cabot ALF, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

CLEVELAND ALF, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cleveland ALF, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cleveland ALF, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cleveland ALF, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Cleveland ALF, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET GENPAR, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-HERITAGE WOODS, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Heritage Woods, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Heritage Woods, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Heritage Woods, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Heritage Woods, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-HIGHGATE, L.P.
By:	ET GENPAR, L.L.C., its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Highgate, L.P.	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Highgate, L.P.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Highgate, L.P.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Highgate, L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-LACEY I, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Lacey I, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Lacey I, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Lacey I, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Lacey I, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-LEHIGH LIMITED PARTNERSHIP
By:	ET LEHIGH, LLC, its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC, general partner of ET Sub-Lehigh Limited Partnership	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC, general partner of ET Sub-Lehigh Limited Partnership	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC, general partner of ET Sub-Lehigh Limited Partnership	September 16, 2005

* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC, general partner of ET Sub-Lehigh Limited Partnership	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET LEHIGH, LLC
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Lehigh, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-LOPATCONG, L.L.C.
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Treasurer and Manager (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Manager	September 16, 2005
* T. Richard Riney	Manager	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P.
By:	ET PENNSBURG FINANCE, L.L.C., its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer) of ET Pennsburg Finance, L.L.C., general partner of ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	September 16, 2005
* Richard A. Schweinhart	Treasurer and Manager (Principal Financial Officer) of ET Pennsburg Finance, L.L.C., general partner of ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ET Pennsburg Finance, L.L.C., general partner of ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	September 16, 2005
* Brian K. Wood	Manager of ET Pennsburg Finance, L.L.C., general partner of ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	September 16, 2005
* T. Richard Riney	Manager of ET Pennsburg Finance, L.L.C., general partner of ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET PENNSBURG FINANCE, L.L.C.
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Treasurer and Manager (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Manager	September 16, 2005
* T. Richard Riney	Manager	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-PHILLIPSBURG I, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Phillipsburg I, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Phillipsburg I, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Phillipsburg I, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sub-Phillipsburg I, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-PLEASANT VIEW, L.L.C.
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Manager and Treasurer (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Manager	September 16, 2005
* T. Richard Riney	Manager	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-RITTENHOUSE LIMITED PARTNERSHIP, L.L.P.
By:	ET GENPAR, L.L.C., its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro
	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Rittenhouse Limited Partnership, L.L.P.	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Rittenhouse Limited Partnership, L.L.P.	September 16, 2005
* K. Travis George
	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Rittenhouse Limited Partnership, L.L.P.	September 16, 2005

* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Rittenhouse Limited Partnership, L.L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-RIVERVIEW RIDGE LIMITED PARTNERSHIP, L.L.P.
By:	ET GENPAR, L.L.C., its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Riverview Ridge Limited Partnership, L.L.P.	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Riverview Ridge Limited Partnership, L.L.P.	September 16, 2005
* K. Travis George
	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Riverview Ridge Limited Partnership, L.L.P.	September 16, 2005

* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Riverview Ridge Limited Partnership, L.L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-SANATOGA LIMITED PARTNERSHIP
By:	ET SANATOGA, LLC, its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC, general partner of ET Sub-Sanatoga Limited Partnership	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC, general partner of ET Sub-Sanatoga Limited Partnership	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC, general partner of ET Sub-Sanatoga Limited Partnership	September 16, 2005

* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC, general partner of ET Sub-Sanatoga Limited Partnership	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SANATOGA, LLC
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET Sanatoga, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-SMOB, L.L.C.
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Treasurer and Manager (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Manager	September 16, 2005
* T. Richard Riney	Manager	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

VERNON ALF, L.L.C.
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Vernon ALF, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Vernon ALF, L.L.C.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Vernon ALF, L.L.C.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of Vernon ALF, L.L.C.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P.
By:	ET WAYNE FINANCE, L.L.C., its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer) of ET Wayne Finance, L.L.C., general partner of ET Sub-Wayne I Limited Partnership, L.L.P. and President of ET Wayne Finance, Inc., manager of ET Wayne Finance, L.L.C., general partner of ET Sub-Wayne I Limited Partnership, L.L.P.	September 16, 2005
* Richard A. Schweinhart	Treasurer (Principal Financial Officer) of ET Wayne Finance, L.L.C., general partner of ET Sub-Wayne I Limited Partnership, L.L.P.	September 16, 2005
* K. Travis George	Principal Accounting Officer of ET Wayne Finance, L.L.C., general partner of ET Sub-Wayne I Limited Partnership, L.L.P.	September 16, 2005
* Brian K. Wood	Manager of ET Wayne Finance, L.L.C., general partner of ET Sub-Wayne I Limited Partnership, L.L.P.	September 16, 2005
* T. Richard Riney	Manager of ET Wayne Finance, L.L.C., general partner of ET Sub-Wayne I Limited Partnership, L.L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET WAYNE FINANCE, L.L.C.
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer) of ET Wayne Finance, L.L.C. and President of ET Wayne Finance, Inc., manager of ET Wayne Finance, L.L.C.	September 16, 2005
* Richard A. Schweinhart	Treasurer (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Manager	September 16, 2005
* T. Richard Riney	Manager	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET WAYNE FINANCE, INC.
By:	*
Name:	Debra A. Cafaro
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President (Principal Executive Officer)	September 16, 2005
* Richard A. Schweinhart	Executive Vice President and Treasurer (Principal Financial Officer)	September 16, 2005
* K. Travis George	Principal Accounting Officer	September 16, 2005
* Brian K. Wood	Director	September 16, 2005
* T. Richard Riney	Director	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-WILLOWBROOK LIMITED PARTNERSHIP, L.L.P.
By:	ET GENPAR, L.L.C., its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Willowbrook Limited Partnership, L.L.P.	September 16, 2005
* Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Willowbrook Limited Partnership, L.L.P.	September 16, 2005

* K. Travis George
	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Willowbrook Limited Partnership, L.L.P.	September 16, 2005
* T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Willowbrook Limited Partnership, L.L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

ET SUB-WOODBRIDGE, L.P.
By:	ET GENPAR, L.L.C., its general partner
By:	ELDERTRUST OPERATING LIMITED PARTNERSHIP, its sole member
By:	ELDERTRUST, its general partner
By:	/s/ DEBRA A. CAFARO
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        The undersigned officers and trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Woodbridge, L.P. hereby severally constitute and appoint Debra A. Cafaro and T. Richard Riney, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DEBRA A. CAFARO Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Woodbridge, L.P.	September 16, 2005

/s/ RICHARD A. SCHWEINHART Richard A. Schweinhart
	Chief Financial Officer (Principal Financial Officer) of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Woodbridge, L.P.	September 16, 2005
/s/ K. TRAVIS GEORGE K. Travis George	Principal Accounting Officer of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Woodbridge, L.P.	September 16, 2005
/s/ T. RICHARD RINEY T. Richard Riney	Trustee of ElderTrust, general partner of ElderTrust Operating Limited Partnership, sole member of ET GENPAR, L.L.C., general partner of ET Sub-Woodbridge, L.P.	September 16, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

PSLT GP, LLC
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC	September 16, 2005
* K. Travis George	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC	September 16, 2005
* Brian K. Wood	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC	September 16, 2005
* T. Richard Riney	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

PSLT OP, L.P.
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P.	September 16, 2005
* Richard A. Schweinhart	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P.	September 16, 2005
* K. Travis George	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P.	September 16, 2005
* Brian K. Wood	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P.	September 16, 2005

* T. Richard Riney	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P.	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

PSLT-BLC PROPERTIES HOLDINGS, LLC
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC	September 16, 2005

* K. Travis George	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC	September 16, 2005
* Brian K. Wood	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC	September 16, 2005
* T. Richard Riney	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF ARIZONA- EM, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Arizona-EM, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Arizona-EM, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Arizona-EM, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Arizona-EM, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Arizona-EM, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-RC, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-RC, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-RC, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-RC, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-RC, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-RC, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-SAN MARCOS, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-San Marcos, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-San Marcos, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-San Marcos, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-San Marcos, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of California-San Marcos, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-II, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BLC OF CALIFORNIA-SAN MARCOS, L.P.
By:	BROOKDALE LIVING COMMUNITIES OF CALIFORNIA-SAN MARCOS, LLC, its general partner
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer
	(Principal August 5, 2005 Executive Officer) of Ventas Provident, LLC, Debra A. Cafaro sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005

* Richard A. Schweinhart
Senior Vice President, Chief Financial
	Officer August 5, 2005 (Principal Financial Officer) and Manager of Richard A. Schweinhart Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* K. Travis George
Vice President and Principal Accounting
	Officer of August 5, 2005 Ventas Provident, LLC, sole member of PSLT GP, K. Travis George LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of August 5, 2005 PSLT GP, LLC, general partner of PSLT OP, L.P., Brian K. Wood sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of August 5, 2005 PSLT GP, LLC, general partner of PSLT OP, L.P., T. Richard Riney sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Illinois-2960, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE HOLDINGS, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal August 5, 2005 Executive Officer) of Ventas Provident, LLC, Debra A. Cafaro sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer August 5, 2005 (Principal Financial Officer) and Manager of Richard A. Schweinhart Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of August 5, 2005 Ventas Provident, LLC, sole member of PSLT GP, K. Travis George LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of August 5, 2005 PSLT GP, LLC, general partner of PSLT OP, L.P., Brian K. Wood sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of August 5, 2005 PSLT GP, LLC, general partner of PSLT OP, L.P., T. Richard Riney sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF INDIANA-OL, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Indiana-OL, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Indiana-OL, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Indiana-OL, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Indiana-OL, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Indiana-OL, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF MASSACHUSETTS-RB, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Massachusetts-RB, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Massachusetts-RB, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Massachusetts-RB, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Massachusetts-RB, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Massachusetts-RB, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF MINNESOTA, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Minnesota, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Minnesota, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Minnesota, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Minnesota, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Minnesota, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF NEW YORK-GB, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of New York-GB, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of New York-GB, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of New York-GB, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of New York-GB, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of New York-GB, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Washington-PP, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Washington-PP, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Washington-PP, LLC	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Washington-PP, LLC	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Living Communities of Washington-PP, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP
By:	BROOKDALE HOLDINGS, LLC, its general partner
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of The Ponds of Pembroke Limited Partnership	September 16, 2005
* Richard A. Schweinhart	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of The Ponds of Pembroke Limited Partnership	September 16, 2005

* K. Travis George	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of The Ponds of Pembroke Limited Partnership	September 16, 2005
* Brian K. Wood	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of The Ponds of Pembroke Limited Partnership	September 16, 2005
* T. Richard Riney	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of The Ponds of Pembroke Limited Partnership	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

RIVER OAKS PARTNERS
By:	BROOKDALE HOLDINGS, LLC, its general partner
By:	PSLT-BLC PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of River Oaks Partners	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of River Oaks Partners	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of River Oaks Partners	September 16, 2005
* Brian K. Wood
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of River Oaks Partners	September 16, 2005
* T. Richard Riney
	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-BLC Properties Holdings, LLC, sole member of Brookdale Holdings, LLC, general partner of River Oaks Partners	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

PSLT-ALS PROPERTIES HOLDINGS, LLC
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC	September 16, 2005
* Richard A. Schweinhart	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC	September 16, 2005
* K. Travis George	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC	September 16, 2005
* Brian K. Wood	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC	September 16, 2005

* T. Richard Riney	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 16th day of September, 2005.

PSLT-ALS PROPERTIES I, LLC
By:	PSLT-ALS PROPERTIES HOLDINGS, LLC, its sole member
By:	PSLT OP, L.P., its sole member
By:	PSLT GP, LLC, its general partner
By:	VENTAS PROVIDENT, LLC, its sole member
By:	*
Name:	Debra A. Cafaro
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Debra A. Cafaro	President and Chief Executive Officer (Principal Executive Officer) of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC, sole member of PSLT-ALS Properties I, LLC	September 16, 2005
* Richard A. Schweinhart
	Senior Vice President, Chief Financial Officer (Principal Financial Officer) and Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC, sole member of PSLT-ALS Properties I, LLC	September 16, 2005

* K. Travis George
	Vice President and Principal Accounting Officer of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC, sole member of PSLT-ALS Properties I, LLC	September 16, 2005
* Brian K. Wood	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC, sole member of PSLT-ALS Properties I, LLC	September 16, 2005
* T. Richard Riney	Manager of Ventas Provident, LLC, sole member of PSLT GP, LLC, general partner of PSLT OP, L.P., sole member of PSLT-ALS Properties Holdings, LLC, sole member of PSLT-ALS Properties I, LLC	September 16, 2005

        T. Richard Riney, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrants' Registration Statement on Form S-4 on August 5, 2005.

/s/ T. RICHARD RINEY T. Richard Riney	Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
3.1.1	Certificate of Incorporation of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3 to Ventas, Inc.'s Form 10-Q for the quarterly period ended September 30, 1995).
3.1.2	Certificate of Amendment to Certificate of Incorporation of Ventas, Inc. (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Form 10-Q for the quarterly period ended June 30, 1998).
3.1.3	Third Amended and Restated Bylaws of Ventas, Inc. (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Form 10-K for the year ended December 31, 1997).
3.2.1
Certificate of Limited Partnership of Ventas Realty, Limited Partnership (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.2.2
Certificate of Amendment to the Certificate of Limited Partnership of Ventas Realty, Limited Partnership (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.2.3
First Amended and Restated Agreement of Limited Partnership of Ventas Realty, Limited Partnership, dated as of January 31, 2000 (incorporated herein by reference to Exhibit 3.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.3.1
Certificate of Incorporation of Ventas Capital Corporation (incorporated herein by reference to Exhibit 3.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.3.2
Certificate of Change of Registered Agent and Registered Office of Ventas Capital Corporation (incorporated herein by reference to Exhibit 3.3.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.3.3	By-laws of Ventas Capital Corporation (incorporated herein by reference to Exhibit 3.6 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.4.1	Certificate of Formation of Ventas LP Realty, L.L.C. (incorporated herein by reference to Exhibit 3.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.4.2
Limited Liability Company Agreement of Ventas LP Realty, L.L.C., dated February 24, 2000 (incorporated herein by reference to Exhibit 3.8 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-89312, as amended).
3.5.1
Certificate of Incorporation of Ventas Healthcare Properties, Inc. (incorporated herein by reference to Exhibit 3.5.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.5.2	By-laws of Ventas Healthcare Properties, Inc. (incorporated herein by reference to Exhibit 3.5.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.6.1	Certificate of Formation of Ventas TRS, LLC (incorporated herein by reference to Exhibit 3.6.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.6.2
Operating Agreement of Ventas TRS, LLC, dated November 8, 2002 (incorporated herein by reference to Exhibit 3.6.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.7.1
Amended and Restated Declaration of Trust of ElderTrust (incorporated herein by reference to Exhibit 3.7.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.7.2	Articles Supplementary of ElderTrust (incorporated herein by reference to Exhibit 3.2 to ElderTrust's Form 10-K for the year ended December 31, 2002).
3.7.3	Amended and Restated Bylaws of ElderTrust (incorporated herein by reference to Exhibit 3.2 to ElderTrust's Form 10-K for the year ended December 31, 1997).
3.8.1
Amended and Restated Certificate of Limited Partnership of ElderTrust Operating Limited Partnership (incorporated herein by reference to Exhibit 3.8.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.8.2
Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership (incorporated herein by reference to Exhibit 10.1 to ElderTrust's Form 10-K for the year ended December 31, 1997).
3.8.3
Second Amendment to Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership, dated October 13, 1999 (incorporated herein by reference to Exhibit 3.2 to ElderTrust's Form 10-K for the year ended December 31, 1999).
3.8.4
Consent of General Partner and Third Amendment to Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership, dated October 13, 1999 (incorporated herein by reference to Exhibit 4.1 to ElderTrust Operating Limited Partnership's Form 8-K filed June 10, 2005).
3.9.1	Certificate of Incorporation of ET Capital Corp. (incorporated herein by reference to Exhibit 3.9.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.9.2	Bylaws of ET Capital Corp. (incorporated herein by reference to Exhibit 3.9.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.10.1
Certificate of Limited Partnership of ET Sub-Berkshire Limited Partnership (incorporated herein by reference to Exhibit 3.10.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.10.2
Agreement of Limited Partnership of ET Sub-Berkshire Limited Partnership, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.10.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.1
Certificate of Formation of ET Berkshire, LLC (formerly ET Dover I, L.L.C.) (incorporated herein by reference to Exhibit 3.11.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.2
Certificate of Amendment to Certificate of Formation of ET Berkshire, LLC (formerly ET Dover I, L.L.C.) (incorporated herein by reference to Exhibit 3.11.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.3
Limited Liability Company Agreement of ET Berkshire, LLC (formerly ET Dover I, L.L.C.), dated January 24, 2001 (incorporated herein by reference to Exhibit 3.11.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.11.4
First Amendment to Limited Liability Company Agreement of ET Berkshire, LLC, dated August 29, 2002 (incorporated herein by reference to Exhibit 3.11.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.11.5
Second Amendment to Limited Liability Company Agreement of ET Berkshire, LLC, dated February 5, 2004 (incorporated herein by reference to Exhibit 3.11.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.12.1	Certificate of Formation of Cabot ALF, L.L.C. (incorporated herein by reference to Exhibit 3.12.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.12.2
Operating Agreement of Cabot ALF, L.L.C., dated October 23, 1998 (incorporated herein by reference to Exhibit 3.12.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.12.3
First Amendment to Operating Agreement of Cabot ALF, L.L.C., dated January 24, 2000 (incorporated herein by reference to Exhibit 3.12.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.13.1	Certificate of Formation of Cleveland ALF, L.L.C. (incorporated herein by reference to Exhibit 3.13.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.13.2
Operating Agreement of Cleveland ALF, L.L.C., dated October 23, 1998 (incorporated herein by reference to Exhibit 3.13.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.13.3
First Amendment to Operating Agreement of Cleveland ALF, L.L.C., dated January 24, 2000 (incorporated herein by reference to Exhibit 3.13.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.14.1
Certificate of Formation of ET Sub-Heritage Woods, L.L.C. (incorporated herein by reference to Exhibit 3.14.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.14.2
Limited Liability Company Agreement of ET Sub-Heritage \Woods, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.14.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.15.1
Amended and Restated Certificate of Limited Partnership of ET Sub-Highgate, L.P. (incorporated herein by reference to Exhibit 3.15.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.15.2
Agreement of Limited Partnership of ET Sub-Highgate, L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.15.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.16.1	Certificate of Formation of ET GENPAR, L.L.C. (incorporated herein by reference to Exhibit 3.16.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.16.2
Limited Liability Company Agreement of ET GENPAR, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.16.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.17.1	Certificate of Formation of ET Sub-Lacey I, L.L.C. (incorporated herein by reference to Exhibit 3.17.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.17.2
Limited Liability Company Agreement of ET Sub-Lacey I, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.17.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.18.1
Certificate of Limited Partnership of ET Sub-Lehigh Limited Partnership (incorporated herein by reference to Exhibit 3.18.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.18.2
Agreement of Limited Partnership of ET Sub-Lehigh Limited Partnership, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.18.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.1
Certificate of Formation of ET Lehigh, LLC (formerly ET Coquina I, L.L.C.) (incorporated herein by reference to Exhibit 3.19.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.2
Certificate of Amendment to Certificate of Formation of ET Lehigh, LLC (formerly ET Coquina I, L.L.C.) (incorporated herein by reference to Exhibit 3.19.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.3
Limited Liability Company Agreement of ET Lehigh, LLC, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.19.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.4
First Amendment to Limited Liability Company Agreement of ET Lehigh, LLC, dated August 29, 2002 (incorporated herein by reference to Exhibit 3.19.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.19.5
Second Amendment to Limited Liability Company Agreement of ET Lehigh, LLC, dated February 5, 2004 (incorporated herein by reference to Exhibit 3.19.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.20.1	Certificate of Formation of ET Sub-Lopatcong, L.L.C. (incorporated herein by reference to Exhibit 3.20.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.20.2
Amended and Restated Limited Liability Company Operating Agreement of ET Sub-Lopatcong, L.L.C., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.20.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.20.3
Amendment to Amended and Restated Limited Liability Company Agreement of ET Sub-Lopatcong, L.L.C., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.20.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.1
Certificate of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.21.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.2
Amendment to Certificate of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.21.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.3
Amended and Restated Agreement of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.21.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.21.4
Amendment to Amended and Restated Agreement of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.21.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.22.1
Certificate of Formation of ET Pennsburg Finance, L.L.C. (incorporated herein by reference to Exhibit 3.22.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.22.2
Limited Liability Company Operating Agreement of ET Pennsburg Finance, L.L.C., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.22.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.22.3
Amendment to Limited Liability Company Agreement of ET Pennsburg Finance, L.L.C., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.22.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.23.1
Certificate of Formation of ET Sub-Phillipsburg I, L.L.C. (incorporated herein by reference to Exhibit 3.23.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.23.2
Limited Liability Company Agreement of ET Sub-Phillipsburg I, L.L.C., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.23.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.24.1
Certificate of Formation of ET Sub-Pleasant View, L.L.C. (incorporated herein by reference to Exhibit 3.24.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.24.2
Amended and Restated Limited Liability Company Operating Agreement of ET Sub-Pleasant View, L.L.C., dated September 9, 1999 (incorporated herein by reference to Exhibit 3.24.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.25.1
Certificate of Limited Partnership of ET Sub-Rittenhouse Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.25.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.25.2
Agreement of Limited Partnership of ET Sub-Rittenhouse Limited Partnership, L.L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.25.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.26.1
Certificate of Limited Partnership of ET Sub-Riverview Ridge Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.26.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.26.2
Agreement of Limited Partnership of ET Sub-Riverview Ridge Limited Partnership, L.L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.26.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.27.1
Certificate of Limited Partnership of ET Sub-Sanatoga Limited Partnership (incorporated herein by reference to Exhibit 3.27.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.27.2
Agreement of Limited Partnership of ET Sub-Sanatoga Limited Partnership, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.27.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.1
Certificate of Formation of ET Sanatoga, LLC (formerly ET Salisbury I, L.L.C.) (incorporated herein by reference to Exhibit 3.28.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.2
Certificate of Amendment to Certificate of Formation of ET Sanatoga, LLC (formerly ET Salisbury I, L.L.C.) (incorporated herein by reference to Exhibit 3.28.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.28.3
Limited Liability Company Agreement of ET Sanatoga, LLC, dated January 24, 2001 (incorporated herein by reference to Exhibit 3.28.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.4
First Amendment to Limited Liability Company Agreement of ET Sanatoga, LLC, dated August 29, 2002 (incorporated herein by reference to Exhibit 3.28.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.28.5
Second Amendment to Limited Liability Company Agreement of ET Sanatoga, LLC, dated February 5, 2004 (incorporated herein by reference to Exhibit 3.28.5 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.29.1	Certificate of Formation of ET Sub-SMOB, L.L.C. (incorporated herein by reference to Exhibit 3.29.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.29.2
Amended and Restated Limited Liability Company Operating Agreement of ET Sub-SMOB, L.L.C., dated September 9, 1999 (incorporated herein by reference to Exhibit 3.29.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.29.3
Amendment to Amended and Restated Limited Liability Company Agreement of ET Sub-SMOB, L.L.C., dated February 5, 2004 (incorporated herein by reference to Exhibit 3.29.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.30.1	Certificate of Formation of Vernon ALF, L.L.C. (incorporated herein by reference to Exhibit 3.30.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.30.2
Operating Agreement of Vernon ALF, L.L.C., dated October 23, 1998 (incorporated herein by reference to Exhibit 3.30.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.30.3
First Amendment to Operating Agreement of Vernon ALF, L.L.C., dated January 24, 2000 (incorporated herein by reference to Exhibit 3.30.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.31.1
Certificate of Limited Partnership of ET Sub-Willowbrook Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.31.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.31.2
Agreement of Limited Partnership of ET Sub-Willowbrook Limited Partnership, L.L.P., dated January 30, 1998 (incorporated herein by reference to Exhibit 3.31.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.1
Certificate of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.32.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.2
Amendment to Certificate of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P. (incorporated herein by reference to Exhibit 3.32.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.32.3
Amended and Restated Agreement of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.32.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).

3.32.4
Amendment to Amended and Restated Agreement of Limited Partnership of ET Sub-Wayne I Limited Partnership, L.L.P., dated May 26, 2004 (incorporated herein by reference to Exhibit 3.32.4 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.33.1	Certificate of Formation of ET Wayne Finance, L.L.C. (incorporated herein by reference to Exhibit 3.33.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.33.2
Limited Liability Company Operating Agreement of ET Wayne Finance, L.L.C., dated November 24, 1999 (incorporated herein by reference to Exhibit 3.33.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.33.3
Amendment to Limited Liability Company Agreement of ET Wayne Finance, L.L.C., dated May 26, 2004 (incorporated herein by reference to Exhibit 3.33.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.34.1
Certificate of Incorporation of ET Wayne Finance, Inc. (incorporated herein by reference to Exhibit 3.34.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.34.2
Certificate of Amendment to the Certificate of Incorporation of ET Wayne Finance, Inc. (incorporated herein by reference to Exhibit 3.34.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.34.3	Bylaws of ET Wayne Finance, Inc. (incorporated herein by reference to Exhibit 3.34.3 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.35.1	Certificate of Formation of Ventas Framingham, LLC (incorporated herein by reference to Exhibit 3.35.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.35.2
Limited Liability Company Agreement of Ventas Framingham, LLC, dated December 2, 2004 (incorporated herein by reference to Exhibit 3.35.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.36.1	Certificate of Formation of Ventas Management, LLC (incorporated herein by reference to Exhibit 3.36.1 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.36.2
Limited Liability Company Agreement of Ventas Management, LLC, dated December 9, 2004 (incorporated herein by reference to Exhibit 3.36.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
3.37.1	Certificate of Limited Partnership of PSLT OP, L.P. (formerly known as PHCT OP, L.P.), dated March 2, 2004.*
3.37.2	Certificate of Amendment to the Certificate of Limited Partnership of PSLT OP, L.P. (formerly known as PHCT OP, L.P.), dated April 15, 2004.*
3.37.3
Amended and Restated Agreement of Limited Partnership of PSLT OP, L.P., dated as of August 3, 2004 (incorporated herein by reference to Exhibit 10.9 to Provident Senior Living Trust's Registration Statement on Form S-11, Registration No. 333-120206, as amended).
3.37.4
Supplement to the Amended and Restated Agreement of Limited Partnership of PSLT OP, L.P., dated as of August 3, 2004 (incorporated herein by reference to Exhibit 10.10 to Provident Senior Living Trust's Registration Statement on Form S-11, Registration No. 333-120206, as amended).

3.38.1	Certificate of Limited Partnership of BLC of California-San Marcos, L.P., dated October 24, 2000.*
3.38.2	Certificate of Amendment to Certificate of Limited Partnership of BLC of California-San Marcos, L.P., dated October 26, 2004.*
3.38.3	Agreement of Limited Partnership of BLC of California-San Marcos, L.P., dated October 24, 2000.*
3.39.1	Certificate of Conversion of Brookdale Living Communities of California, Inc. into Brookdale Living Communities of California, LLC, dated October 19, 2004.*
3.39.2	Certificate of Formation of Brookdale Living Communities of California, LLC, dated October 19, 2004.*
3.39.3	Limited Liability Company Agreement of Brookdale Living Communities of California, LLC, dated October 19, 2004.*
3.40.1	Certificate of Conversion of PSLT-BLC Properties Holdings, Inc. into PSLT-BLC Properties Holdings, LLC, dated October 19, 2004.*
3.40.2	Certificate of Formation of PSLT-BLC Properties Holdings, LLC, dated October 19, 2004.*
3.40.3	Limited Liability Company Agreement of PSLT-BLC Properties Holdings, LLC, dated October 19, 2004.*
3.41.1	Certificate of Formation of Brookdale Living Communities of Illinois—2960, LLC, dated September 13, 2000.*
3.41.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Illinois-2960, LLC, dated October 19, 2004.*
3.41.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of Illinois—2960, LLC, dated October 19, 2004.*
3.42.1	Certificate of Formation of PSLT-ALS Properties Holdings, LLC, dated September 1, 2004.*
3.42.2	Limited Liability Company Agreement of PSLT-ALS Properties Holdings, LLC, dated October 20, 2004.*
3.43.1	Certificate of Conversion of Brookdale Living Communities of Massachusetts—RB, Inc. into Brookdale Living Communities of Massachusetts—RB, LLC, dated October 19, 2004.*
3.43.2	Certificate of Formation of Brookdale Living Communities of Massachusetts—RB, LLC, dated October 19, 2004.*
3.43.3	Limited Liability Company Agreement of Brookdale Living Communities of Massachusetts—RB, LLC, dated October 19, 2004.*
3.44.1	Certificate of Conversion of Brookdale Living Communities of Minnesota, Inc. into Brookdale Living Communities of Minnesota, LLC, dated October 19, 2004.*
3.44.2	Certificate of Formation of Brookdale Living Communities of Minnesota, LLC, dated October 19, 2004.*
3.44.3	Limited Liability Company Agreement of Brookdale Living Communities of Minnesota, LLC, dated October 19, 2004.*
3.45.1	Certificate of Formation of Brookdale Living Communities of New York—GB, LLC, dated September 13, 2000.*

3.45.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of New York—GB, LLC, dated October 19, 2004.*
3.45.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of New York—GB, LLC, dated October 19, 2004.*
3.46.1	Certificate of Conversion of Brookdale Living Communities of Indiana-OL, Inc. into Brookdale Living Communities of Indiana—OL, LLC, dated October 19, 2004.*
3.46.2	Certificate of Formation of Brookdale Living Communities of Indiana—OL, LLC, dated October 19, 2004.*
3.46.3	Limited Liability Company Agreement of Brookdale Living Communities of Indiana—OL, LLC, dated October 19, 2004.*
3.47.1	Certificate of Formation of Brookdale Living Communities of Washington—PP, LLC, dated September 13, 2000.*
3.47.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Washington—PP, LLC, dated October 19, 2004.*
3.47.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of Washington—PP, LLC, dated October 19, 2004.*
3.48.1	Certificate of Conversion of Brookdale Living Communities of California-San Marcos, Inc. into Brookdale Living Communities of California—San Marcos, LLC, dated October 19, 2004.*
3.48.2	Certificate of Formation of Brookdale Living Communities of California—San Marcos, LLC, dated October 19, 2004.*
3.48.3	Limited Liability Company Agreement of Brookdale Living Communities of California—San Marcos, LLC, dated October 19, 2004.*
3.49.1	Certificate of Formation of PSLT GP, LLC (formerly known as PHCT GP, LLC), dated March 2, 2004.*
3.49.2	Certificate of Amendment to the Certificate of Formation of PSLT GP, LLC (formerly known as PHCT GP, LLC), dated April 15, 2004.*
3.49.3	Limited Liability Company Operating Agreement of PSLT GP, LLC (formerly known as PHCT GP, LLC), dated March 2, 2004.*
3.50.1	Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated December 9, 1987.*
3.50.2	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated August 15, 1988.*
3.50.3	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated January 4, 1990.*
3.50.4	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated February 13, 1990.*
3.50.5	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated October 25, 1993.*
3.50.6	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated May 12, 1997.*
3.50.7	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated August 22, 2001.*

3.50.8	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated November 25, 2003.*
3.50.9	Certificate of Amendment to the Certificate of Limited Partnership of The Ponds of Pembroke Limited Partnership.*
3.50.10	Amended and Restated Agreement of Limited Partnership of The Ponds of Pembroke Limited Partnership, dated May 7, 1997.*
3.51.1	Amended and Restated Partnership Agreement of River Oaks Partners, dated May 7, 1997.*
3.52.1	Certificate of Conversion of ALS-Venture I, Inc. into PSLT-ALS Properties I, LLC, dated October 21, 2004.*
3.52.2	Certificate of Formation of PSLT-ALS Properties I, LLC, dated October 21, 2004.*
3.52.3	Limited Liability Company Agreement of PSLT-ALS Properties I, LLC, dated October 21, 2004.*
3.53.1	Certificate of Conversion of Brookdale Living Communities of Illinois-II, Inc. into Brookdale Living Communities of Illinois—II, LLC, dated October 19, 2004.*
3.53.2	Certificate of Formation of Brookdale Living Communities of Illinois—II, LLC, dated October 19, 2004.*
3.53.3	Limited Liability Company Agreement of Brookdale Living Communities of Illinois—II, LLC, dated October 19, 2004.*
3.54.1	Certificate of Conversion of Brookdale Holdings, Inc. into Brookdale Holdings, LLC, dated October 19, 2004.*
3.54.2	Certificate of Formation of Brookdale Holdings, LLC, dated October 19, 2004.*
3.54.3	Limited Liability Company Agreement of Brookdale Holdings, LLC, dated October 19, 2004.*
3.55.1	Certificate of Formation of Brookdale Living Communities of Arizona—EM, LLC, dated September 13, 2000.*
3.55.2	Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Arizona—EM, LLC, dated October 19, 2004.*
3.55.3	Amended and Restated Limited Liability Company Agreement of Brookdale Living Communities of Arizona—EM, LLC, dated October 19, 2004.*
3.56.1	Certificate of Conversion of Brookdale Living Communities of California-RC, Inc. into Brookdale Living Communities of California—RC, LLC, dated October 19, 2004.*
3.56.2	Certificate of Formation of Brookdale Living Communities of California—RC, LLC, dated October 19, 2004.*
3.56.3	Limited Liability Company Agreement of Brookdale Living Communities of California—RC, LLC, dated October 19, 2004.*
3.57.1	Certificate of Formation of Ventas Cal Sun LLC, dated March 25, 2005.*
3.57.2	Limited Liability Company Agreement of Ventas Cal Sun LLC, dated March 28, 2005.*
3.58.1	Certificate of Formation of Ventas Sun LLC, dated March 21, 2005.*
3.58.2	Limited Liability Company Agreement of Ventas Sun LLC, dated March 21, 2005.*

3.59.1	Certificate of Formation of Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated April 11, 2005.*
3.59.2	Certificate of Merger Merging Provident Senior Living Trust into Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated June 7, 2005.*
3.59.3	Operating Agreement of Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated April 12, 2005.*
3.59.4	First Amendment to Operating Agreement of Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), dated August 1, 2005.*
3.60.1	Amended and Restated Certificate of Limited Partnership of ET Sub-Woodbridge, L.P.
3.60.2	Agreement of Limited Partnership of ET Sub-Woodbridge, L.P., dated January 30, 1998.
4.1.1
Indenture, dated October 15, 2004, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Ventas, Inc.'s Form 8-K filed October 15, 2004).
4.1.2
Supplemental Indenture, dated December 15, 2004, by and among Ventas Framingham, LLC and Ventas Management, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1.2 to Ventas, Inc.'s Registration Statement on Form S-4, Registration No. 333-120642, as amended).
4.1.3
Supplemental Indenture, dated April 4, 2005, by and among Ventas Sun LLC and Ventas Cal Sun LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.8 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.1.4
Supplemental Indenture, dated June 7, 2005, by and among Ventas Provident LLC (formerly VTRP Merger Sub, LLC), as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.11 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.1.5
Supplemental Indenture, dated June 21, 2005, by and among PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona—EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California—RC, LLC, Brookdale Living Communities of California—San Marcos, LLC, Brookdale Living Communities of Illinois—2960, LLC, Brookdale Living Communities of Illinois—II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-—OL, LLC, Brookdale Living Communities of Massachusetts—RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York—GB, LLC, Brookdale Living Communities of Washington—PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties, Holdings, LLC, PSLT-ALS Properties I, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.15 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).

4.1.6
Supplemental Indenture, dated September 14, 2005, by and among ET Sub-Woodbridge, L.P., as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee.
4.2.1
Indenture, dated June 7, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee, relating to $175,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2015 (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 8-K filed June 13, 2005).
4.2.2
Supplemental Indenture, dated June 21, 2005, by and among PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona—EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California—RC, LLC, Brookdale Living Communities of California—San Marcos, LLC, Brookdale Living Communities of Illinois—2960, LLC, Brookdale Living Communities of Illinois—II, LLC, BLC of California—San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana—OL, LLC, Brookdale Living Communities of Massachusetts—RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties, Holdings, LLC, PSLT-ALS Properties I, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.16 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).
4.2.3
Supplemental Indenture, dated September 14, 2005, by and among ET Sub-Woodbridge, L.P., as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee.
4.3.1
Indenture, dated June 7, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee, relating to $175,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2010 (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 8-K filed June 13, 2005).
4.3.2
Supplemental Indenture, dated June 21, 2005, by and among PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona—EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California—RC, LLC, Brookdale Living Communities of California—San Marcos, LLC, Brookdale Living Communities of Illinois—2960, LLC, Brookdale Living Communities of Illinois—II, LLC, BLC of California—San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana—OL, LLC, Brookdale Living Communities of Massachusetts—RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York—GB, LLC, Brookdale Living Communities of Washington—PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties, Holdings, LLC, PSLT-ALS Properties I, LLC, each as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.13 to Ventas, Inc.'s Form 10-Q for the quarter ended June 30, 2005).

4.3.3
Supplemental Indenture, dated September 14, 2005, by and among ET Sub-Woodbridge, L.P., as a Guaranteeing Subsidiary, Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the other Guarantors (as defined in the Indenture referred to therein), and U.S. Bank National Association, as Trustee.
4.4
Registration Rights Agreement, dated as of June 7, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc. and Ventas LP Realty, L.L.C., as Guarantors, and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, UBS Securities LLC, Calyon Securities (USA) Inc., Citigroup Global Markets Inc. and Cohen & Steers Capital Advisors, LLC, as Initial Purchasers (incorporated herein by reference to Exhibit 4.3 to Ventas, Inc.'s Form 8-K filed June 13, 2005).
4.5
Registration Rights Agreement, dated as of June 14, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc. and Ventas LP Realty, L.L.C., as Guarantors, and Banc of America Securities LLC, as Initial Purchaser (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 8-K filed June 17, 2005).
5.1	Opinion of Willkie Farr & Gallagher LLP.
12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Willkie Farr & Gallagher (included in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Ernst & Young LLP with respect to Ventas, Inc.
23.3	Consent of KPMG LLP with respect to Provident Senior Living Trust.
23.4	Consent of Ernst & Young LLP with respect to Brookdale Living Communities, Inc.
23.5	Consent of Ernst & Young LLP with respect to ElderTrust Operating Limited Partnership.
23.6	Consent of KPMG LLP with respect to ElderTrust Operating Limited Partnership.
24.1	Powers of Attorney.**
25.1	Statement of Eligibility of Trustee on Form T-1 relating to the 6 5/8% Senior Notes due 2014 and related guarantees.*
25.2	Statement of Eligibility of Trustee on Form T-1 relating to the 7 1/8% Senior Notes due 2015 and related guarantees.*
25.3	Statement of Eligibility of Trustee on Form T-1 relating to the 6 3/4% Senior Notes due 2010 and related guarantees.*
99.1	Form of Letter of Transmittal relating to the 6 5/8% Senior Notes due 2014.*
99.2	Form of Notice of Guaranteed Delivery relating to the 6 5/8% Senior Notes due 2014.*
99.3	Form of Letter to Clients relating to the 6 5/8% Senior Notes due 2014.*
99.4	Form of Letter to Nominees relating to the 6 5/8% Senior Notes due 2014.*
99.5	Guidelines for Certification of Taxpayer Identification Number relating to the 6 5/8% Senior Notes due 2014.*
99.6	Form of Letter of Transmittal relating to the 7 1/8% Senior Notes due 2015.*
99.7	Form of Notice of Guaranteed Delivery relating to the 7 1/8% Senior Notes due 2015.*
99.8	Form of Letter to Clients relating to the 7 1/8% Senior Notes due 2015.*
99.9	Form of Letter to Nominees relating to the 7 1/8% Senior Notes due 2015.*

99.10	Guidelines for Certification of Taxpayer Identification Number relating to the 7 1/8% Senior Notes due 2015.*
99.11	Form of Letter of Transmittal relating to the 6 3/4% Senior Notes due 2010.*
99.12	Form of Notice of Guaranteed Delivery relating to the 6 3/4% Senior Notes due 2010.*
99.13	Form of Letter to Clients relating to the 6 3/4% Senior Notes due 2010.*
99.14	Form of Letter to Nominees relating to the 6 3/4% Senior Notes due 2010.*
99.15	Guidelines for Certification of Taxpayer Identification Number relating to the 6 3/4% Senior Notes due 2010.*

*
Previously filed.

**
Previously filed for all registrants except for ET Sub-Woodbridge, L.P. The Power of Attorney for ET Sub-Woodbridge, L.P. is included on the applicable signature page of Amendment No. 2 to this Registration Statement.

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TABLE OF CO-REGISTRANTS
6798 (Primary Standard Industrial Classification Code Number) c/o T. Richard Riney, Esq. General Counsel Ventas, Inc. 10350 Ormsby Park Place, Suite 300 Louisville, Kentucky 40223 (502) 357-9000 (Name, address, including zip code, and telephone number, including area code, of agent for service) Copy to: Leslie M. Mazza, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
INDUSTRY AND MARKET DATA
TERMS USED IN THIS PROSPECTUS
KINDRED INFORMATION
BROOKDALE INFORMATION
SUMMARY
Ventas
Ventas Realty
Ventas Capital
Ventas LLC
Ventas Healthcare Properties, Inc.
Ventas TRS, LLC
Ventas Management, LLC
Ventas Framingham, LLC
Ventas Sun LLC
Ventas Cal Sun LLC
Ventas Provident
ElderTrust
ETOP
ET Capital Corp.
ET Berkshire, LLC
ET Sub-Berkshire Limited Partnership
Cabot ALF, L.L.C.
Cleveland ALF, L.L.C.
ET Sub-Heritage Woods, L.L.C.
ET GENPAR, L.L.C.
ET Sub-Highgate, L.P.
ET Sub-Lacey I, L.L.C.
ET Lehigh, LLC
ET Sub-Lehigh Limited Partnership
ET Sub-Lopatcong, L.L.C.
ET Pennsburg Finance, L.L.C.
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.
ET Sub-Phillipsburg I, L.L.C.
ET Sub-Pleasant View, L.L.C.
ET Sub-Rittenhouse Limited Partnership, L.L.P.
ET Sub-Riverview Ridge Limited Partnership, L.L.P.
ET Sanatoga, LLC
ET Sub-Sanatoga Limited Partnership
ET Sub-SMOB, L.L.C.
Vernon ALF, L.L.C.
ET Sub-Willowbrook Limited Partnership, L.L.P.
ET Sub-Wayne I Limited Partnership, L.L.P.
ET Wayne Finance, L.L.C.
ET Wayne Finance, Inc.
ET Sub-Woodbridge, L.P.
PSLT GP, LLC
PSLT OP, L.P.
PSLT-BLC Properties Holdings, LLC
Brookdale Living Communities of Arizona-EM, LLC
Brookdale Living Communities of California, LLC
Brookdale Living Communities of California-RC, LLC
Brookdale Living Communities of California-San Marcos, LLC
Brookdale Living Communities of Illinois-2960, LLC
Brookdale Living Communities of Illinois-II, LLC
BLC of California-San Marcos, L.P.
Brookdale Holdings, LLC
Brookdale Living Communities of Indiana-OL, LLC
Brookdale Living Communities of Massachusetts-RB, LLC
Brookdale Living Communities of Minnesota, LLC
Brookdale Living Communities of New York-GB, LLC
Brookdale Living Communities of Washington-PP, LLC
The Ponds of Pembroke Limited Partnership
River Oaks Partners
PSLT-ALS Properties Holdings, LLC
PSLT-ALS Properties I, LLC
The Exchange Offers
The Exchange Notes
Regulatory Approvals
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
THE EXCHANGE OFFERS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF EXCHANGE NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX